EXECUTION

GREENWICH CAPITAL ACCEPTANCE, INC.,
Depositor

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
Seller

and

U.S. BANK NATIONAL ASSOCIATION,
Trustee

POOLING AGREEMENT

Dated as of January 1, 2006

HarborView Mortgage Loan Trust 2006-1
Mortgage Loan Pass-Through Certificates, Series 2006-1

i

Exhibit J-2 Form of Rule 144A Investment Letter	J-2-1
Exhibit K Form of Transferor Certificate	K-1
Exhibit L Transfer Affidavit for Residual Certificate Pursuant to Section 6.02(e)	L-1
Exhibit M List of Servicing Agreements	M-1
Exhibit N-1 Form of Transfer Certificate (Restricted Global Security to Regulation S Security)	N-1-1
Exhibit N-2 Form of Transfer Certificate (Regulation S Security to Restricted Global Security)	N-2-1
Exhibit O Financial Guaranty Insurance Policy	O-1
Exhibit P Form of Trustee Certification	P-1
Exhibit Q [Reserved]	Q-1
Exhibit R Form of Certification Regarding Servicing Criteria to be Addressed in Report on Assessment of Compliance	R-1
Exhibit S Transaction Parties	S-1

Schedule I Mortgage Loan Schedule
Schedule II [Reserved]

This Pooling Agreement is dated as of January 1, 2006 (the “Agreement”), among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, as seller (the “Seller”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

Through this Agreement, the Depositor intends to cause the issuance and sale of the HarborView Mortgage Loan Trust 2006-1 Mortgage Loan Pass-Through Certificates, Series 2006-1 (the “Certificates”) representing in the aggregate the entire beneficial ownership of the Trust, the primary assets of which are the Mortgage Loans (as defined below).

The Depositor intends to sell the Certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty-three classes of certificates, designated as (i) the Class 1-A1A Certificates, (ii) the Class 1-A1B Certificates, (iii) the Class 2-A1A Certificates, (iv) the Class 2-A1B Certificates, (v) the Class 2-A1C Certificates, (vi) the Class X-1 Certificates, (vii) the Class X-2A1B Certificates, (viii) the Class PO-1 Certificates, (ix) the Class PO-2A1B Certificates, (x) the Class A-R Certificates, (xi) the Class B-1 Certificates, (xii) the Class B-2 Certificates, (xiii) the Class B-3 Certificates, (xiv) the Class B-4 Certificates, (xv) the Class B-5 Certificates, (xvi) the Class B-6 Certificates, (xvii) the Class B-7 Certificates, (xviii) the Class B-8 Certificates, (xix) the Class B-9 Certificates, (xx) the Class B-10 Certificates, (xxi) the Class B-11 Certificates, (xxii) the Class B-12 Certificates and (xxiii) the Class A-R-II Certificates.

As provided herein, the Trustee shall elect that the Trust Fund (exclusive of the assets held in the Basis Risk Reserve Fund (the “Excluded Trust Property”)) be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, the “Lower-Tier REMIC,” the “Middle-Tier REMIC” and the “Upper-Tier REMIC”). Each Certificate, other than the Class A-R and Class A-R-II Certificates, shall represent ownership of a regular interest in the Upper-Tier REMIC, as described herein. In addition, the MTA and LIBOR Certificates represent the right to receive payments in respect of Basis Risk Shortfalls from the Basis Risk Reserve Fund as provided in Section 5.07. The owners of the Class X-1 and Class X-2A1B Certificates beneficially own the Basis Risk Reserve Fund. The Class A-R-II Certificate represents ownership of the sole class of residual interest in the Lower-Tier REMIC, and the Class A-R Certificates represent ownership of the sole class of residual interest in the Middle-Tier and the Upper-Tier REMICs.

The Lower-Tier REMIC shall hold as assets all property of the Trust Fund, other than the Excluded Trust Property and the Lower-Tier REMIC Interests and the Middle-Tier REMIC Interests. The Middle-Tier REMIC shall hold as assets the uncertificated Lower-Tier Interests, other than the Class LT-R Interest. Each such Lower-Tier Interest is hereby designated as a REMIC regular interest. The Upper-Tier REMIC shall hold as assets the uncertificated Middle-Tier Interests, other than the Class MT-R Interest. Each such Middle-Tier Interest is hereby designated as a REMIC regular interest.

Lower-Tier REMIC Interests

The following table specifies the Class designation, interest rate, and initial principal amount for each Lower-Tier REMIC Interest:

Designation	Interest Rate	Initial Principal Balance	Related group
LT-Group 1	(1)	$581,362,714.40	Group 1
LT-Group 1 SCA	(1)	$611,066.81	Group 1
LT-Group 2	(2)	$1,160,620,209.29	Group 2
LT-Group 2 SCA	(2)	$1,219,940.50	Group 2
LT-R	(3)	(3)	N/A

(1)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Interests is a per annum rate equal to the Group 1 Net WAC for such Distribution Date.

(2)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Interests is a per annum rate equal to the Group 2 Net WAC for such Distribution Date.

(3)
The LT-R Interest is the sole class of residual interests in the Lower-Tier REMIC. It does not have an interest rate or a principal balance. Ownership of the LT-R Interest is represented by the Class A-R-II Certificate.

On each Distribution Date, Available Funds for both Loan Groups shall be allocated among the Lower-Tier Interests in the following order of priority:

(i)	First, concurrently to the LT-Group 1 SCA and LT-Group 2 SCA Interests as follows:

(a)	to the LT-Group 1 SCA Interest until its principal balance equals one percent of the Subordinate Component for Loan Group 1 for the immediately succeeding Distribution Date;

(b)	to the LT-Group 2 SCA Interest until its principal balance equals one percent of the Subordinate Component for Loan Group 2 for the immediately succeeding Distribution Date; and

(c)
to the LT-Group 1 SCA and the LT-Group 2 SCA Interests the amount necessary to cause the ratio of the principal balance of each such Lower-Tier Interest to the principal balances of the other such Lower-Tier Interest to equal the ratio of the Subordinate Component for the Loan Group related to such Lower-Tier Interest to the Subordinate Component related to the other Loan Group for the immediately succeeding Distribution Date;

(ii)	Second, concurrently to the LT-Group 1 and LT-Group 2 Interests until -

(a)
the principal balance of the LT-Group 1 Interest equals the excess of (I) the Pool Collateral Balance for Loan Group 1 for the immediately succeeding Distribution Date, over (II) the principal balance of the LT-Group 1 SCA Interest for such Distribution Date, after taking into account distributions pursuant to priority (i) above for such Distribution Date, and

(b)
the principal balance of the LT-Group 2 Interest equals the excess of (I) the Pool Collateral Balance for Loan Group 2 as of for the immediately succeeding Distribution Date, over (II) the principal balance of the LT-Group 2 SCA Interest for such Distribution Date, after taking into account distributions pursuant to priority (i) above for such Distribution Date,

(iii)
Third, to make interest distributions on the Lower-Tier Interests at the interest rates described above, provided, however, that any Net Deferred Interest shall be allocated among and increase the principal balances of the Lower-Tier Interests in the same order and priority in which principal is distributed pursuant to priorities (i) and (ii) above.

(iv)	Finally, any remaining amounts to the LT-R Interest.

On any Distribution Date, after all distributions of Available Funds, Realized Losses shall be allocated among the Lower-Tier Interests in the same order of priority in which principal is distributed among such Lower-Tier Interests pursuant to priorities (i) and (ii) above.

Middle-Tier REMIC Interests

Designation	Interest Rate	Initial Principal Balance	Corresponding Class of Certificates
MT1-A1A	(1)	$156,259,100.00	Class 1-A1A
MY1-A1B	(1)	$104,172,000.00	Class 1-A1B
MT2-A1A	(2)	$311,954,500.00	Class 2-A1A
MT2-A1B	(2)	$129,980,500.00	Class 2-A1B
MT2-QA1B	(2)	$124,781,380.00	N/A
MT2-ZAIB	(2)	$2,599,610.00	N/A
MT2-YA2B	(2)	$2,599,610.00	N/A
MT2-A1C	(2)	$77,988,000.00	Class 2-A1C
MTB-1	(3)	$17,439,000.00	Class B-1
MTB-2	(3)	$12,206,500.00	Class B-2
MTB-3	(3)	$7,411,000.00	Class B-3
MTB-4	(3)	$6,975,000.00	Class B-4
MTB-5	(3)	$6,103,500.00	Class B-5
MTB-6	(3)	$5,667,500.00	Class B-6
MTB-7	(3)	$4,795,500.00	Class B-7
MTB-8	(3)	$4,359,500.00	Class B-8
MTB-9	(3)	$3,923,500.00	Class B-9
MTB-10	(3)	$6,975,000.00	Class B-10
MTB-11	(3)	$8,719,000.00	Class B-11
MTB-12	(3)	$6,975,365.50	Class B-12
MT1-Q	(1)	$250,018,760.00	N/A
MT1-Z	(1)	$5,208,620.00	N/A
MT1-Y	(1)	$5,208,620.00	N/A
MT2-Q	(2)	$374,344,800.00	N/A
MT2-Z	(2)	$7,798,850.00	N/A
MT2-Y	(2)	$7,798,850.00	N/A
MTB-Q	(3)	$87,888,670.56	N/A
MTB-Z	(3)	$1,831,013.97	N/A
MTB-Y	(3)	$1,831,013.97	N/A
MT-R	(4)	(4)	Class A-R

(1)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle-Tier Interests is a per annum rate equal to the weighted average of the interest rates on the LT-Group 1 and LT-Group 1 SCA Interests for such Distribution Date (the Group 1 Net WAC).

(2)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle-Tier Interests is a per annum rate equal to the weighted average of the interest rates on the LT-Group 2 and LT-Group 2 SCA Interests for such Distribution Date (the Group 2 Net WAC).

(3)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle-Tier Interests is a per annum rate equal to the weighted average of the interest rates on the LT-Group 1 SCA and LT-Group 2 SCA Interests for such Distribution Date (the “Subordinate Net WAC).

(4)
The MT-R Interest is the sole class of residual interests in the Middle-Tier REMIC. It does not have an interest rate or a principal balance. Ownership of the MT-R Interest is represented by the Class A-R Certificates.

On each Distribution Date, Available Funds, which shall have been distributed in respect of the Lower-Tier Interests in the Lower-Tier REMIC, shall be allocated among the Middle-Tier Interests in the following order of priority:

(i)	First, to the MT2-ZA1B, MT2-YA1B, MT1-Z, MT1-Y, MT2-Z, MT2-Y, MTB-Z, and MTB-Y Interests in reduction of their principal balances as follows -

(a)
Concurrently to the MT2-ZA1B, MT1-Z, MT2-Z, and MTB-Z Interests the amount, if any, required to reduce (I) the principal balance of the MT2-ZA1B Interest to the MT2-ZA1B Target Balance for such Distribution Date, (II) the principal balance of the MT1-Z Interest to the MT1-Z Target Balance for such Distribution Date, (III) the principal balance of the MT2-Z Interest to the MT2-Z Target Balance for such Distribution Date, and (IV) the principal balance of the MTB-Z Interest to the MTB-Z Target Balance for such Distribution Date;

(b)
Concurrently to the MT2-YA1B, MT1-Y, MT2-Y, and MTB-Y Interests the amount, if any, required to reduce (I) the principal balance of the MT2-YA1B Interest to the MT2-YA1B Target Balance for such Distribution Date, (II) the principal balance of the MT1-Y Interest to the MT1-Y Target Balance for such Distribution Date, (III) the principal balance of the MT2-Y Interest to the MT2-Y Target Balance for such Distribution Date, and (IV) the principal balance of the MTB-Y Interest to the MTB-Y Target Balance for such Distribution Date; and

(c)
Concurrently to the MT2-ZA1B, MT2-YA1B, MT1-Z, MT1-Y, MT2-Z, MT2-Y, MTB-Z, and MTB-Y Interests as follows: (I) to the MT2-ZA1b and MT2-YA1b Interests, in proportion to their principal balances, after taking into account distributions pursuant to priorities (a) and (b) above, until the sum of their principal balances equals 2% of the aggregate Class Principal Balance of the Class 2-A1B Certificates immediately after such Distribution Date, (II) to the MT1-Z and MT1-Y Interests, in proportion to their principal balances, after taking into account distributions pursuant to priorities (a) and (b) above, until the sum of their principal balances equals 2% of the aggregate Class Principal Balance of the Class 1-A1A and Class 1-A1B Certificates immediately after such Distribution Date, (III) to the MT2-Z and MT2-Y Interests, in proportion to their principal balances, after taking into account distributions pursuant to priorities (a) and (b) above, until the sum of their principal balances equals 2% of the aggregate Class Principal Balance of the Class 2-A1A and Class 2-A1C Certificates immediately after such Distribution Date, (IV) to the MTB-Z and MTB-Y Interests, in proportion to their principal balances, after taking into account distributions pursuant to priorities (a) and (b) above, until the sum of their principal balances equals 2% of the aggregate Class Principal Balance of the Class B1, Class B2, Class B3, Class B4, Class B5, Class B6, Class B7, Class B-8, Class B-9, Class B-10, Class B-11, and Class B-12 Certificates immediately after such Distribution Date,

(ii)
Second, concurrently to the MT-A1A, MT-A1B, MT-2A1A, MT-2A1B, MT-2A1C, MT-B1, MT-B2, MT-B3. MT-B4, MT-B5, MT-B6, MT-B7, MT-B8, MT-B9, MT-B10, MT-B11, and MT-B12 Interests until the principal balance of each such Lower-Tier Interest equals 50% of the Class Principal Balance or Balances of the Corresponding Class or Classes of Certificates for such Middle-Tier Interest immediately after such Distribution Date;

(iii)
Third, concurrently to the MT2-QA1B, MT1-Q, MT2-Q, and MTB-Q Interests until (a) the principal balance of the MT2-QA1B Interest equals the excess of (I) the aggregate Class Principal Balance of the Class 2-A1B and Class PO-2 Certificates immediately after such Distribution Date over (II) the aggregate of the principal balances of the MT2-A1B, MT2-ZA1B, and MT2-YA1B Interests after taking into account the distributions made pursuant to priorities (i) and (ii) above on such Distribution Date, (b) the principal balance of the MT1-Q Interest equals the excess of (I) the aggregate Class Principal Balance of the Class 1-A1A, Class 1-A1B, Class A-R, and Class PO-1 Certificates immediately after such Distribution Date over (II) the aggregate of the principal balances of the MT1-A1A, MT1-A1B, MT1-Z, and MT1-Y Interests after taking into account the distributions made pursuant to priorities (i) and (ii) above on such Distribution Date, (c) the principal balance of the MT2-Q Interest equals the excess of (I) the aggregate Class Principal Balance of the Class 2-A1A and Class 2-A1C Certificates immediately after such Distribution Date over (II) the aggregate of the principal balances of the MT2-A1A, MT2-A1C, MT2-Z, and MT2-Y Interests after taking into account the distributions made pursuant to priorities (i) and (ii) above on such Distribution Date, and (d) the principal balance of the MTB-Q Interest equals the excess of (I) the aggregate Class Principal Balance of the Class B1, Class B2, Class B3, Class B4, Class B5, Class B6, Class B7, Class B-8, Class B-9, Class B-10, Class B-11, and Class B-12 Certificates immediately after such Distribution Date over (b) the aggregate of the principal balances of the MT-B1, MT-B2, MT-B3, MT-B4, MT-B5, MT-B6, MT-B7, MT-B8, MT-B9, MT-B10, MT-B11, MT-B12, MTB-Z, and MTB-Y Interests after taking into account the distributions made pursuant to priorities (i) and (ii) above on such Distribution Date;

(iv)
Fourth, remaining Available Funds shall be applied to interest distributions on the Middle-Tier Interests in the Middle-Tier REMIC at the interest rates described above, provided, however, that any Net Deferred Interest will be allocated among and increase the principal balances of the Middle-Tier Interests in the same order of priority in which principal is distributed among such Middle-Tier Interests pursuant to priorities (i)(c), (ii), and (iii) above.

On any Distribution Date, after all distributions of Available Funds, which shall have been distributed or allocated in respect of the Lower-Tier Interests in the Lower-Tier REMIC, Realized Losses shall be allocated among the Middle-Tier Interests in the same order of priority in which principal is distributed among such Middle-Tier Interests pursuant to priorities (i) through (iii) above.

The Certificates

The following table sets forth (or describes) the Class designation, Pass-Through Rate, and Original Class Principal Balance (or Original Class Notional Balance) for each Class of Certificates comprising interests in the Trust Fund created hereunder. Each Class of Certificates, other than the Class A-R and Class A-R-II Certificates, is hereby designated as representing ownership of regular interests in the Upper-Tier REMIC.

	Original Class Principal Balance or Class Notional Balance	Pass-Through Rate
Class 1-A1A	$312,518,000.00	(1)
Class 1-A1B	$208,344,000.00	(1)
Class 2-A1A	$623,909,000.00	(1)
Class 2-A1B	$259,961,000.00	(1)
Class 2-A1C	$155,976,000.00	(1)
Class X-1	Notional Amount (2)	(1)
Class X-2A1B	Notional Amount (3)	(1)
Class PO-1	$5,000.00 (4)	(6)
Class PO-2A1B	$100.00 (5)	(6)
Class A-R	$100.00 (10)	(7)
Class B-1	$34,878,000.00	(8)
Class B-2	$24,413,000.00	(8)
Class B-3	$14,822,000.00	(8)
Class B-4	$13,950,000.00	(8)
Class B-5	$12,207,000.00	(8)
Class B-6	$11,335,000.00	(8)
Class B-7	$9,591,000.00	(8)
Class B-8	$8,719,000.00	(8)
Class B-9	$7,847,000.00	(8)
Class B-10	$13,950,000.00	(8)
Class B-11	$17,438,000.00	(8)
Class B-12	$13,950,730.00	(8)
Class A-R-II	(9)	(9)

(1)	Calculated pursuant to the definition of “Pass-Through Rate.”

(2)
For purposes of the REMIC provisions, the Class X-1 Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the MT1-A1A, MT1-A1B, MT2-A1A, MT2-A1C, MTB-1, MTB-2, MTB-3, MTB-4, MTB-5, MTB-6. MTB-7, MTB-8, MTB-9, MTB-10, MTB-11, MTB-12, MT1-Q, MT1-Y, MT1-Z, MT2-Q, MT2-Y, MT2-Z, MTB-Q, MTB-Y, and MTB-Z Interests. For purposes of the REMIC Provisions, interest shall accrue on the Class X-1 Certificate at a rate equal to the excess, if any, of (i) the weighted average of the Group 1 Adjusted Net WAC and the Group 2 Adjusted Net WAC, weighted on the basis of the applicable Pool Balances for such Distribution Date, over (ii) the Adjusted Middle-Tier WAC. The Class X-1 Certificates are interest-only certificates and will not be entitled to distributions of principal.

(3)
For purposes of the REMIC provisions, the Class X-2A1B Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the MT2-A1B, MT2-QAIB, MT2-YAIB, and MT2-ZAIB Interests. For purposes of the REMIC Provisions, interest shall accrue on the Class X-2A1B Certificate at a rate equal to the excess, if any, of (i) the Group 2-A1B Adjusted Net WAC over (ii) the Group 2-A1B Adjusted Middle-Tier WAC.

(4)
The Class PO-1 Certificates will be deemed for purposes of the distribution of principal to consist of two components: the PO-1A1 Component and the PO-1A2 Component. The Components are not severable. For purposes of the REMIC Provisions, the Class PO-1 Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the MT1-A1A, MT1-A1B, MT2-A1A, MT2-A1C, MTB-1, MTB-2, MTB-3, MTB-4, MTB-5, MTB-6. MTB-7, MTB-8, MTB-9, MTB-10, MTB-11, MTB-12, MT1-Q, MT1-Y, MT1-Z, MT2-Q, MT2-Y, MT2-Z, MTB-Q, MTB-Y, and MTB-Z Interests. For purposes of the REMIC Provisions, interest shall accrue on the Class PO-1 Certificates at a rate equal to the excess of (i) the weighted average of the Group 1 Net WAC and the Group 2 Net WAC, weighted on the basis of the applicable Pool Balances for such Distribution Date, over (ii) the Adjusted Middle-Tier Pay Rate. Any interest accrued on the Class PO-1 Certificates will not be paid currently but shall increase the Component Principal Balance of the Class PO-1 Certificate. All amounts so accrued shall be deferred and distributed as principal in respect of the PO-1A1 and PO-1A2 Components.

(5)
The Class PO-2A1B Certificates are principal-only certificates and will not be entitled to distributions of interest. For purposes of the REMIC Provisions, the Class PO-2A1B Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the MT2-A1B, MT2-QAIB, MT2-YAIB, and MT2-ZAIB Interests. For purposes of the REMIC Provisions, interest shall accrue on the Class PO-2A1B Certificates at a rate equal to the excess of (i) the Group 2 Net WAC over (ii) the Group 2-A1B Adjusted Middle-Tier Pay Rate. Any interest accrued on the Class PO-2A1B Certificates will not be paid currently but shall increase the Component Principal Balance of the Class PO-2A1B Certificate.

(6)	The Class PO-1 and Class PO-2A1B Certificates are principal-only certificates and will not be entitled to distributions of interest.

(7)	Calculated pursuant to the definition of “Pass-Through Rate.”

(8)	Calculated pursuant to the definition of “Pass-Through Rate,” but adjusted, for purposes of the REMIC Provisions, to reflect the allocation, if any, of Subordinate Class Expense Share.

(9)
For purposes of the REMIC provisions, the Class A-R-II Certificate represents ownership of the Class LT-R Interest, which is the sole class of residual interest in the Lower-Tier REMIC and does not have a principal balance or a pass-through rate.

(10)
For purposes of the REMIC provisions, the Class A-R Certificate represents ownership of (i) the Class MT-R Interest, which is the sole residual interest in the Middle-Tier REMIC and (ii) the sole class of residual interest in the Upper-Tier REMIC.

ARTICLE I

DEFINITIONS; DECLARATION OF TRUST

SECTION 1.01. Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. All calculations of interest described herein shall be made, in the case of the MTA Certificates, the Interest-Only Certificates and the Class A-R Certificates, and each of the Lower-Tier Interests and Middle-Tier Interests, on the basis of an assumed 360-day year consisting of twelve 30-day months, and in the case of LIBOR Certificates, on the basis of an assumed 360-day year and the actual number of days elapsed in the Accrual Period.

“Acceptable Successor Servicer”: A FHLMC- or FNMA-approved servicer that is (i) reasonably acceptable to the Trustee and (ii) acceptable to each Rating Agency, as evidenced by a letter from each such Rating Agency delivered to the Trustee that such entity’s acting as a successor servicer will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates (without regard to the Financial Guaranty Insurance Policy).

“Account”: The Distribution Account or each Servicing Account, as the context requires.

“Accrual Period”: With respect to each Distribution Date and the MTA Certificates, the Interest-Only Certificates and Class A-R Certificates, and any Lower-Tier Interests and Middle-Tier Interests, the calendar month immediately preceding the month of that Distribution Date. With respect to each Distribution Date and the LIBOR Certificates, the period beginning on the immediately preceding Distribution Date (or Closing Date in the case of the first Distribution Date) and ending on the date immediately preceding such Distribution Date. Interest on the LIBOR Certificates shall be calculated on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period; in the case of the other Classes of Certificates (and the Pooling REMIC Interests, Lower-Tier Interests and Middle-Tier Interests), interest shall be calculated based on an assumption that each month has 30 days and each year has 360 days.

“Accrued Interest Amount”: With respect to any Distribution Date and any Undercollateralized Group, an amount equal to one month’s interest on the applicable Principal Deficiency Amount at the Net WAC of the applicable Loan Group, plus any interest accrued on the Senior Certificates of such Undercollateralized Group remaining unpaid from prior Distribution Dates.

“Adjusted Cap Rate”: Any of the Group 1 Adjusted Cap Rate, the Group 2 Adjusted Cap Rate, the Class X-1 Adjusted Cap Rate, the Class X-2A1B Adjusted Cap Rate or the Subordinate Adjusted Cap Rate, as applicable.

“Adjusted Middle-Tier Pay Rate”: For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the MT1-A1A, MT1-A1B, MT2-A1A, MT2-A1C, MTB-1, MTB-2, MTB-3, MTB-4, MTB-5, MTB-6. MTB-7, MTB-8, MTB-9, MTB-10, MTB-11, MTB-12, MT1-Q, MT1-Y, MT1-Z, MT2-Q, MT2-Y, MT2-Z, MTB-Q, MTB-Y, and MTB-Z Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on the MT1-Q, MT1-Y, MT1-Z, MT2-Q, MT2-Y, MT2-Z, MTB-Q, MTB-Y, and MTB-Z Interests to a cap of 0.00%, and (b) first subjecting the interest rate on the MT1-A1A, MT1-A1B, MT2-A1A, MT2-A1C, MTB-1, MTB-2, MTB-3, MTB-4, MTB-5, MTB-6. MTB-7, MTB-8, MTB-9, MTB-10, MTB-11, and MTB-12 Interests to a cap equal to the product of the Pass-Through Rate for the Corresponding Class of Certificates multiplied by the quotient of (A) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (B) 30 and a floor equal to the weighted average of the Group 1 Adjusted Net WAC and the Group 2 Adjusted Net WAC, weighted on the basis of the applicable Pool Balances for such Distribution Date.

“Adjusted Middle-Tier WAC”: For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the MT1-A1A, MT1-A1B, MT2-A1A, MT2-A1C, MTB-1, MTB-2, MTB-3, MTB-4, MTB-5, MTB-6. MTB-7, MTB-8, MTB-9, MTB-10, MTB-11, MTB-12, MT1-Q, MT1-Y, MT1-Z, MT2-Q, MT2-Y, MT2-Z, MTB-Q, MTB-Y, and MTB-Z Interests , weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on each of the MT1-Q, MT1-Y, MT1-Z, MT2-Q, MT2-Y, MT2-Z, MTB-Q, MTB-Y, and MTB-Z Interests to a cap of 0.00%, and (b) first subjecting the interest rate on each of the MT1-A1A, MT1-A1B, MT2-A1A, MT2-A1C, MTB-1, MTB-2, MTB-3, MTB-4, MTB-5, MTB-6. MTB-7, MTB-8, MTB-9, MTB-10, MTB-11, and MTB-12 Interests to a cap equal to the lesser of (I) the Pass-Through Rate for the Corresponding Class of Certificates multiplied by the quotient of (A) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (B) 30 and (II) the weighted average of the Group 1 Adjusted Net WAC and the Group 2 Adjusted Net WAC, weighted on the basis of the applicable Pool Balances for such Distribution Date.

“Adjustment Date”: With respect to each Mortgage Loan, each adjustment date on which the related Loan Rate changes pursuant to the related Mortgage Note. The first Adjustment Date following the applicable Cut-off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”: With respect to any Distribution Date and any Mortgage Loan or REO Property, any advance made by the Servicer pursuant to Section 7.02.

“Adverse REMIC Event”: Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Premium Amount”: As to any Distribution Date and the Insured Certificates, the product of one-twelfth of the Premium Rate and the aggregate Class Principal Balance of the Class 1-A1B and Class 2-A1C Certificates on the immediately preceding Distribution Date, or, in the case of the first Distribution Date, the Closing Date, in each case after giving effect to distributions of principal made on such Distribution Date.

“Aggregate Subordinate Percentage”: As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of the Classes of Subordinate Certificates and the denominator of which is the Pool Balance for such Distribution Date.

“Agreement”: This Pooling Agreement, dated as of January 1, 2006, as amended, supplemented and otherwise modified from time to time.

“Applicable Credit Support Percentage”: As defined in Section 5.01(d).

“Apportioned Principal Balance”: As to any Class of Subordinate Certificates, Loan Group and any Distribution Date, the Class Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the Subordinate Component for the related Loan Group for such date and the denominator of which is the sum of the related Subordinate Components (in the aggregate).

“Assignment”: As to any Mortgage, an assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient, under the laws of the jurisdiction in which the related Mortgaged Property is located, to reflect or record the sale of such Mortgage.

“Available Funds”: As to any Distribution Date and either Loan Group, an amount equal to (i) the sum of (a) the aggregate of the Monthly Payments received on or prior to the related Determination Date (excluding Monthly Payments due in future Due Periods but received by the related Determination Date) in respect of the Mortgage Loans in that Loan Group, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans in that Loan Group received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of REO Properties for such Distribution Date in respect of the Mortgage Loans in that Loan Group, (d) the aggregate of any amounts of Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) paid by the Servicer pursuant to the Servicing Agreement and Compensating Interest Payments deposited in the Distribution Account for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (e) the aggregate of the Purchase Prices and Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period in respect of the Mortgage Loans in that Loan Group, (f) the aggregate of any advances in respect of delinquent Monthly Payments made by the Servicer for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (g) the aggregate of any Advances made by the Trustee for that Distribution Date pursuant to Section 7.02 hereof in respect of the Mortgage Loans in that Loan Group and (h) the Termination Price allocated to such Loan Group on the Distribution Date on which the Trust is terminated; minus the sum of (u) the related Premium Amount payable on such Distribution Date to the Certificate Insurer from such Loan Group, (v) the Expense Fees for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (w) amounts in reimbursement for Advances previously made in respect of the Mortgage Loans in that Loan Group and other amounts as to which the Servicer, the Trustee and the Custodian are entitled to be reimbursed pursuant to Section 4.03, (x) the amount payable to the Trustee, pursuant to Section 8.05 and the Custodian pursuant to Section 19 of the BONY Custodial Agreement in respect of the Mortgage Loans in that Loan Group or if not related to a Mortgage Loan, allocated to each Loan Group on a pro rata basis, (y) amounts deposited in the Distribution Account in error in respect of the Mortgage Loans in that Loan Group.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basis Risk Reserve Fund”: A fund created as part of the Trust Fund pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Basis Risk Reserve Fund X-1 Subaccount”: A fund created as part of the Trust Fund on behalf of the Class X-1 Certificates pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Basis Risk Reserve Fund X-2A1B Subaccount”: A fund created as part of the Trust Fund on behalf of the Class X-2A1B Certificates pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Basis Risk Shortfall”: With respect to any Distribution Date and the MTA and LIBOR Certificates, the “Basis Risk Shortfall” for such class, if any, will equal the sum of:

(i) the excess, if any, of the Interest Distributable Amount that such Class would have been entitled to receive if the Pass-Through Rate for such Class were calculated without regard to clause (ii) in the definition thereof, over the actual Interest Distributable Amount such Class is entitled to receive for such Distribution Date;

(ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii) interest for the applicable Accrual Period on the amount described in clause (ii) above based on the applicable Pass-Through Rate, determined without regard to clause (ii) in the definition thereof.

“BONY Custodial Agreement”: The Custodial Agreement dated as of January 1, 2006, between the Trustee and the Bank of New York, as custodian.

“Book-Entry Certificates”: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.02 hereof). On the Closing Date, all Classes of the Certificates other than the Physical Certificates shall be Book-Entry Certificates.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, Minnesota, Texas, New York or Massachusetts or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Call Option”: The right to terminate this Agreement and the Trust pursuant to the second paragraph of Section 10.01(a) hereof.

“Call Option Date”: As defined in Section 10.01(a) hereof.

“Certificate”: Any Regular Certificate or Residual Certificate.

“Certificate Insurer”: Financial Security Assurance Inc., a New York financial guaranty insurance company.

“Certificate Insurer Default”: The existence and continuance of any of the following: (a) a failure by the Certificate Insurer to make a payment required under the Financial Guaranty Insurance Policy in accordance with its terms (unless such failure was due to the failure of the Trustee to provide a correct and timely notice of claim); (b) the entry of a final and non-appealable decree or order of a court or agency having jurisdiction in respect of the Certificate Insurer in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law appointing a conservator or receiver or liquidator or other similar official of the Certificate Insurer or of any substantial part of its property, or the entering of a final and non-appealable order for the winding up or liquidation of the affairs of the Certificate Insurer; (c) the Certificate Insurer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Certificate Insurer or of or relating to all or substantially all of its property; or (d) the Certificate Insurer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

“Certificate Insurer Reimbursement Amount”: For any Distribution Date, the sum of (a) all amounts previously paid by the Certificate Insurer in respect of Insured Amounts for which the Certificate Insurer has not been reimbursed prior to such Distribution Date and (b) interest accrued on the foregoing at the Late Payment Rate from the date the Trustee received such amounts paid by the Certificate Insurer to such Distribution Date.

“Certificate Notional Balance”: With respect to each Certificate of a particular Class of Interest-Only Certificates and any date of determination, the product of (i) the Class Notional Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Owner”: With respect to each Book-Entry Certificate, any beneficial owner thereof and with respect to each Physical Certificate, the Certificateholder thereof.

“Certificate Principal Balance”: With respect to each Certificate of a particular Class (other than any Class of Interest-Only Certificates and Class A-R-II) and any date of determination, the product of (i) the Class Principal Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 6.02 hereof. U.S. Bank National Association will act as Certificate Registrar, for so long as it is the Trustee under this Agreement.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

“Class”: Collectively, Certificates that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class 1-A1B Premium Amount”: With respect to any Distribution Date and the Class 1-A1B Certificates, the product of one-twelfth of the Premium Rate and the Class Principal Balance of the Class 1-A1B Certificates on the immediately preceding Distribution Date, or, in the case of the first Distribution Date, on the Closing Date, in each case after giving effect to distributions of principal made on such Distribution Date.

“Class 2-A1C Premium Amount”: With respect to any Distribution Date and the Class 2-A1C Certificates, the product of one-twelfth of the Premium Rate and the Class Principal Balance of the Class 2-A1C Certificates on the immediately preceding Distribution Date, or, in the case of the first Distribution Date, on the Closing Date, in each case after giving effect to distributions of principal made on such Distribution Date.

“Class Notional Balance”: With respect to any Class of Interest-Only Certificates and any Distribution Date, the Class X-1 Notional Balance or the Class X-2A1B Notional Balance, as applicable.

“Class Principal Balance”: With respect to any Class of Certificates (other than the Interest-Only Certificates, Class PO-B and Class A-R-II Certificates) and any Distribution Date, the Original Class Principal Balance as reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates (provided, however, that the Certificate Insurer will be subrogated to the amount of any Realized Losses paid by it to the Insured Certificates), (y) all Realized Losses, if any, actually allocated to that Class on all prior Distribution Dates and (z) in the case of the Subordinate Certificates, any applicable Writedown Amount; provided, however, that (i) pursuant to Section 5.02, the Class Principal Balance of a Class of Certificates shall be increased up to the amount of Net Deferred Interest allocated to such Class of Certificates on such Distribution Date and (ii) pursuant to Section 5.08, the Class Principal Balance of a Class of Certificates may be increased up to the amount of Realized Losses previously allocated to such Class, in the event that there is a Recovery on a related Mortgage Loan, and the Certificate Principal Balance of any individual Certificate of such Class will be increased by its pro rata share of the increase to such Class. With respect to the Class PO-1 Certificates, the sum of the Component Principal Balances of the Principal-Only Components as (a) reduced by the sum of (x) all amounts actually distributed in respect of principal of such Components on all prior Distribution Dates and (y) all Realized Losses, if any, actually allocated to such Components on all prior Distribution Dates; provided, however, that (i) pursuant to Section 5.02, the Component Principal Balance of the PO-1A1 Component shall be increased up to the amount of Net Deferred Interest allocated to the Class X-1 Certificates from Loan Group 1 and the Component Principal Balance of the PO-1A2 Component shall be increased up to the amount of Net Deferred Interest allocated to the Class X-1 Certificates from Loan Group 2, in each case based on the related Mortgage Loans on such Distribution Date and (ii) pursuant to Section 5.08, the Component Principal Balance of a Component may be increased up to the amount of Realized Losses previously allocated to such Component, in the event that there is a Recovery on a related Mortgage Loan.

“Class LT-R Interest”: As described in the Preliminary Statement.

“Class PO Certificate”: Any Class PO-1 or Class PO-2A1B Certificate.

“Class Subordination Percentage”: With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Principal Balance of such Class immediately before such Distribution Date and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Certificates and Component Principal Balances immediately before such Distribution Date.

“Class X-1 Adjusted Cap Rate”: With respect to the Class X-1 Certificate for any Distribution Date, the Pass-Through Rate for the Class X-1 Certificate, computed for this purpose by (i) reducing the amount of interest accrued on the Mortgage Loans for the related Due Period by the amount of any Net Deferred Interest for such Distribution Date and (ii) calculating the interest accrued on the Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B, Class 2-A1C, and Class X-2A1B Certificates and the Subordinate Certificates by substituting the related “Adjusted Cap Rate” for the related “Net WAC Cap” in the definition of Pass-Through Rate for each such Certificate.

“Class X-1 Distributable Amount”: With respect to each Distribution Date, the sum of the Interest Distributable Amount for such Distribution Date for the Class X-1 Certificates plus all Prepayment Penalty Amounts in respect of the Mortgage Loans received by the Servicer for the related Prepayment Period.

“Class X-1 Notional Balance”: As of any Distribution Date, the aggregate Class Principal Balance of the Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1C and Class PO-1 Certificates, and Subordinate Certificates, at the end of the related Due Period.

“Class X-1 Loan Group 1 Percentage”: For any Distribution Date and the Class X-1 Certificates, a percentage equivalent to the quotient of (i) the excess, if any, of (a) the interest accrued on the Mortgage Loans in Loan Group 1 (net of Expense Fees and any Net Deferred Interest for Loan Group 1 for such Distribution Date) for the related Due period over (b) the sum of interest accrued for the related Accrual Period on the Class 1-A1A, Class 1-A1B, and Class A-R Certificates at the lesser of the applicable Pass-Through Rate of the Adjusted Cap Rate and the Subordinate Component for Loan Group 1 (based on the weighted average of the lesser of Pass-Through Rates or Adjusted Cap Rates on each of the classes of Subordinate Certificates for such Distribution Date), divided by (ii) the Monthly Interest Distributable Amount for the Class X-1 Certificates for such Distribution Date.

“Class X-1 Loan Group 2 Percentage”: For any Distribution Date and the Class X-1 Certificates, a percentage equivalent to the quotient of (i) the excess, if any, of (a) the interest accrued on the Mortgage Loans in Loan Group 2 (net of Expense Fees and any Net Deferred Interest for Loan Group 2 for such Distribution Date) for the related Due period over (b) the sum of interest accrued for the related Accrual Period on the Class 2-A1A, Class 2-A1B, Class 2-A1C and Class X-2A1B Certificates at the lesser of the applicable Pass-Through Rate of the Adjusted Cap Rate and the Subordinate Component for Loan Group 2 (based on the weighted average of the lesser of Pass-Through Rates or Adjusted Cap Rates on each of the classes of Subordinate Certificates for such Distribution Date), divided by (ii) the Monthly Interest Distributable Amount for the Class X-1 Certificates for such Distribution Date.

“Class X-2A1B Adjusted Cap Rate”: With respect to the Class X-2A1B Certificate for any Distribution Date, the Pass-Through Rate for the Class X-2A1B Certificate, computed for this purpose by reducing the Group 2 Net WAC by a per annum rate equal to the quotient of (a) the Net Deferred Interest of such Loan Group 2 for such Distribution Date multiplied by 12, divided by (b) the Aggregate Principal Balance of the Loan Group 2 as of the first day of related Due Period.

“Class X-2A1B Notional Balance”: As of any Distribution Date, the aggregate Class Principal Balance of the Class 2-A1B and Class PO-2A1B Certificates at the end of the related Due Period.

“Close of Business”: As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

“Closing Date”: February 7, 2006.

“Code”: The Internal Revenue Code of 1986, as amended.

“Commission”: U.S. Securities and Exchange Commission.

“Commitment Letter”: The letter dated the Closing Date from the Seller and the Depositor to the Certificate Insurer (a copy of which has been furnished to the Trustee) setting forth the payment arrangements for the Aggregate Premium Amount on the Financial Guaranty Insurance Policy and certain related expense payment arrangements

“Compensating Interest Payment”: With respect to any Distribution Date, the amount specified to be paid by the Servicer pursuant to Section 11.04(ix) of the Servicing Addendum to the Servicing Agreement.

“Component”: Any of the PO-1 Components.

“Component Principal Balance”: As of any date of determination, the PO-1A1 Component Principal Balance or PO-1A2 Component Principal Balance, as applicable, on such date.

“Cooperative Corporation”: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

“Cooperative Loan”: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

“Cooperative Loan Documents”: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original or a copy of the executed Security Agreement; (iii) the original or a copy of the executed Proprietary Lease and the original assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and, if available, the original assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC amendments (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

“Cooperative Property”: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

“Cooperative Shares”: Shares issued by a Cooperative Corporation.

“Cooperative Unit”: A single family dwelling located in a Cooperative Property.

“Corporate Trust Office”: With respect to the Trustee, the principal corporate trust office at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at One Federal Street, Boston, Massachusetts 02110, Attention: Corporate Trust, HarborView Mortgage Loan Trust 2006-1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, and the Seller. With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment is located at 100 Wall Street, 15th Floor, New York, New York 10004.

“Corresponding Class”: With respect to each Middle-Tier Interest, the Class or Classes of Certificates so designated in the Preliminary Statement.

“Countrywide”: Countrywide Home Loans, Inc., and its successors and assigns, in its capacity as Originator of the Mortgage Loans.

“Countrywide Servicing”: Countrywide Home Loans Servicing LP, as a servicer of the Mortgage Loans as set forth and as individually defined in the Mortgage Loan Schedule hereto and any successors thereto.

“Custodial Fee”: The monthly fee payable to the Custodian for its services rendered under the BONY Custodial Agreement calculated at the Custodial Fee Rate of the outstanding Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

“Custodial Fee Rate”: 0.0016% per annum.

“Custodian”: The Bank of New York, and its successors acting as custodian of the Mortgage Files.

“Cut-off Date”: With respect to any Mortgage Loan, the Close of Business in New York City on January 1, 2006.

“Cut-off Date Collateral Balance”: As to any Distribution Date, the aggregate Stated Principal Balance of all Mortgage Loans as of January 1, 2006.

“Cut-off Date Principal Balance”: With respect to any Mortgage Loan, the principal balance thereof remaining to be paid, after application of all scheduled principal payments due on or before the Cut-off Date whether or not received as of the Cut-off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for that Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, unless the reduction results from a Deficient Valuation.

“Deferred Interest”: With respect to each Mortgage Loan and each related Due Date, will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such due date over the portion of the Monthly Payment allocated to interest for such Due Date.

“Deficiency Amount”: Means with respect to the Insured Certificates, (a) for any Distribution Date prior to the Final Distribution Date, the sum of (1) the excess, if any, of the Monthly Interest Distributable Amount on the Insured Certificates for such Distribution Date, net of any Net Interest Shortfalls, Basis Risk Shortfalls and Net Deferred Interest, over the amount of Available Funds to pay such net amount on the Insured Certificates on such Distribution Date and (2) the amount, if any, of any Realized Losses allocable to the Insured Certificates on such Distribution Date (after giving effect to all distributions to be made thereon on such Distribution Date, other than pursuant to a claim on the Policy) and (b) for the Final Distribution Date, the sum of (x) the amount set forth in clause (a)(1) above and (y) the aggregate outstanding Certificate Principal Balance of the Insured Certificates, after giving effect to all payments of principal on the Insured Certificates on such Final Distribution Date, other than pursuant to a claim on the Financial Guaranty Insurance Policy on that Distribution Date. Deficiency Amount shall not include (a) any portion of a Deficiency Amount due to holders of the Insured Certificates because a notice and certificate in proper form as required by the Financial Guaranty Insurance Policy was not timely received by the Certificate Insurer and (b) any portion of a Deficiency Amount due to holders of the Insured Certificates representing interest on any unpaid interest accrued from and including the date of payment by the Certificate Insurer of the amount of such unpaid interest.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.02(c) or (d) hereof.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquent”: Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made.

“Depositor”: Greenwich Capital Acceptance, Inc., a Delaware corporation, or any successor in interest.

“Depository”: The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: For any Distribution Date and each Mortgage Loan, the date each month, as set forth in the Servicing Agreement, on which the Servicer determines the amount of all funds required to be remitted to the Trustee on the Servicer Remittance Date with respect to the Mortgage Loans.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by any REMIC formed hereby other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”: A “disqualified organization” defined in Section 860E(e)(5) of the Code, or any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee by nationally recognized counsel acceptable to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person.

“Distribution Account”: The trust account or accounts created and maintained by the Trustee pursuant to Section 4.02 hereof for the benefit of the Certificate Insurer and the Certificateholders and designated “Distribution Account, U.S. Bank National Association, as Trustee, in trust for the registered Certificateholders of HarborView Mortgage Loan Trust 2006-1, Mortgage Loan Pass-Through Certificates, Series 2006-1” and which must be an Eligible Account.

“Distribution Account Income”: As to any Distribution Date, any interest or other investment income earned on funds deposited in the Distribution Account during the month of such Distribution Date.

“Distribution Date”: The 19th day of each month, or, if such day is not a Business Day, the next Business Day, commencing in February 2006.

“Distribution Date Statement”: As defined in Section 5.04(a) hereof.

“Due Date”: With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which that Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

“Eligible Account”: Any of

(i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in the highest short term rating category of the Rating Agencies at the time any amounts are held on deposit therein;

(ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

(iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

(iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

“Endorsement”: As defined in the Financial Guaranty Insurance Policy.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Restricted Certificates”: (i) the Class 1-A1B Certificates, the Subordinate Certificates and the Residual Certificates, (ii) any Class 1-A1A, Class PO-1 or Class X-1 Certificates that are not rated at least “AA-” (or its equivalent) by at least one nationally rated statistical rating organization (“Rating Agency”) upon acquisition, (iii) any Class 2-A1A, Class 2-A1B, Class 2-A1C, Class X-2A1B or Class PO-2A1B Certificates that are not rated at least “BBB-” by at least one Rating Agency upon acquisition or (iv) in general, any Certificate that does not satisfy the applicable rating requirement under the Underwriter's Exemption.

“ERISA-Qualifying Underwriting”: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

“Event of Default”: As defined in the Servicing Agreement.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Expense Fee” With respect to any Mortgage Loan, the sum of (i) the Servicing Fee, (ii) the Trustee Fee, (iii) with respect to any Lender-Paid Mortgage Insurance Loan, the Lender-Paid Mortgage Insurance Fee and (iv) the Custodial Fee.

“Fannie Mae”: The Federal National Mortgage Association or any successor thereto.

“FDIC”: The Federal Deposit Insurance Corporation or any successor thereto.

“Final Distribution Date”: With respect to the Certificates other than the Insured Certificates, the Distribution Date occurring in March 2036. With respect to the Insured Certificates, the Distribution Date occurring in March 2037.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or as contemplated by Sections 2.03 and 10.01), a determination made by the Servicer, and reported to the Trustee, that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer expects to be finally recoverable in respect thereof have been so recovered.

“Financial Guaranty Insurance Policy”: The Financial Guaranty Insurance Policy (No. 51713-N) with respect to the Insured Certificates, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of the Insured Certificates, a copy of which is attached hereto as Exhibit O.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation or any successor thereto.

“GCFP”: Greenwich Capital Financial Products, Inc., and its successors and assigns.

“Gross Margin”: With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Loan Rate for such Mortgage Loan.

“Group 1 Adjusted Cap Rate”: For any Distribution Date and the Class 1-A1A and Class 1-A1B Certificates, the Group 1 Net WAC Cap for that Distribution Date, computed for this purpose by first reducing the Group 1 Net WAC by a per annum rate equal to the quotient of (i) the product of (a) the Net Deferred Interest, if any, on the Group 1 Mortgage Loans for that Distribution Date multiplied by (b) 12, divided by (ii) the Pool Collateral Balance for Loan Group 1 as of the first day of the related Due Period (or in the case of the first Distribution Date, as of the Cut-off Date).

“Group 1 Adjusted Net WAC”: For any Distribution Date, the excess of (i) the Group 1 Net WAC for such Distribution Date over (ii) the quotient of (a) the product of (I) the Net Deferred Interest for Loan Group 1 for such Distribution Date multiplied by (II) 12, divided by (b) the Pool Collateral Balance for Loan Group 1 for such Distribution Date.

“Group 1 Mortgage Loan”: Each Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 1 Net WAC”: With respect to any Distribution Date, the weighted average of the Net Loan Rates of the Group 1 Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date), weighted on the basis of the related Stated Principal Balances at the beginning of the related Due Period.

“Group 1 Net WAC Cap”: For any Distribution Date and the Class 1-A1A Certificates, the product of (i) the Group 1 Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period. For any Distribution Date and the Class 1-A1B Certificates, (a) the product of (i) the Group 1 Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period less (b) the related insurance premium rate for such Distribution Date.

For the Class 1-A1B Certificates and the related Group 1 Net WAC Cap and Pass-Through Rate, the per annum “insurance premium rate” for any Distribution Date is the product of (i)(a) the Premium Amount for the Class 1-A1B Certificates for such Distribution Date, divided by (b) the Class Principal Balance of such Class immediately prior to such Distribution Date, multiplied by (ii) the quotient obtained by dividing 360 by the actual number of days in the related Accrual Period for such Class.

“Group 2 Adjusted Cap Rate”: For any Distribution Date and the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, the Group 2 Net WAC Cap for that Distribution Date, computed for this purpose by first reducing the Group 2 Net WAC by a per annum rate equal to the quotient of (i) the product of (a) the Net Deferred Interest, if any, on the Group 2 Mortgage Loans for the Distribution Date multiplied by (b) 12, divided by (ii) the aggregate Pool Collateral Balance for Loan Group 2 as of the first day of the related Due Period (or in the case of the first Distribution Date, as of the Cut-off Date).

“Group 2-A1B Adjusted Middle-Tier Pay Rate”: For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the MT2-A1B, MT2-QAIB, MT2-YAIB and MT2-ZAIB Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rates on each of the MT2-QAIB, MT2-YAIB and MT2-ZAIB Interests to a cap of 0.00%, and (b) first subjecting the interest rate on the MT2-A1B Interest to a cap equal to the Pass-Through Rate for their Corresponding Class of Certificates multiplied by the quotient of (A) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (B) 30 and a floor equal to the Group 2 Adjusted Net WAC.

“Group 2-A1B Adjusted Middle-Tier WAC”: For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the MT2-A1B, MT2-QAIB, MT2-YAIB and MT2-ZAIB Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on each of the MT2-QAIB, MT2-YAIB and MT2-ZAIB Interests to a cap of 0.00%, and (b) first subjecting the interest rate on the MT2-A1B Interest to a cap equal to the lesser of (I) the Pass-Through Rate for the Corresponding Class of Certificates multiplied by the quotient of (A) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (B) 30 and (II) the Group 2 Adjusted Net WAC.

“Group 2 Adjusted Net WAC”: For any Distribution Date, the excess of (i) the Group 2 Net WAC for such Distribution Date over (ii) the quotient of (a) the product of (I) the Net Deferred Interest for Loan Group 2 for such Distribution Date multiplied by (II) 12, divided by (b) the Pool Collateral Balance for Loan Group 2 for such Distribution Date.

“Group 2 Mortgage Loan”: Each Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 2 Net WAC”: With respect to any Distribution Date, the weighted average of the Net Loan Rates of the Group 2 Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date), weighted on the basis of the related Stated Principal Balances at the beginning of the related Due Period.

For the Class 2-A1C Certificates and the related Group 2 Net WAC Cap and Pass-Through Rate, the per annum “insurance premium rate” for any Distribution Date is the product of (i)(a) the Premium Amount for the Class 2-A1C Certificates for such Distribution Date, divided by (b) the Class Principal Balance of such Class immediately prior to such Distribution Date, multiplied by (ii) the quotient obtained by dividing 360 by the actual number of days in the related Accrual Period for such Class.

“Group 2 Net WAC Cap”: For any Distribution Date and the Class 2-A1A Certificates, the product of (i) the Group 2 Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period. For any Distribution Date and the Class 2-A1B Certificates, the Group 2 Net WAC. For any Distribution Date and the Class 2-A1C Certificates, (a) the product of (i) the Group 2 Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period less (b) the related insurance premium rate for such Distribution Date.

“Indemnification Agreement”: The Indemnification Agreement dated as of the Closing Date among the Depositor, the Seller, Greenwich Capital Markets, Inc. and the Certificate Insurer, including any amendments and supplements thereto.

“Indemnified Parties”: The Trustee, the Depositor, the Custodian and the Certificate Insurer and their respective officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor and its Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or any Affiliate thereof, and (c) is not connected with the Depositor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or any Affiliate thereof.

“Independent Contractor”: Either (i) any Person that would be an “independent contractor” with respect to any REMIC formed hereby within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as no REMIC formed hereby receives or derives any income from such Person and provided that the relationship between such Person and the applicable REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”: With respect to each Mortgage Loan and each Adjustment Date, the index specified in the related Mortgage Note.

“Initial Certificate Principal Balance”: With respect to any Certificate other than the Interest-Only Certificates and Class A-R-II Certificates, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial Certificate Notional Balance”: With respect to any Interest-Only Certificate, the amount designated “Initial Certificate Notional Balance” on the face thereof.

“Insurance Proceeds”: With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicing Agreement.

“Insured Amount”: The meaning assigned to the term “Guaranteed Distributions” in the Financial Guaranty Insurance Policy.

“Insured Certificate”: Any Class 1-A1B or Class 2-A1C Certificate.

“Interest Distributable Amount”: With respect to any Distribution Date and each Class of Certificates (other than the Class PO Certificates and Class A-R-II Certificates), the sum of (i) the Monthly Interest Distributable Amount for that Class and (ii) the Unpaid Interest Shortfall Amount for that Class.

“Interest-Only Certificate”: Any Class X-1 or Class X-2A1B Certificate.

“Interest Shortfall”: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or a reduction of its Monthly Payment under the Relief Act, an amount determined as follows:

(a) Principal Prepayments in part received during the relevant Prepayment Period: the difference between (i) one month’s interest at the applicable Net Loan Rate for such Mortgage Loan on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(b) Principal Prepayments in full received during the relevant Prepayment Period: the difference between (i) one month’s interest at the applicable Net Loan Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(c) the amount of any Relief Act Reductions for such Distribution Date.

“Late Payment Rate”: For any Distribution Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3% and (b) the then applicable highest rate of interest on the Insured Certificates and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates.  The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

“Latest Possible Maturity Date”: As determined as of the Cut-off Date, the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

“Lender-Paid Mortgage Insurance Loan”: Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

“Lender-Paid Mortgage Insurance Fee”: As to any Distribution Date and each Lender Paid Mortgage Insurance Mortgage Loan, an amount equal to the product of the Lender-Paid Mortgage Insurance Fee Rate and the outstanding Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

“Lender-Paid Mortgage Insurance Fee Rate”: For each Lender-Paid Mortgage Insurance Loan and any Distribution Date, the per annum rate required to be paid in connection with the related lender-paid mortgage insurance policy for such Mortgage Loan on such Distribution Date.

“LIBOR”: With respect to each Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the BBA for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on the related LIBOR Determination Date.

(a) If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.” If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 am (London time) on such date to prime banks in the London interbank market. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

(b) The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Pass-Through Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“LIBOR Business Day”: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“LIBOR Certificates”: The Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates.

“LIBOR Determination Date”: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for the LIBOR Certificates.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated hereunder. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 10.01 hereof or the applicable provisions of the Servicing Agreement.

“Liquidation Expenses”: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Servicer such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

“Liquidation Proceeds”: With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of the Servicing Agreement, other than Recoveries; provided that with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the Servicing Agreement, “Liquidation Proceeds” shall also include amounts realized in connection with such repurchase, substitution or sale.

“Loan Group”: Either Loan Group 1 or Loan Group 2, as the context requires.

“Loan Group Balance”: As to each Loan Group, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans at the time of determination.

“Loan Group Collateral Balance”: With respect to each Loan Group and any date of determination, the applicable Loan Group Balance.

“Loan Group 1”: At any time, the Group 1 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Group 2”: At any time, the Group 2 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Loan-to-Value Ratio”: With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Lower-Tier Interest”: Any one of the interests in the Lower-Tier REMIC, as described in the Preliminary Statement.

“Lower-Tier REMIC”: As described in the Preliminary Statement.

“Majority Certificateholders”: The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Margin”: On each Distribution Date on or prior to the Call Option Date, (i) with respect to the Class 1-A1A Certificates, 0.260% per annum, and on each Distribution Date after the Call Option Date, 0.520% per annum, (ii) with respect to the Class 1-A1B Certificates, 0.260% per annum, and on each Distribution Date after the Call Option Date, 0.520% per annum, (iii) with respect to the Class 2-A1A Certificates, 0.240% per annum, and on each Distribution Date after the Call Option Date, 0.480% per annum, (iv) with respect to the Class 2-A1B Certificates, 1.560% per annum, and on each Distribution Date after the Call Option Date, 3.120% per annum, (v) with respect to the Class 2-A1C Certificates, 0.240% per annum, and on each Distribution Date after the Call Option Date, 0.480% per annum, (vi) with respect to the Class B-1 Certificates, 0.600% per annum, and on each Distribution Date after the Call Option Date, 0.900% per annum, (vii) with respect to the Class B-2 Certificates, 0.630% per annum, and on each Distribution Date after the Call Option Date, 0.945% per annum, (viii) with respect to the Class B-3 Certificates, 0.660% per annum, and on each Distribution Date after the Call Option Date, 0.990% per annum, (ix) with respect to the Class B-4 Certificates, 1.000% per annum, and on each Distribution Date after the Call Option Date, 1.500% per annum, (x) with respect to the Class B-5 Certificates, 1.100% per annum, and on each Distribution Date after the Call Option Date, 1.650% per annum, (xi) with respect to the Class B-6 Certificates, 1.300% per annum, and on each Distribution Date after the Call Option Date, 1.950% per annum and (xii) with respect to the Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates, 1.750% per annum, and on each Distribution Date after the Call Option Date, 2.625% per annum.

“Maximum Loan Rate”: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Loan Rate thereunder.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan”: Any Mortgage Loan registered with MERS on the MERS System.

“MERS(R) System”: The system of recording transfers of mortgages electronically maintained by MERS.

“Middle-Tier Interest”: Any one of the interests in the Middle-Tier REMIC, as described in the Preliminary Statement.

“Middle-Tier REMIC”: As described in the Preliminary Statement.

“MIN”: The Mortgage Identification Number for any MERS Mortgage Loan.

“MOM Loan”: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

“Monthly Interest Distributable Amount”: With respect to each Class of Certificates (other than the Class PO Certificates and Class A-R-II Certificates) and any Distribution Date, the amount of interest accrued during the related Accrual Period at the lesser of the related Adjusted Cap Rate and the related Pass-Through Rate on the Class Principal Balance or Class Notional Balance, as applicable, immediately prior to that Distribution Date; provided, however, that for purposes of compliance with the REMIC Provisions, (A) the Monthly Interest Distributable Amount for each Class of Subordinate Certificates shall be calculated by reducing the related Pass-Through Rate by a per annum rate equal to (i) 12 times the Subordinate Class Expense Share for such Class divided by (ii) the Class Principal Balance of such Class as of the beginning of the related Accrual Period and (B) such Class shall be deemed to bear interest at such Pass-Through Rate as so reduced for federal income tax purposes; provided, further, such Monthly Interest Distributable Amount shall be reduced if the Pass-Through Rate applicable to such Class for the related Accrual Period exceeds the Adjusted Cap Rate applicable to such Class for such Distribution Date, subject to the allocation priority set forth in Section 5.02 herein.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined, for the purposes of this Agreement: (a) after giving effect to any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to the applicable provisions of the Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc. and its successors.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan (including Cooperative Loans) transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) hereof as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”: The Mortgage Loan Purchase Agreement between the Seller and the Depositor, dated as of January 1, 2006, regarding the transfer of the Mortgage Loans by the Seller (including the Seller’s rights and interests in the Servicing Agreement) to or at the direction of the Depositor.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)	the Mortgage Loan identifying number;

(ii)	a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(iii)
a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

(iv)
if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-off Date;

(v)	the original months to maturity;

(vi)	the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

(vii)	the Loan-to-Value Ratio at origination;

(viii)	the Loan Rate in effect immediately following the Cut-off Date;

(ix)	the date on which the first Monthly Payment is or was due on the Mortgage Loan;

(x)	the stated maturity date;

(xi)	the Servicing Fee Rate, if any;

(xii)	the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xiii)	the original principal balance of the Mortgage Loan;

(xiv)	the Stated Principal Balance of the Mortgage Loan on the Cut-off Date, and a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xv)	the Index and Gross Margin specified in related Mortgage Note;

(xvi)	the next Adjustment Date, if applicable;

(xvii)	the Maximum Loan Rate, if applicable;

(xviii)	the Value of the Mortgaged Property;

(xix)	the sale price of the Mortgaged Property, if applicable;

(xx)	the product code;

(xxi)	whether the Mortgage Loan is a Lender-Paid Mortgage Insurance Loan;

(xxii)	the Servicer that is servicing each Mortgage Loan and the Originator of each Mortgage Loan;

(xxiii)	the respective Loan Group; and

(xxiv)	the Custodian’s name, if there is more than one Custodian.

The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans in the aggregate and by Loan Group as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

“Mortgage Note”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property”: Either of (x) the fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

“Mortgagor”: The obligor on a Mortgage Note.

“MT1-Y Target Balance”: With respect to any Distribution Date, the excess, if any, of (i) the quotient of (a) the product of (I) the principal balance of the MT1-Z Interest immediately preceding such Distribution Date multiplied by (II) the Group 1 Net WAC for such Distribution Date multiplied by (III) two, divided by (b) the Group 1 Adjusted Cap Rate (computed assuming a 30-day accrual period) for such Distribution Date, over (ii) the principal balance of the MT1-Z Interest immediately preceding such Distribution Date.

“MT1-Z Target Balance”: With respect to any Distribution Date, the excess, if any, of (i) the quotient of (a) the principal balance of the MT1-Y Interest immediately preceding such Distribution Date divided by (b) the difference between (I) 100% minus (II) the quotient of (A) the Group 1 Adjusted Cap Rate (computed assuming a 30-day accrual period) for such Distribution Date divided by (B) the product of (1) two multiplied by (2) the Group 1 Net WAC for such Distribution Date, over (ii) the principal balance of the MT1-Y Interest immediately preceding such Distribution Date.

“MT2-Y Target Balance”: With respect to any Distribution Date, the excess, if any, of (i) the quotient of (a) the product of (I) the principal balance of the MT2-Z Interest immediately preceding such Distribution Date multiplied by (II) the Group 2 Net WAC for such Distribution Date multiplied by (III) two, divided by (b) the Group 2 Adjusted Cap Rate (computed assuming a 30-day accrual period) for such Distribution Date, over (ii) the principal balance of the MT2-Z Interest immediately preceding such Distribution Date.

“MT2-Z Target Balance”: With respect to any Distribution Date, the excess, if any, of (i) the quotient of (a) the principal balance of the MT2-Y Interest immediately preceding such Distribution Date divided by (b) the difference between (I) 100% minus (II) the quotient of (A) the Group 2 Adjusted Cap Rate (computed assuming a 30-day accrual period) for such Distribution Date divided by (B) the product of (1) two multiplied by (2) the Group 2 Net WAC for such Distribution Date, over (ii) the principal balance of the MT2-Y Interest immediately preceding such Distribution Date.

“MTB-Y Target Balance”: With respect to any Distribution Date, the excess, if any, of (i) the quotient of (a) the product of (I) the principal balance of the MTB-Z Interest immediately preceding such Distribution Date multiplied by (II) the Net WAC Cap applicable to the Subordinate Certificates (computed assuming a 30-day accrual period) for such Distribution Date multiplied by (III) two, divided by (b) the Subordinate Adjusted Cap Rate (computed assuming a 30-day accrual period) for such Distribution Date, over (ii) the principal balance of the MTB-Z Interest immediately preceding such Distribution Date.

“MTB-Z Target Balance”: With respect to any Distribution Date, the excess, if any, of (i) the quotient of (a) the principal balance of the MTB-Y Interest immediately preceding such Distribution Date divided by (b) the difference between (I) 100% minus (II) the quotient of (A) the Subordinate Adjusted Cap Rate (computed assuming a 30-day accrual period) for such Distribution Date divided by (B) the product of (1) two multiplied by (2) the Net WAC Cap applicable to the Subordinate Certificates (computed assuming a 30-day accrual period) for such Distribution Date, over (ii) the principal balance of the MTB-Y Interest immediately preceding such Distribution Date.

“MT2-YA1B Target Balance”: With respect to any Distribution Date, the excess, if any, of (i) the quotient of (a) the product of (I) the principal balance of the MT2-ZA1B Interest immediately preceding such Distribution Date multiplied by (II) the Group 2 Net WAC for such Distribution Date multiplied by (III) two, divided by (b) the Group 2 Adjusted Cap Rate (computed assuming a 30-day accrual period) for such Distribution Date, over (ii) the principal balance of the MT2-ZA1B Interest immediately preceding such Distribution Date.

“MT2-ZA1B Target Balance”: With respect to any Distribution Date, the excess, if any, of (i) the quotient of (a) the principal balance of the MT2-YA1B Interest immediately preceding such Distribution Date divided by (b) the difference between (I) 100% minus (II) the quotient of (A) the Group 2 Adjusted Cap Rate (computed assuming a 30-day accrual period) for such Distribution Date divided by (B) the product of (1) two multiplied by (2) the Group 2 Net WAC for such Distribution Date, over (ii) the principal balance of the MT2-YA1B Interest immediately preceding such Distribution Date.

“MTA”: With respect to each Accrual Period, a per annum rate determined on each MTA Determination Date in the following manner by the Trustee on the basis of the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recently available twelve months.

(a) If on any MTA Determination Date, MTA is no longer available, the Trustee shall select a new index for the MTA Certificates that is based on comparable information. When the Trustee selects a new index for the MTA Certificates, the Margin for the MTA Certificates will increase or decrease by the difference the average MTA for the final three years it was in effect and the average of the most recent three years for the replacement index. The Margin for the MTA Certificates will be increased by that difference if the average MTA is greater than the average replacement index and the Margin for the MTA Certificates will be decreased by that difference if the average replacement index is greater than the average MTA. The Trustee will have no liability for the selection of such alternative index (and shall be entitled to rely on such advice, if any, as it may deem appropriate in such selection), except that the Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel, which opinion shall be an expense reimbursed from the Distribution Account, that the selection of such index will not cause any REMIC created hereunder to lose its classification as a REMIC for federal income tax purposes.

(b) The establishment of MTA by the Trustee and the Trustee’s subsequent calculation of the Pass-Through Rate applicable to the MTA Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“MTA Certificates”: The Class 2-A1B Certificates.

“MTA Determination Date”: The fifteenth day immediately prior the commencement of each Accrual Period for the MTA Certificates.

“Net Deferred Interest”: With respect to each Loan Group and any Distribution Date, the greater of (i) the excess, if any, of the Deferred Interest for the related Due Date over the aggregate amount of any principal prepayments in part or in full received during the related Prepayment Period and (ii) zero.

“Net Interest Shortfall”: With respect to any Distribution Date, the excess of Interest Shortfalls, if any, for such Distribution Date over the sum of (i) Interest Shortfalls paid by the Servicer under the Servicing Agreement with respect to such Distribution Date and (ii) Compensating Interest Payments made with respect to such Distribution Date.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, the Expense Fee, and any other accrued and unpaid fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Loan Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Loan Rate for such Mortgage Loan minus the related Servicing Fee Rate, Trustee Fee Rate, Custodial Fee Rate and, if applicable, the Lender Paid Mortgage Insurance Rate.

“Net Maximum Loan Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Maximum Loan Rate for such Mortgage Loan minus the related Servicing Fee Rate, Trustee Fee Rate, Custodial Fee Rate and, if applicable, the Lender Paid Mortgage Insurance Rate.

“Net Maximum Rate Cap”: For any Distribution Date and the Class 1-A1A and Class 1-A1B Certificates, the Group 1 Net WAC Cap, computed by assuming that each Group 1 Mortgage Loan accrued interest at its Net Maximum Loan Rate.

For any Distribution Date and the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, the Group 2 Net WAC Cap, computed by assuming that each Group 2 Mortgage Loan accrued interest at its Net Maximum Loan Rate.

For any Distribution Date and the Subordinate Certificates, the Net WAC Cap for the Subordinate Certificates, computed by assuming that each Mortgage Loan accrued interest at its Net Maximum Loan Rate.

“Net Realized Losses”: For any Class of Certificates and any Distribution Date, the excess of (i) the amount of Realized Losses previously allocated to that Class or PO Component over (ii) the amount of any increases to the Class Principal Balance of that Class or Component Principal Balance pursuant to Section 5.08 due to Recoveries.

“Net WAC”: With respect to any Distribution Date and each Loan Group, the Group 1 Net WAC or the Group 2 Net WAC, as applicable.

“Net WAC Cap”: For any Distribution Date and the Class 1-A1A Certificates, the product of (i) the Group 1 Net WAC and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

With respect to any Distribution Date and the Class 1-A1B Certificates, (a) the product of (i) the Group 1 Net WAC and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period minus (b) the related Premium Rate for such Distribution Date.

With respect to any Distribution Date and the Class 2-A1A Certificates, the product of (i) the Group 2 Net WAC and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

With respect to any Distribution Date and the Class 2-A1B Certificates, the Group 2 Net WAC.

With respect to any Distribution Date and the Class 2-A1C Certificates, (a) the product of (i) the Group 2 Net WAC and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period minus (b) the related Premium Rate for such Distribution Date.

With respect to any Distribution Date and the Subordinate Certificates, the product of (i) the Subordinate Net WAC and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

“Nonrecoverable”: A determination by the Servicer in respect of a delinquent Mortgage Loan that if it were to make an Advance or an advance of a delinquent Monthly Payment, respectively, in respect thereof, such amount would not be recoverable from any collections or other recoveries (including Liquidation Proceeds) on such Mortgage Loan.

“Notice”: As defined in the Financial Guaranty Insurance Policy.

“Officers’ Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller or the Depositor, as applicable.

“One-Month MTA”: The twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

“One-Month MTA Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the MTA index.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Seller, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Original Applicable Credit Support Percentage”: With respect to each Class of Subordinate Certificates, the corresponding percentage set forth below opposite its Class designation:

Class B-1	10.50%
Class B-2	8.50%
Class B-3	7.10%
Class B-4	6.25%
Class B-5	5.45%
Class B-6	4.75%
Class B-7	4.10%
Class B-8	3.55%
Class B-9	3.05%
Class B-10	2.60%
Class B-11	1.80%
Class B-12	0.80%

“Original Class Notional Balance”: With respect to the Class X-1 Certificates, $1,483,848,897.20. With respect to the Class X-2A1B Certificates, $259,961,100.00.

“Original Class Principal Balance”: With respect to each Class of Certificates, other than the Interest-Only Certificates, Class PO Certificates and the Class A-R-II Certificates, the corresponding aggregate amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Subordinated Principal Balance”: The aggregate of the Original Class Principal Balances of the Classes of Subordinate Certificates.

“Originator”: Countrywide or any other originator contemplated by Item 1110 (Sec. 229.1110) of Regulation AB.

“OTS”: The Office of Thrift Supervision.

“Outstanding Mortgage Loan”: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, that was not the subject of a prepayment in full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: With respect to each Class of Certificates (other than the Class PO and Class A-R-II Certificates) and any Distribution Date, the rate set forth below:

(i) The Pass-Through Rate for the Class 1-A1A Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the Group 1 Net WAC Cap for that Distribution Date and (c) the applicable Net Maximum Rate Cap;

(ii) The Pass-Through Rate for the Class 1-A1B Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the Group 1 Net WAC Cap for that Distribution Date and (c) the applicable Net Maximum Rate Cap;

(iii) The Pass-Through Rate for the Class A-R Certificate shall be equal to the Group 1 Net WAC for that Distribution Date;

(iv) The Pass-Through Rate for the Class 2-A1A Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the Group 2 Net WAC Cap for that Distribution Date and (c) the applicable Net Maximum Rate Cap;

(v) The Pass-Through Rate for the Class 2-A1B Certificates shall be equal to the least of (a) MTA plus the applicable Margin, (b) the Group 2 Net WAC Cap for that Distribution Date and (c) the applicable Net Maximum Rate Cap;

(vi) The Pass-Through Rate for the Class 2-A1C Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the Group 2 Net WAC Cap for that Distribution Date and (c) the applicable Net Maximum Rate Cap;

(vii) The Pass-Through Rate for the Class X-1 Certificates on any Distribution Date shall be equal to the quotient of (a) the product of (1) the excess, if any, of (i) the interest accrued on the Mortgage Loans for the related Due Period (net of Expense Fees) minus (ii) the interest accrued for the related Accrual Period on the Certificates (other than the Class X-1 Certificates) multiplied by (2) 12, divided by (b) the Class X-1 Notional Balance for such Distribution Date;

(viii) The Pass-Through Rate for the Class X-2A1B Certificates on any Distribution Date shall be equal to the excess, if any, of (a) the Group 2 Net WAC minus (b) a rate equal to the quotient of (1) the product of (x) the interest accrued at the applicable Pass-Through Rates on the Class 2-A1B Certificates for such Distribution Date and (y) 12 divided by (2) the aggregate Class Principal Balance of the Class 2-A1B and Class PO-2A1B Certificates as of the first day of the month immediately preceding such Distribution Date;

(ix) The Pass-Through Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the Subordinate Net WAC Cap for that Distribution Date and (c) the applicable Net Maximum Rate Cap for that Distribution Date.

“Percentage Interest”: With respect to any Certificate other than a Class A-R or Class A-R-II Certificate, a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Certificate Notional Balance, as applicable, represented by such Certificate and the denominator of which is the Original Class Principal Balance or Original Class Notional Balance, as applicable, of the related Class. With respect to the Class A-R and Class A-R-II Certificates, 100%.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee, or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by each Rating Agency;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having the highest applicable rating from each Rating Agency; and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any Transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Certificates”: The Class A-R and Class A-R-II Certificates.

“PO Component”: Each of the PO-1A1 Component and the Class PO-1A2 Component, as applicable.

“PO-1A1 Component”: The Principal-Only Component of the Class PO-1 Certificates that relates to the Group 1 Mortgage Loans.

“PO-1A1 Component Principal Balance”: As of the Closing Date, $50; thereafter, as increased by amounts of Net Deferred Interest allocated to the Class X-1 Certificates in respect of the Group 1 Mortgage Loan as set forth in Section 5.02 herein.

“PO-1A2 Component”: The Principal-Only Component of the Class PO-1 Certificates that relates to the Group 2 Mortgage Loans.

“PO-1A2 Component Principal Balance”: As of the Closing Date, $50; thereafter, as increased by amounts of Net Deferred Interest allocated to the Class X-1 Certificates in respect of the Group 2 Mortgage Loan as set forth in Section 5.02 herein.

“Policy Account”: The trust account or accounts created and maintained by the Trustee pursuant to Section 4.05 hereof in the name of the Trustee for the benefit of the Class 1-A1B and Class 2-A1C Certificateholders and designated “Policy Account, U.S. Bank National Association, as Trustee, in trust for the registered Certificateholders of HarborView Mortgage Loan Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1, Class 1-A1B and Class 2-A1C Certificates.”

“Pool Balance”: With respect to any Distribution Date, the aggregate of the Stated Principal Balances, as of the first day of the related Due Period, of the Mortgage Loans that were Outstanding Mortgage Loans on that day.

“Pool Collateral Balance”: As of any date of determination, the Pool Balance.

“Premium Amount”: Each of the Class 1-A1B Premium Amount or Class 2-A1C Premium Amount, as applicable.

“Premium Proceeds”: The amount by which the Termination Price paid in connection with the termination pursuant to Section 10.01 exceeds the sum of (i) unpaid principal and accrued and unpaid interest on the Certificates (excluding any Basis Risk Shortfalls that remain unpaid), (ii) unreimbursed Advances and Servicing Advances and (iii) all amounts, if any, then due and owing to the Trustee and the Certificate Insurer under this Agreement.

“Premium Rate”: 0.09% of the outstanding aggregate Class Principal Balances of the Class 1-A1B and Class 2-A1C Certificates.

“Prepayment Penalty Amount”: With respect to any Mortgage Loan and each Distribution Date, all premiums or charges, if any, paid by Mortgagors under the related Mortgage Notes as a result of full or partial Principal Prepayments collected and deposited into the Distribution Account during the immediately preceding Prepayment Period, under the terms of the Servicing Agreement.

“Prepayment Period”: With respect to any Distribution Date the calendar month preceding the month in which such Distribution Date occurs.

“Primary Insurance Policy”: Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

“Principal Balance”: As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Principal Balance of such Mortgage Loan after the applicable Cut-off Date, as increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property.

“Principal Deficiency Amount”: For any Distribution Date and for any Undercollateralized Group, the excess, if any, of the aggregate Class Principal Balance and Component Principal Balance of such Undercollateralized Group immediately prior to such Distribution Date over the sum of the Principal Balances of the Mortgage Loans in the related Loan Group immediately prior to such Distribution Date.

“Principal Distribution Amount”: With respect to each Loan Group and any Distribution Date, the sum of (a) each scheduled payment of principal collected or advanced on the related Mortgage Loans (before taking into account any Deficient Valuations or Debt Service Reductions) by the Servicer in respect of the related Due Period, (b) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan in that Loan Group, deposited to the Distribution Account during the related Prepayment Period, (c) the principal portion of any related Substitution Adjustments with respect to that Loan Group deposited in the Distribution Account during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans other than Recoveries in that Loan Group, (f) all Principal Prepayments (net of Deferred Interest) in part or in full on Mortgage Loans in that Loan Group applied by the Servicer during the related Prepayment Period, (g) all Recoveries related to that Loan Group received during the calendar month preceding the month of that Distribution Date and (h) on the Distribution Date on which the Trust is to be terminated pursuant to Section 10.01 hereof, that portion of the Termination Price in respect of principal for that Loan Group.

“Principal-Only Component”: Any PO Component, as applicable.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Private Certificates”: The Class B-10, Class B-11, Class B-12 and Class A-R-II Certificates.

“Private Placement Memorandum”: The Private Placement Memorandum dated January 25, 2006 relating to the initial sale of the Class B-10, Class B-11 and Class B-12 Certificates.

“Pro Rata Share”: With respect to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the (a) Subordinate Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the related Class Principal Balance of that Class and the denominator of which is the aggregate of the Class Principal Balances of all the Classes of Subordinate Certificates.

“Proprietary Lease”: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

“Prospectus”: The Prospectus Supplement, together with the accompanying prospectus dated September 26, 2005, relating to the Senior Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates.

“Prospectus Supplement”: The Prospectus Supplement dated January 25, 2006 relating to the offering of the Senior Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates.

“Purchase Agreement”: The Master Mortgage Loan Purchase and Servicing Agreement dated as of April 1, 2003, as amended by that certain Amendment Number One dated November 1, 2004, and as further amended by that certain Amendment Reg AB dated December 1, 2005, between GCFP, as purchaser, and Countrywide, as seller, as reconstituted by the Reconstitution Agreement, and as supplemented by the Representation Letter, as the same may be amended from time to time, and any assignments and conveyances related to the Mortgage Loans.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 hereof, and as confirmed by an Officers’ Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), plus (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds and Liquidation Proceeds that as of the date of purchase had been distributed as or to cover REO Imputed Interest, plus (iii) any unreimbursed Servicing Advances and any unpaid Expense Fees allocable to such Mortgage Loan or REO Property, plus (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 hereof, expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation and plus (v) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending laws.

“Qualified Insurer”: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a maximum loan rate not less than the Maximum Loan Rate of the Deleted Mortgage Loan, (iii)  have a gross margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same Index as the Deleted Mortgage Loan, (v) have its next adjustment date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (ix) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (x) is of the same or better credit quality as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity and the Loan-to-Value Ratio described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency”: Each of S&P and Moody’s. If any rating agency or its successor shall no longer be in existence, “Rating Agency” shall include such nationally recognized statistical rating agency, or other comparable Person, as shall have been designated by the Depositor, notice of which designation shall be given to the Trustee.

“Realized Loss”: With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

“Recognition Agreement”: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

“Reconstitution Agreement”: The reconstituted servicing agreement dated as of January 1, 2006 among the Seller, Countrywide and the Servicer and acknowledged by the Trustee.

“Record Date”: With respect to each Distribution Date (other than the initial Distribution Date) and the MTA Certificates, the Interest-Only Certificates and the Class A-R Certificates, the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs. With respect to each Distribution Date (other than the initial Distribution Date) and the LIBOR Certificates, the last Business Day immediately preceding that Distribution Date, unless any LIBOR Certificates are no longer Book-Entry Certificates, in which case the Record Date for the related Class of LIBOR Certificates shall be the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs. With respect to the initial Distribution Date and all Classes of Certificates, the Closing Date.

“Recovery”: With respect to any Distribution Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month prior to that Distribution Date and with respect to which the related Realized Loss was allocated to one or more Classes of Certificates or Principal-Only Components, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month, net of any reimbursable expenses.

“Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, which shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

“Refinancing Mortgage Loan”: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

“Regular Certificate”: Any Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B, Class 2-A1C, Class X-1, Class X-2A1B, Class PO-1, Class PO-2A1B, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 or Class B-12 Certificate.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sec.Sec.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation S”: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

“Regulation S Global Security”: The meaning specified in Section 6.01.

“Relief Act”: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Relief Act Reductions”: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Opinion”: An Independent Opinion of Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any REMIC created hereunder to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC created hereunder or (iii) constitute a taxable contribution to any REMIC created hereunder after the Startup Day.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Report”: The Servicer’s Remittance Report to the Trustee pursuant to the Servicing Agreement providing information with respect to each Mortgage Loan which is provided no later than the 10th calendar day of each month and which shall contain such information as may be agreed upon by the Trustee and which shall be sufficient to enable the Trustee to prepare the related Distribution Date Statement.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: The account or accounts maintained by the Servicer in respect of an REO Property pursuant to the Servicing Agreement.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Loan Rate for such REO Property on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the applicable provisions of the Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to the applicable provisions of the Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in accordance with the applicable provisions of the Servicing Agreement.

“Representation Letter”: The letter from Countrywide to GCFP dated as of the Closing Date, pursuant to which Countrywide, under the terms of the Purchase Agreement, makes additional representations and warranties as agreed upon by GCFP and Countrywide.

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, (v) a cooperative unit or (vi) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

“Residual Certificate”: Each of the Class A-R and Class A-R-II Certificates.

“Responsible Officer”: When used with respect to the Trustee or any director, the President, any vice president, any assistant vice president, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Classes”: As defined in Section 5.01(d).

“Restricted Global Security”: As defined in Section 6.01.

“Sarbanes-Oxley Certification”: A written certification covering, among other things, servicing of the Mortgage Loans by the Servicer and signed by an officer of the Depositor that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superseded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Depositor, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Securities Act”: The Securities Act of 1933, as amended.

“Security Agreement”: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

“Seller”: GCFP, in its capacity as seller under this Agreement.

“Senior Certificate”: Any of the Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B, Class 2-A1C, Class X-1, Class PO-1, Class A-R or Class A-R-II Certificates.

“Senior Certificate Group”: Any of (a) the Class 1-A1A, Class 1-A1B and Class A-R, with respect to Loan Group 1, (b) the Class 2-A1A, Class 2-A1B, Class 2-A1C, Class X-2A1B and Class PO-2A1B Certificates with respect to Loan Group 2 and (c) the Class PO-1 and Class X-1 Certificates with respect to both Loan Groups.

“Senior Certificateholder”: Any Holder of a Senior Certificate.

“Senior Credit Support Depletion Date”: The first Distribution Date on which the Class Principal Balance of each Class of Subordinate Certificates has been reduced to zero.

“Senior Percentage”: With respect to each Loan Group and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances and Component Principal Balances of the Classes of Senior Certificates and Principal-Only Components relating to that Loan Group immediately prior to such Distribution Date and the denominator of which is the Loan Group Balance in the related Loan Group for such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to a Loan Group, the Senior Percentage for the related Loan Group will be equal to 0% and; provided, further, that on any Distribution Date after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to a Loan Group, the Senior Percentage of the Loan Group related to the remaining Senior Certificates and Principal-Only Component is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Certificate Principal Balances of each remaining Class of Senior Certificates and Principal-Only Component immediately prior to such date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates, immediately prior to such date.

“Senior Prepayment Percentage”: With respect to each Loan Group and any Distribution Date before the Distribution Date in February 2016, 100%. Except as provided herein, the Senior Prepayment Percentage for each Loan Group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows: (i) from February 2016 through January 2017, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date; (ii) from February 2017 through January 2018, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date; (iii) from February 2018 through January 2019, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date; (iv) from February 2019 through January 2020, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and (v) from and after February 2020, the related Senior Percentage for that Distribution Date; provided, however, that there shall be no reduction in the Senior Prepayment Percentage for any Loan Group unless the Step Down Conditions are satisfied on that Distribution Date; and provided, further, that if on any Distribution Date occurring on or after the Distribution Date in February 2016, the Senior Percentage for any Loan Group exceeds the initial Senior Percentage for such Loan Group, the related Senior Prepayment Percentage for that Distribution Date will again equal 100%.

Notwithstanding the above, (i) if on any Distribution Date prior to the Distribution Date in February 2009 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage for such Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for such Distribution Date and (ii) if on any Distribution Date on or after the Distribution Date in February 2009 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage for such Distribution Date.

“Senior Principal Distribution Amount”: With respect to each Loan Group and any Distribution Date, the sum of:

(1) the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” with respect to such Loan Group for that Distribution Date; plus

(2) with respect to each Mortgage Loan in that Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of

(x)	the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan; and

(y)	the related Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; plus

(3) the related Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of “Principal Distribution Amount” with respect to such Loan Group.

“Senior Termination Date”: For each Senior Certificate Group and Principal-Only Component, the Distribution Date on which the aggregate of the Class Principal Balances and related Component Principal Balance of the related Senior Certificates and Principal-Only Component is reduced to zero.

“Servicer”: Countrywide Home Loans Servicing LP, as primary servicer of the Mortgage Loans as set forth and as individually defined in the Mortgage Loan Schedule hereto and any successors thereto.

“Servicer Remittance Date”: The “Remittance Date” defined in the Servicing Agreement.

“Servicing Account”: Any account established and maintained by the Servicer with respect to the related Mortgage Loans and any REO Property, pursuant to the terms of the Servicing Agreement.

“Servicing Addendum”: As defined in the Servicing Agreement.

“Servicing Advances”: With respect to the Servicer, all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Article III hereof or the Servicing Agreement.

“Servicing Agreement”: The Master Mortgage Loan Purchase and Servicing Agreement dated as of April 1, 2003, as amended by that certain Amendment Number One dated November 1, 2004, and as further amended by that certain Amendment Reg AB dated December 1, 2005, between GCFP, as purchaser, and Countrywide, as seller, as reconstituted by the Reconstitution Agreement, as the same may be amended from time to time, and any assignments and conveyances related to the Mortgage Loans.

“Servicing Fee”: With respect to the Servicer and each Mortgage Loan and for any calendar month, the fee payable to the Servicer determined pursuant to the Servicing Agreement.

“Servicing Fee Rate”: With respect to each Mortgage Loan, the per annum servicing fee rate set forth on the Mortgage Loan Schedule.

“Servicing Officer”: Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

“Sponsor”: Greenwich Capital Financial Products, Inc.

“Startup Day”: As defined in Section 9.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Cut-off Date Principal Balance of such Mortgage Loan minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the applicable Cut-off Date and on or before the Due Date in the related Due Period, whether or not received, (ii) all Principal Prepayments received after the applicable Cut-off Date, to the extent distributed pursuant to Section 5.01 before such date of determination and (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the applicable provisions of the Servicing Agreement, to the extent distributed pursuant to Section 5.01 such date of determination and (b) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero; provided that, such Stated Principal Balance shall be increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note. With respect to any REO Property: (x) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 5.01 before such date of determination; and (y) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Step Down Conditions”: As of the first Distribution Date as to which any decrease in any Senior Prepayment Percentage applies and each Loan Group, (i) the outstanding Principal Balance of all Mortgage Loans in such Loan Group 60 days or more Delinquent (including related Mortgage Loans in REO and foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate of the Class Principal Balances of the Classes of Subordinate Certificates related to such Loan Group on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to all of the Mortgage Loans in such Loan Group do not exceed:

•	for any Distribution Date on or after the tenth anniversary of the first Distribution Date, 30% of the aggregate Class Principal Balance of the related Subordinate Certificates as of the Closing Date,

•
for any Distribution Date on or after the eleventh anniversary of the first Distribution Date, 35% of the aggregate Class Principal Balance of the related Subordinate Certificates as of the Closing Date,

•
for any Distribution Date on or after the twelfth anniversary of the first Distribution Date, 40% of the aggregate Class Principal Balance of the related Subordinate Certificates as of the Closing Date,

•
for any Distribution Date on or after the thirteenth anniversary of the first Distribution Date, 45% of the aggregate Class Principal Balance of the related Subordinate Certificates as of the Closing Date, and

•
for any Distribution Date on or after the fourteenth anniversary of the first Distribution Date, 50% of the aggregate Class Principal Balance of the related Subordinate Certificates as of the Closing Date.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) or Regulation AB with respect to Mortgage Loans under the direction or authority of a Servicer or related Subservicer.

“Subordinate Adjusted Cap Rate”: With respect to any Distribution Date and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates, the weighted average of the Group 1 Adjusted Cap Rate and the Group 2 Adjusted Cap Rate (computed for this purpose without regard to the adjustment applicable to the Insured Certificates), weighted on the basis of the Subordinate Components for Loan Group 1 and Loan Group 2.

“Subordinate Adjusted Net WAC”: With respect to any Distribution Date, the weighted average of the Group 1 Adjusted Net WAC and Group 2 Adjusted Net WAC for such Distribution Date, weighted on the basis of the Subordinate Component for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Subordinate Certificate”: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 or Class B-12 Certificates.

“Subordinate Class Expense Share”: For each Class of Subordinate Certificates and each Accrual Period, the Subordinate Class Expense Share shall be allocated in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) and will be an amount equal to (i) the sum of, without duplication, (a) the amounts paid to the Trustee from the Trust Fund during such Accrual Period pursuant to Section 8.05 hereof to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan and (b) amounts described in clause (y) of the definition of Available Funds herein to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Mortgage Rate of any Mortgage Loan minus (ii) amounts taken into account under clause (i) of this definition in determining the Subordinate Class Expense Share of any Class of Subordinate Certificates having a higher numeric designation. In no event, however, shall the Subordinate Class Expense Share for any Class of Subordinate Certificates and any Accrual Period exceed the product of (i) (a) the lesser of the Pass-Through Rate for such Class or the applicable Adjusted Cap Rate, divided by (b) 12 and (ii) the Class Certificate Principal Amount of such Class of Subordinate Certificates as of the beginning of the related Accrual Period.

“Subordinate Component”: With respect to each Loan Group and any Distribution Date, the excess of the sum of the related Pool Collateral Balance for such Distribution Date over the aggregate Class Principal Balance and Component Principal Balance of the related Senior Certificate Group and Principal-Only Component immediately preceding such Distribution Date.

“Subordinate Net WAC”: With respect to any Distribution Date, the weighted average of the Group 1 Net WAC and the Group 2 Net WAC for such Distribution Date, calculated without regard to any insurance premium rate and weighted on the basis of the Subordinate Components for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Subordinate Net WAC Cap”: With respect to the Subordinate Certificates and any Distribution Date, the product of (i) the Subordinate Net WAC for such Distribution Date multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period.

“Subordinate Percentage”: With respect to each Loan Group and any Distribution Date, the difference between 100% and the related Senior Percentage for such Loan Group on such Distribution Date; provided, however, that on any Distribution Date occurring after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Components related to a Loan Group, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will equal the difference between 100% and the related Senior Percentage for such Distribution Date.

“Subordinate Prepayment Percentage”: With respect to each Loan Group and any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

“Subordinate Principal Distribution Amount”: With respect to each Loan Group and any Distribution Date, an amount equal to the sum of:

(1) the related Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for that Loan Group and Distribution Date;

(2) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocable to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of “Senior Principal Distribution Amount” for that Loan Group and Distribution Date, up to the related Subordinate Percentage of the Stated Principal Balance of such Mortgage Loan; and

(3) the related Subordinated Prepayment Percentage of all amounts described in clause (f) and (g) of the definition of “Principal Distribution Amount” for such Loan Group and Distribution Date;

provided, however, that on any Distribution Date occurring after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to one Loan Group, the Subordinate Principal Distribution Amount will not be calculated by that Loan Group but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for such Distribution Date with respect to all the Mortgage Loans rather than the Mortgage Loans in the related Loan Group.

“Subservicer”: Any Person that services Mortgage Loans on behalf of a Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions require to be performed by a Servicer under the applicable Servicing Agreement that are identified in Item 1122(d) of Regulation AB.

“Substitution Adjustment”: As defined in Section 2.03(d) hereof.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of every REMIC created hereunder under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”: As defined in Section 10.01(a) hereof.

“Transfer”: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transfer Affidavit”: As defined in Section 6.02(e)(ii) hereof.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Trust”: HarborView Mortgage Loan Trust 2006-1, the trust created hereunder.

“Trust Fund”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, such Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, excluding Prepayment Penalty Amounts in respect of Group 1 and Group 2 Mortgage Loans, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Distribution Account (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto; (vi) all right, title and interest of the Seller in and to the Servicing Agreement; (vii) the Basis Risk Reserve Fund; (viii) the Financial Guaranty Insurance Policy and (ix) all proceeds of the foregoing. Notwithstanding the foregoing, however, the Trust Fund specifically excludes (1) all payments and other collections of interest and principal due on the Mortgage Loans on or before the applicable Cut-off Date and principal received before the applicable Cut-off Date (except any principal collected as part of a payment due after the applicable Cut-off Date) and (2) all income and gain realized from Permitted Investments of funds on deposit in the Distribution Account.

“Trustee”: U.S. Bank National Association, its successors and assigns, or any successor trustee appointed as provided herein.

“Trustee Certification”: A certification of the Trustee substantially in the form of Exhibit P.

“Trustee Fee”: The monthly fee payable to the Trustee for its services rendered under this Agreement calculated at the Trustee Fee Rate of the outstanding Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

“Trustee Fee Rate”: 0.0005% per annum.

“Two Times Test”: As to any Distribution Date, a test that will be satisfied if all of the following conditions are satisfied: (i) the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date; (ii) the outstanding Principal Balance of all Mortgage Loans in such Loan Group 60 days or more Delinquent (including related Mortgage Loans in REO and foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate of the Class Principal Balances of the Classes of Subordinate Certificates related to such Loan Group on such Distribution Date, does not equal or exceed 50%; and (iii) on or after the Distribution Date in February 2009, cumulative Realized Losses do not exceed 30% of the Original Subordinated Principal Balance or prior to the Distribution Date in February 2009, cumulative Realized Losses do not exceed 20% of the Original Subordinated Principal Balance.

“Undercollateralized Group”: With respect to any Distribution Date and any Loan Group, as to which the aggregate Class Principal Balance and Component Principal Balance of the related classes of Senior Certificates and Principal-Only Component, after giving effect to distributions pursuant to Section 5.01(a) on such date, is greater than the Loan Group Balance of the related Loan Group for such Distribution Date.

“Underwriter”: Greenwich Capital Markets, Inc.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 90-59 (Exemption Application No. D-8374), as amended by Prohibited Transaction Exemption 97-34 (Exemption Application Nos. D-10245 and D-10246), as amended by Prohibited Transaction Exemption 2000-58 (Exemption Application No. D-10829) and as amended by Prohibited Transaction Exemption 2002-41 (Exemption Application No. D-11077) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained on such Mortgaged Property.

“United States Person” or “U.S. Person”: A “United States person” within the meaning set forth in Section 7701(a)(30) of the Code or successor provisions.

“Unpaid Interest Shortfall Amount”: With respect to each Class of Certificates (other than the Class PO Certificates and Class A-R-II Certificate) and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (1)(a) the Monthly Interest Distributable Amount for that Class for the immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on that Class in respect of such Monthly Interest Distributable Amount on the preceding Distribution Date plus (2) any such shortfalls remaining unpaid from prior Distribution Dates.

“Upper Tier REMIC”: As described in the Preliminary Statement.

“Value”: With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

(i) the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

(ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 97% of the voting rights shall be allocated among the Classes of Regular Certificates (other than the Interest-Only Certificates and the Class A-R Certificate), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances then outstanding, 1% of the voting rights shall be allocated to the Class X-1 Certificates, 1% of the voting rights shall be allocated to the Class X-2A1B Certificates and 1% of the voting rights shall be allocated to the Class A-R Certificate; provided, however, that when none of the Regular Certificates is outstanding, 100% of the voting rights shall be allocated to the Holder of the Class A-R Certificate. The voting rights allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance or Certificate Notional Balance, as applicable, of each Certificate of such Class and the denominator of which is the Class Principal Balance or Class Notional Balance, as applicable, of such Class; provided, however, that any Certificate registered in the name of the Trustee or any of its affiliates shall not be included in the calculation of Voting Rights. No voting rights shall be allocated to the Class A-R-II Certificate.

“Writedown Amount”: The reduction described in Section 5.03(c).

“X-1 Required Reserve Fund Deposit”: With respect to the Class X-1 Certificates and any Distribution Date, an amount equal to the lesser of (i) the Interest Distributable Amount for the Class X-1 Certificates for such Distribution Date (after giving effect to such Certificate’s share of any Net Deferred Interest and after any reduction in the Interest Distributable Amount due to Net Interest Shortfalls on such Distribution Date) and (ii) the amount required to bring the balance on deposit in the Basis Risk Reserve Fund X-1 Subaccount up to an amount equal to the Basis Risk Shortfalls for such Distribution Date with respect to the Class 1-A1A, Class 1-A1B, Class 2-A1A and Class 2-A1C Certificates and the Subordinate Certificates.

“X-2A1B Required Reserve Fund Deposit”: With respect to the Class X-2A1B Certificates and any Distribution Date, an amount equal to the lesser of (i) the Interest Distributable Amount for the Class X-2A1B Certificates for such Distribution Date (after giving effect to such Certificate’s share of any Net Deferred Interest and after any reduction in the Interest Distributable Amount due to Net Interest Shortfalls on such Distribution Date) and (ii) the amount required to bring the balance on deposit in the Basis Risk Reserve Fund X-2A1B Subaccount up to an amount equal to the Basis Risk Shortfalls for such Distribution Date with respect to the Class 2-A1B Certificates.

SECTION 1.02. Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans.

(a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders and the Certificate Insurer all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest due thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) all the Depositor’s right, title and interest in and to the Distribution Account and all amounts from time to time credited to and the proceeds of the Distribution Account; (iii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor’s interest in any insurance policies in respect of the Mortgage Loans; (v) all proceeds of any of the foregoing and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Depositor after the Cut-off Date with respect to the Mortgage Loans. In exchange for such transfer and assignment, the Depositor shall receive the Certificates.

It is agreed and understood by the Depositor, the Seller and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or The Home Loan Protection Act of New Mexico, effective as of January 1, 2004, or that is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective as of November 7, 2004, or that is an “Indiana High Cost Home Mortgage Loan” as defined in the Indiana High Cost Home Loan Act, effective as of January 1, 2005.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, including all rights of the Seller under the Servicing Agreement to the extent assigned in the Mortgage Loan Purchase Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement and all rights of the Seller under the Servicing Agreement as if, for such purpose, it were the Depositor or the Seller, as applicable, including the Seller’s right to enforce remedies for breaches of representations and warranties and delivery of Mortgage Loan documents. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such transfer and assignment, (i) the Depositor directs the Trustee to appoint The Bank of New York as Custodian, and (ii) the Seller, on behalf of the Depositor, does hereby deliver on the Closing Date, unless otherwise specified in this Section 2.01 or the BONY Custodial Agreement, to, and deposit with the Trustee, or the Custodian as its designated agent, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i)
the original Mortgage Note, endorsed either on its face or by allonge attached thereto in blank or in the following form: “Pay to the order of U.S. Bank National Association, as Trustee for HarborView Mortgage Loan Trust 2006-1, Mortgage Loan Pass-Through Certificates, Series 2006-1, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans the aggregate Cut-off Date Principal Balance of which is less than or equal to 2% of the Cut-off Date Collateral Balance;

(ii)
except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, together with an Officer’s Certificate of the Seller certifying that the copy of such Mortgage delivered to the Trustee (or its Custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iii)
the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller, title company, escrow agent or closing attorney certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its Custodian) on behalf of the Trust is a true copy and that the original of such agreement has been forwarded to the public recording office;

(iv)
in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned to “U.S. Bank National Association, as Trustee for HarborView Mortgage Loan Trust 2006-1, Mortgage Loan Pass-Through Certificates, Series 2006-1, without recourse;”

(v)
in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening Assignment of Mortgage showing a complete chain of assignments, or, in the case of an intervening Assignment of Mortgage that has been lost, a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee that such original intervening Assignment of Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vi)	the original Primary Insurance Policy, if any, or certificate, if any;

(vii)	the original or a certified copy of lender’s title insurance policy; and

(viii)	with respect to any Cooperative Loan, the Cooperative Loan Documents.

In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee, such actions as are necessary to cause the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the series of the Certificates issued in connection with the transfer of such Mortgage Loans to the HarborView Mortgage Loan Trust 2006-1.

With respect to each Cooperative Loan the Seller, on behalf of the Depositor does hereby deliver to the Trustee the related Cooperative Loan Documents and the Seller will take (or cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee, such actions as are necessary under applicable law (including but not limited to the relevant UCC) in order to perfect the interest of the Trustee in the related Mortgaged Property.

Assignments of each Mortgage with respect to each Mortgage Loan that is not a MERS Mortgage Loan (other than a Cooperative Loan) shall be recorded; provided, however, that such assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent Counsel and not at the expense of the Trust or the Trustee) acceptable to the Trustee and each Rating Agency, recording in such states is not required to protect the Trustee’s interest in the related Mortgage Loans; provided, further, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller (or the Seller will cause the Servicer to submit each such assignment for recording), at the cost and expense of the Seller, in the manner described above, at no expense to the Trust or Trustee, upon the earliest to occur of (1) reasonable direction by the Majority Certificateholders, (2) the occurrence of a bankruptcy or insolvency relating to the Seller or the Depositor, or (3) with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Seller shall properly record (or the Seller will cause the Servicer to properly record), at the expense of the Seller (with the cooperation of the Depositor and the Trustee (or the Custodian on behalf of the Trustee)), in each public recording office where the related Mortgages are recorded, each assignment referred to in Section 2.01(v) above with respect to a Mortgage Loan that is not a MERS Mortgage Loan.

If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(x) above, the Seller shall deliver or cause to be delivered to the Trustee the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee, promptly upon receipt thereof, but in any case within 175 days of the Closing Date. The Seller shall deliver or cause to be delivered to the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, in lieu of the Seller delivering the above documents, the Servicer shall deliver to the Trustee, or to the Custodian on behalf of the Trustee, prior to the first Distribution Date, an Officer’s Certificate, which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account have been so deposited. All original documents that are not delivered to the Trustee on behalf of the Trust shall be held by the Servicer in trust for the Trustee, for the benefit of the Trust and the Certificateholders.

All original documents that are not delivered to the Custodian on behalf of the Trust shall be held by the Servicer in trust for the Trustee, for the benefit of the Trust and the Certificateholders.

The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

SECTION 2.02. Acceptance by Trustee.

The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee and declares that it holds or will hold all other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

The Trustee (or the Custodian, on behalf of the Trustee) shall execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit G-1 hereto.

The Trustee (or the Custodian on behalf of the Trustee) shall, for the benefit of the Certificateholders and the Certificate Insurer, review each Mortgage File delivered to it and to certify and deliver to the Depositor, the Seller and each Rating Agency an interim certification in substantially the form attached hereto as Exhibit G-2, within 90 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within five Business Days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii) and (iii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee and the Custodian on its behalf are under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

No later than 180 days after the Closing Date, the Trustee (or the Custodian on behalf of the Trustee) shall deliver to the Depositor and the Seller a final certification in the form annexed hereto as Exhibit G-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

Upon the discovery by the Seller or the Depositor (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects such Mortgage Loan or the interests of the related Certificateholders or the Certificate Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Originator and the Seller.

(a) Upon its discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer, the Trustee shall promptly notify the Originator of such defect, missing document or breach and request that the Originator deliver such missing document or cure such defect or breach within 90 days from the date that the Originator was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Originator’s obligation under the Purchase Agreement and cause the Originator to repurchase that Mortgage Loan from the Trust Fund at the Repurchase Price (as defined in the Purchase Agreement) on or prior to the Determination Date following the expiration of such 90 day period. It is understood and agreed that the obligation of the Originator to cure or to repurchase or to substitute for (or, with respect to any costs and damages incurred by the Trust Fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Originator respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(b) Upon discovery or receipt of written notice of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 or Section 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer, the Trustee (or the Custodian on behalf of the Trustee) shall promptly notify the Seller of such breach and request that the Seller cure such breach within 90 days from the date that the Seller was notified of such breach, and if the Seller does not cure such breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement; and, provided further, that, in the case of the breach of any representation, warranty or covenant made by the Seller in Section 2.04 hereof, the Seller shall be obligated to cure such breach or purchase the affected Mortgage Loans for the Purchase Price or, if the Mortgage Loan or the related Mortgaged Property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale.

(c) The Purchase Price or Repurchase Price (as defined in the Servicing Agreement) for a Mortgage Loan purchased or repurchased under this Section 2.03 or such other amount due shall be deposited in the Distribution Account on or prior to the next Determination Date after the Originator’s or Seller’s obligation to repurchase such Mortgage Loan arises. Upon receipt of the related deposit in the Distribution Account, the Trustee shall cause the Custodian to release to the Originator or Seller, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Originator or Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or Seller, as applicable, any Mortgage Loan released pursuant hereto and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee and Custodian shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d) below. It is understood and agreed that the obligation of the Seller to cure or to repurchase or to substitute for (or, with respect to any costs and damages incurred by the Trust Fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(d) Notwithstanding anything to the contrary set forth above, with respect to any breach by the Seller of a representation or warranty made by the Seller herein or in the Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Certificateholders or the Certificate Insurer, if the Seller would not be in breach of such representation or warranty but for a breach by the Originator of a representation and warranty made by the Originator in the Servicing Agreement, then the Originator thereunder, in the manner and to the extent set forth therein, and not the Seller, shall be required to remedy such breach. In addition to such repurchase or substitution obligation, the Seller shall indemnify the Trust Fund and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller’s representations and warranties contained in Section 2.04.

The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation of the Seller to purchase a Mortgage Loan on account of a breach of a representation, warranty or covenant as described in this Section 2.03(d) and its obligation to indemnify the Trust Fund with respect to any such breach.

(e) If pursuant to the provisions of Section 2.03(b), the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), such actions as are necessary either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS(R) System the Seller or its designee as the beneficial holder of such Mortgage Loan.

(f) [Reserved]

(g) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Custodian, on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01 hereof, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to Section 2.01 hereof. The Custodian, on behalf of the Trustee, shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within five Business Days thereafter, shall review such documents as specified in Section 2.02 hereof and deliver to the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-2, with any exceptions noted thereon. Within 180 days of the date of substitution, the Custodian, on behalf of the Trustee, shall deliver to the Seller a certification substantially in the form of Exhibit G-3 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.04 hereof, in each case as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall determine, and provide written certification to the Trustee and the Seller as to the amount (each, a “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Loan Rate. On or prior to the next Determination Date after the Seller’s obligation to repurchase the related Deleted Mortgage Loan arises, the Seller will deliver or cause to be delivered to the Trustee for deposit in the Distribution Account an amount equal to the related Substitution Adjustment, if any, and the Custodian, on behalf of the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) will not cause an Adverse REMIC Event. If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(h) Upon discovery by the Seller, the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(e), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(b) above, if made by the Seller. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(i) Notwithstanding the foregoing, to the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Originator under the applicable Purchase Agreement and (ii) a representation or warranty of the Seller under this Agreement, in each case, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer, the Trustee shall first request that the Originator cure such breach or repurchase such Mortgage Loan and if the Originator fails to cure such breach or repurchase such Mortgage Loan within 60 days of receipt of such request from the Trustee, the Trustee shall then request that the Seller cure such breach or repurchase such Mortgage Loans.

SECTION 2.04. Representations and Warranties of the Seller with Respect to the Mortgage Loans.

The Seller hereby makes the following representations and warranties to the Trustee on behalf of the Certificateholders and the Certificate Insurer as of the Closing Date with respect to the Mortgage Loans:

(i) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(ii) No Mortgage Loan is a “High Cost Loan” or “Covered Loan,” as applicable, (as such terms are defined in the then current Standard & Poor’s LEVELS(R) Glossary, Appendix E, in effect as of the Closing Date) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

(iii) With respect to each representation and warranty with respect to any Mortgage Loan made by the Originator in the Purchase Agreement that is made as of the related Closing Date (as defined in the Purchase Agreement), to the best of the Seller’s knowledge, no event has occurred since the related Closing Date (as defined in the Purchase Agreement) that would render such representations and warranties to be untrue in any material respect as of the Closing Date; and

(iv) Each Group 1 Mortgage Loan has an original principal balance that conforms to Freddie Mac and Fannie Mae guidelines in effect as of the Closing Date.

With respect to the representations and warranties in this Section 2.04 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Certificate Insurer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

It is understood and agreed that the representations and warranties in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders and the Certificate Insurer notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Seller, the Certificate Insurer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders or the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Seller set forth in Section 2.03(b) hereof to cure, substitute for or repurchase (or, with respect to any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) a related Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties incorporated in this Section 2.04.

SECTION 2.05. [Reserved]

SECTION 2.06. Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trustee on behalf of the Certificateholders and the Certificate Insurer as follows:

(i) this agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii) immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii) as of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv) the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v) the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi) the Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii) the execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated hereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii) to the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or “blue sky” laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix) there are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07. Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or to the Custodian of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 hereof, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08. Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Trustee on behalf of the Certificateholders and the Certificate Insurer that, as of the Closing Date or as of such date specifically provided herein:

(i) The Seller is duly organized, validly existing and in good standing and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, or (c) the value or marketability of the Mortgage Loans.

(ii) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement which is part of its official records. When executed and delivered, this Agreement will constitute the Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the rights of creditors of federally insured financial institutions and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iii) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is currently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(iv) The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its articles of incorporation, charter or by-laws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(v) No certificate of an officer, written statement or written report delivered pursuant to the terms hereof of the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller’s business.

(vii) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Seller.

(viii) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller’s financial condition (financial or otherwise) or operations, or materially and adversely affect the performance of any of its duties hereunder.

(ix) There are no actions or proceedings against the Seller, or pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal; nor, to the Seller’s knowledge, are there any investigations (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s ability to perform any of its respective obligations under, or the validity or enforceability of, this Agreement.

(x) The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xi) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

SECTION 2.09. Covenants of the Seller.

The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor and the Certificate Insurer, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trustee, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE III

ADMINISTRATION OF THE MORTGAGE LOANS

SECTION 3.01. Servicing of the Mortgage Loans.

The Servicer will service the Mortgage Loans pursuant to the terms of the Servicing Agreement. The Trustee shall enforce the provisions of the Servicing Agreement in respect of the Servicer (including any reference to any obligation of the Servicer in this Agreement that is incorporated into or by which the Servicer is bound under the Servicing Agreement).

SECTION 3.02. REMIC-Related Covenants.

For as long as any REMIC created hereunder shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee shall comply with any directions of the Depositor or the Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

SECTION 3.03. Release of Mortgage Files.

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit F hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Servicing Account maintained by the Servicer the Servicing Agreement have been or will be so deposited) and shall request that the Trustee or the Custodian on behalf of the Trustee deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee shall cause the Custodian to promptly release the related Mortgage File to the Servicer and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Servicing Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee shall cause the Custodian, upon the request of the Servicer, and upon delivery to the Trustee (or the Custodian, on behalf of the Trustee) of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit F (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, to the Servicer.

SECTION 3.04. REO Property.

(a) In the event the Trust (or the Trustee, on behalf of the Trust), acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, or if required under applicable law, to the Trustee, or to its nominee, on behalf of the Trust. The Servicer shall, to the extent provided in the Servicing Agreement, sell any REO Property as expeditiously as possible (and in no event later than three years after acquisition) and in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Servicer shall protect and conserve such REO Property in the manner and to the extent required by the Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b) The Servicer shall, to the extent required by the Servicing Agreement, deposit all funds collected and received in connection with the operation of any REO Property in the Servicing Account.

(c) To the extent provided in the Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Servicer as provided above shall be deposited in the Servicing Account on or prior to the applicable Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Distribution Account on the next succeeding Servicer Remittance Date.

SECTION 3.05. Reports Filed with Securities and Exchange Commission.

(a) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. The Trustee will prepare and file Current Reports on Form 8-K in respect of the Trust at the direction and expense of the Depositor, provided that, the Depositor, the Seller or the Servicer shall have timely notified the Trustee of an item reportable on Form 8-K (unless such item is specific to the Trustee, in which case the Trustee will be deemed to have notice) and shall have delivered to the Trustee not later than three (3) Business Days prior to the filing deadline for such Form 8-K, all information, signatures, data and exhibits required to be provided or filed with such Form 8-K. The Trustee shall not be responsible for determining what information is required to be filed on a Form 8-K in connection with the transactions contemplated by this Agreement (unless such event is specific to the Trustee, in which case the Trustee will be responsible for causing such Form 8-K to be filed) and shall not be liable for any late filing of a Form 8-K in the event that it does not receive all information, data, signatures and exhibits required to be provided or filed on or prior to the third Business Day prior to the applicable filing deadline.

(b) Within 10 days (or, if applicable, within such shorter period of time as is required under the rules of the Commission as in effect from time to time (the “Rules”)) following each Distribution Date, the Trustee shall, in accordance with industry standards and the Rules, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”) a Form 10-D that includes (i) a Distribution Date Statement, (ii) such other information provided to the Trustee as is required by Form 10-D, including, but not limited to, the information required by Item 1121 of Regulation AB and (iii) such other information required to be included on Form 10-D furnished to the Trustee by the Depositor or any other party , provided that such information is furnished to the Trustee no later than three (3) Business Days prior to the date on which the such Form 10-D is required to be filed (the related “Filing Date”) pursuant to the Rules. The Trustee shall have no responsibility for determining what information is required to be filed on Form 10-D (unless such information is specific to the Trustee, in which case the Trustee will be responsible for making such determination) nor for including any information in such Form 10-D that is not furnished to the Trustee no later than three (3) Business Days prior to the Filing Date.

(c) No later than January 30, 2007, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust, if applicable.

(d) Prior to (i) March 30, 2007, or such earlier date as such filing may be required to be made under the rules of the Commission and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 30, or such earlier date as such filing may be required to be made under the rules of the Commission, of each year thereafter, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include (w) the Sarbanes-Oxley Certification and any other documentation provided by the Servicer pursuant to the Servicing Agreement which is required to be filed with such Form 10-K, to the extent they have been timely delivered to the Trustee and the Depositor, (x) the annual certifications and assessments of compliance delivered by the Trustee, the Servicer and the Custodian, or any Subservicer or Subcontractor thereof, pursuant to this Agreement, the Servicing Agreement and the Custodial Agreement, (y) the related public accounting firm attestation reports and (z) such other information as is required by the Rules and Regulation AB. The Trustee shall not be responsible for determining what information is required to be filed on a Form 10-K in connection with the transactions contemplated by this Agreement and shall not be liable for the late filing of a Form 10-K or for the expenses for filing an amendment to a Form 10-K in the event that it does not receive (i) the documents required to be delivered to it in accordance with clauses (x)-(z) above or (ii) an executed copy of the Form 10-K from the Depositor within the time period described herein. In the event that the Trustee is unable to include any report required by either clause (x) or (y) in the immediately preceding sentence in the Form 10-K, the Trustee shall disclose such fact in the Form 10-K together with an explanation as to why such report is not included as an exhibit to the Form 10-K.

(e) The Trustee shall promptly send copies of each periodic report filed on Form 10-D or other applicable form, each annual report on Form 10-K, and each Form 15 Suspension Notification, together in each case with the acceptance confirmation receipt from EDGAR, to the Certificate Insurer, to McKee Nelson LLP and to the Depositor (i) by e-mail to the e-mail addresses provided in writing by each of McKee Nelson LLP and the Depositor, respectively and (ii) to McKee Nelson LLP at 1919 M Street, N.W., Washington, D.C. 20036, and to the Depositor at the address specified in Section 12.05, in each case to the attention of a designated contact specified by each of McKee Nelson LLP and the Depositor, respectively. Notwithstanding any term to the contrary, an appropriate officer of the Depositor shall be responsible for signing, and shall sign, any such Form 10-K and the related Sarbanes-Oxley Certification that may be required to be filed with the Commission in connection therewith. The Trustee shall prepare such Form 10-K and provide the Depositor with such Form 10-K not later than March 20th of the applicable year. Following its receipt thereof, the Depositor shall execute such Form 10-K and all related certifications to be signed by it and provide the original of such Form 10-K and all related certifications to the Trustee not later than March 25th of that year (or if March 25th is not a Business Day, then the next succeeding Business Day); provided, however, that if the filing of such Form 10-K shall be required to occur on a date earlier than March 30th of the applicable year as may be required by the Exchange Act, and Rules and Regulations of the Commission, then the time periods for preparation and execution of such Form 10-K set forth in this section shall be adjusted accordingly. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from the Trustee’s own negligence or willful misconduct. The Trustee shall have no responsibility to execute any Form 15 Suspension Notice, Form 8-K, Form 10-D or Form 10-K described herein or to execute any Depositor Certification described herein, or to file any items other than those specified in this Section 3.05; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Trustee under Regulation AB, the Exchange Act or otherwise shall be sent to the Depositor. Fees and expenses incurred by the Trustee in connection with this Section 3.05 shall not be reimbursable from the Trust.

(f) Not later than March 15 of each year (beginning in 2007) (or, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall sign the Trustee Certification for the benefit of the Depositor and its officers, directors and affiliates.

SECTION 3.06. [Reserved]

SECTION 3.07. Indemnification by the Trustee.

(a) The Trustee agrees to indemnify the Depositor, its officers, directors, agents and employees for, and to hold them harmless against, any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Trustee’s failure to file a Form 8-K, Form 10-D or Form 10-K in accordance with Section 3.05 or any failure by the Trustee to deliver any information, report or certification, when and as required under Section 8.01(b) or (e), (ii) by reason of the Trustee’s willful misfeasance, bad faith or negligence in the performance of such obligations pursuant to Section 3.05, (iii) by reason of the Trustee’s reckless disregard of such obligations pursuant to Section 3.05 or (iv) any material misstatement or omission made in the Trustee Certification; provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), such indemnified Person shall have given the Trustee written notice thereof promptly after such indemnified Person shall have with respect to such claim or legal action knowledge thereof; provided, however, that such agreement by the Trustee to indemnify and hold harmless such Person shall not include or apply to any such losses, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses arising from, caused by or resulting from the actions or omissions of any Person other than the Trustee, including without limitation the negligence, willful misfeasance, bad faith or reckless disregard of duties or obligations under or pursuant to this Agreement, the Servicing Agreement or other applicable agreement by the Depositor or the Servicer, including without limitation any erroneous, inaccurate or incomplete information or certification provided to the Trustee by the Depositor or the Servicer in connection with, or any failure or delay on the part of the Depositor or the Servicer to provide any information or certification necessary to, the Trustee’s performance under Section 3.05. If the indemnification provided for in this Section 3.07 is unavailable or insufficient to hold harmless such indemnified Persons, then the Trustee shall contribute to the amount paid or payable by such indemnified Persons as a result of the losses, claims, damages or liabilities of such indemnified Persons in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other. This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement. Notwithstanding the foregoing, in no event shall the Trustee be liable for any consequential, indirect or punitive damages.

(b) The Trust Fund will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above.

ARTICLE IV

ACCOUNTS

SECTION 4.01. Servicing Accounts

(a) The Servicer will establish and maintain one or more custodial accounts (the “Servicing Accounts”) in accordance with the Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries and advances made from the Servicer’s own funds (less, in the case of the Servicer, the Servicing compensation, in whatever form and amounts as permitted by the Servicing Agreement) and all other amounts to be deposited in the Servicing Account. The Servicer is hereby authorized to make withdrawals from and deposits to the Servicing Account for purposes required or permitted by this Agreement and the Servicing Agreement. For the purposes of this Agreement, Servicing Accounts shall also include such other accounts as the Servicer maintains for the escrow of certain payments, such as taxes and insurance, with respect to certain Mortgaged Properties. The Servicing Agreement sets forth the criteria for the segregation, maintenance and investment of each related Servicing Account, the contents of which are acceptable to the parties hereto as of the date hereof and changes to which shall not be made unless such changes are made in accordance with the provisions of Section 12.01 hereof.

(b) [Reserved];

(c) To the extent provided in the Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the Servicer shall withdraw or shall cause to be withdrawn from the related Servicing Account and shall immediately remit or cause to be remitted to the Trustee for deposit into the Distribution Account, amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each of the Mortgage Loans it is servicing:

(i) Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer pursuant to the Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees and Lender-Paid Mortgage Insurance Fees, if any;

(ii) Principal Prepayments in full and any Liquidation Proceeds received by the Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees;

(iii) Principal Prepayments in part received by the Servicer for such Mortgage Loans in the related Prepayment Period;

(iv) Recoveries received by the Servicer with respect to such Mortgage Loans; and

(v) any amount to be used as a delinquency advance or to pay any Interest Shortfalls, in each case, as required to be paid under the Servicing Agreement.

(d) Withdrawals may be made from a Servicing Account only to make remittances as provided in Section 4.01(c), to reimburse the Servicer for advances which have been recovered by subsequent collection from the related Mortgagor, to remove amounts deposited in error, to remove fees, charges or other such amounts deposited on a temporary basis, or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Section 4.01(c), certain amounts otherwise due to the Servicer may be retained by them and need not be remitted to the Trustee.

SECTION 4.02. Distribution Account.

(a) The Trustee shall establish and maintain an account, for the benefit of the Certificateholders and the Certificate Insurer, as a segregated account which shall be an Eligible Account (the “Distribution Account”). The Trustee shall, promptly upon receipt from the Servicer on the Servicer Remittance Date deposit into the Distribution Account and retain on deposit until the related Distribution Date, the following amounts:

(i) any amounts withdrawn from a Servicing Account pursuant to Section 4.01(c);

(ii) any amounts required to be deposited by the Trustee with respect to the Mortgage Loans pursuant to this Agreement;

(iii) the Purchase Price with respect to any Mortgage Loans purchased by the Seller or the Originator under this Agreement or the Purchase Agreement, as applicable, any Substitution Adjustments pursuant to Section 2.03 of this Agreement and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Servicer pursuant to Section 10.01 and the Servicing Agreement;

(iv) any amounts required to be deposited by the Trustee with respect to losses on investments of deposits in the Distribution Account; and

(v) any other amounts so required to be deposited in the Distribution Account pursuant to this Agreement.

(b) All amounts deposited to the Distribution Account shall be held by the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption fees, tax service fees, statement account charges or payoff charges, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.03(a)(i), (ii), (iii), (iv), (vi), (vii), (x) and (xi) with respect to the Servicer, need not be remitted by the Servicer to the Trustee. In the event that the Servicer has remitted to the Trustee any amount not required to be credited to the Distribution Account, the Servicer may at any time, by delivery of a written request signed by a Servicing Officer of the deposited in error, direct the Trustee to withdraw such amount from the Distribution Account for repayment to the Servicer. In the event that the Trustee has deposited to the Distribution Account any amount not required to be credited thereto, it may at any time, withdraw such amount from the Distribution Account.

(c) Funds in the Distribution Account shall, if invested, be invested in Permitted Investments; provided, however, that the Trustee shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Distribution Account. All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next succeeding Distribution Date (except that if such Permitted Investment is an obligation of the Trustee, then such Permitted Investment shall mature not later than such applicable Distribution Date). Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Trustee and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Trustee. The Trustee shall deposit the amount of any such loss in the Distribution Account immediately as realized, but in no event later than the related Distribution Date.

SECTION 4.03. Permitted Withdrawals and Transfers from the Distribution Account.

(a) The Trustee shall, from time to time, withdraw or transfer funds from the Distribution Account to the Servicer, to the Certificate Insurer or to itself for the following purposes:

(i) to reimburse the Servicer for any Advance of its own funds, the right of the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and the Termination Price) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(ii) to reimburse the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii) to reimburse the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(iv) to pay the Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which the Servicer would have been entitled to receive under subclause (xii) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v) to pay the Servicer from the Purchase Price for any Mortgage Loan, the amount which the Servicer would have been entitled to receive under subclause (xii) of this Subsection 4.03(a) as servicing compensation;

(vi) to reimburse the Servicer for servicing related advances of funds, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such servicing advances were made;

(vii) to reimburse the Servicer for any Advance after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance has not been reimbursed pursuant to clauses (i) and (vi);

(viii) to pay the Servicer its monthly Servicing Fee and any other servicing compensation payable pursuant to the Servicing Agreement;

(ix) to pay the Trustee any investment income;

(x) [reserved];

(xi) to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement;

(xii) to reimburse the Trustee for expenses, costs and liabilities incurred by or reimbursable to it pursuant to Sections 7.02(d), 8.05, 8.10 or 8.17 (including those related the BONY Custodial Agreement, to pay any fees, expenses or other amounts payable to the Bank of New York as Custodian);

(xiii) to pay the Certificate Insurer its Aggregate Premium Amount;

(xiv) to remove amounts deposited in error; and

(xv) to clear and terminate the Distribution Account pursuant to Section 10.01.

(b) The Trustee shall keep and maintain separate accounting, for the purpose of accounting for any payments or reimbursements from the Distribution Account pursuant to subclauses (i) through (vii), inclusive and subclause (x) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Trustee without being deposited in the Distribution Account under Section 4.02(b).

(c) On each Distribution Date, the Trustee shall withdraw funds on deposit in the Distribution Account to the extent of the aggregate Available Funds and distribute such funds to the Holders of the Certificates and any other parties entitled thereto, in accordance with Section 5.01.

SECTION 4.04. [Reserved]

SECTION 4.05. Financial Guaranty Insurance Policy.

(a) On or prior to the Closing Date, the Trustee shall cause to be established and maintained the Policy Account, into which amounts received by the Trustee pursuant to the Financial Guaranty Insurance Policy shall be deposited for the benefit of the Insured Certificates. Amounts on deposit in the Policy Account shall not be invested and shall not be held in an interest-bearing account.

(b) As soon as possible, and in no event later than 12:00 noon New York time on the second Business Day immediately preceding any Distribution Date, the Trustee shall furnish the Certificate Insurer and the Servicer with a completed Notice in the form set forth as Exhibit A to the Endorsement to the Financial Guaranty Insurance Policy in the event that there is a Deficiency Amount with respect to the Holders of the Insured Certificates, on such Distribution Date; provided, however, that if such Distribution Date is the Final Distribution Date, the Notice shall also include the outstanding Class Principal Balances of the Insured Certificates, after giving effect to all payments of principal on each Class of Insured Certificates on such Final Distribution Date, other than pursuant to the Financial Guaranty Insurance Policy. The Notice shall specify the amount of Insured Amounts for the each Class of Insured Certificate and shall constitute a claim for an Insured Amount pursuant to the Financial Guaranty Insurance Policy.

(c) Upon receipt of an Insured Amount from the Certificate Insurer on behalf of the Holders of the Insured Certificates, the Trustee shall deposit such Insured Amount into the Policy Account. All such amounts on deposit in the Policy Account shall remain uninvested.

The Trustee shall include on each Distribution Date any Insured Amounts received by it from or on behalf of the Certificate Insurer for such Distribution Date (i) in the amount distributed to the Holders of the Insured Certificates pursuant to Section 5.01 and (ii) in the amount deemed to have been distributed to the Class 1-A1B and Class 2-A1C regular interests and deposited for their benefit into the Distribution Account. If on any Distribution Date the Trustee determines that the Certificate Insurer has paid more under the Financial Guaranty Insurance Policy than is required by the terms thereof, the Trustee shall promptly return the excess amount to the Certificate Insurer.

(d) The Trustee shall (i) receive as attorney-in-fact of the Holders of the Insured Certificates any Insured Amount delivered to it by the Certificate Insurer for payment to such Holders and (ii) distribute such Insured Amount to such Holders as set forth in Section 5.01. Insured Amounts disbursed by the Trustee from proceeds of the Financial Guaranty Insurance Policy shall not be considered payment by the Trust Fund with respect to the Insured Certificates, nor shall such disbursement of Insured Amounts discharge the obligations of the Trust Fund with respect to the amounts thereof, and the Certificate Insurer shall become owner of such amounts to the extent covered by such Insured Amounts as the deemed assignee of such Holders. The Trustee hereby agrees on behalf of the Holders of the Insured Certificates (and each such Holder, by its acceptance of its Insured Certificates, hereby agrees) for the benefit of the Certificate Insurer that, to the extent the Certificate Insurer pays any Insured Amount, either directly or indirectly (as by paying through the Trustee), to any Holder of an Insured Certificates, the Certificate Insurer will be entitled to be subrogated to any rights of such Holder to receive the amounts for which such Insured Amount was paid, to the extent of such payment, and will be entitled to receive the Certificate Insurer Reimbursement Amount as set forth in Section 5.01. The Trustee as attorney-in-fact of the Holders of the Insured Certificates shall assign to the Certificate Insurer the rights of such Holder with respect to the Class 1-A1B and Class 2-A1C Certificates to the extent of such Insured Amount until the Certificate Insurer has been fully reimbursed therefore in accordance with the terms of the Financial Guaranty Insurance Policy. To evidence such subrogation, the Trustee shall note the Certificate Insurer’s rights as subrogee upon the register of Certificateholders upon receipt from the Certificate Insurer of proof of payment of any Insured Amount.

(e) At the end of the Term of the Financial Guaranty Insurance Policy (as defined in the Financial Guaranty Insurance Policy), the Trustee shall return the Financial Guaranty Insurance Policy to the Certificate Insurer for cancellation.

ARTICLE V

FLOW OF FUNDS

SECTION 5.01. Distributions.

(a) On each Distribution Date and after making any withdrawals from the Distribution Account pursuant to Section 4.03(a), the Trustee shall withdraw funds on deposit in the Distribution Account to the extent of Available Funds for each Loan Group for such Distribution Date and, make the following disbursements and transfers as set forth below:

(i) the Available Funds for Loan Group 1 shall be distributed on each Distribution Date (other than on the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer) in the following order of priority:

(A)
to the Class A-R, Class 1-A1A and Class 1-A1B Certificates, the related Interest Distributable Amounts for that date and to the Class X-1 Certificates, the portion of its Interest Distributable Amount allocable to Loan Group 1 based on the Class X-1 Loan Group 1 Percentage, pro rata (based on the Interest Distributable Amount to which each such Class is entitled); provided, however, that on each Distribution Date, the related Interest Distributable Amount for the Class X-1 Certificates up to the X-1 Required Reserve Fund Deposit shall be deposited in the Basis Risk Reserve Fund X-1 Subaccount and shall not be distributed to the Class X-1 Certificates; and

(B)	an amount equal to the Senior Principal Distribution Amount for Loan Group 1 for that date, as follows:

first, to the Class A-R Certificate, until the Class Principal Balance of such Class is reduced to zero;

second, to the Class 1-A1A and Class 1-A1B Certificates, pro rata based on their respective Class Principal Balances, until the Class Principal Balances of such Classes are reduced to zero; and

third, to the Class PO-1 Certificates and PO-1A1 Component, pro rata based on their Class Principal Balance and Component Principal Balance, respectively, until the Class Principal Balance or Component Principal Balance, respectively, of such Class or Component is reduced to zero;

(ii) the Available Funds for Loan Group 2 shall be distributed on each Distribution Date (other than on the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer) in the following order of priority:

(A)
to the Class 2-A1A, Class 2-A1B, Class 2-A1C and Class X-2A1B Certificates, the related Interest Distributable Amounts for that date and to the Class X-1 Certificates, the portion of its Interest Distributable Amount allocable to Loan Group 2 based on the Class X-1 Loan Group 2 Percentage, pro rata (based on the Interest Distributable Amount to which each such Class is entitled); provided, however, that on each Distribution Date, the related Interest Distributable Amount for the Class X-1 Certificates up to the X-1 Required Reserve Fund Deposit shall be deposited in the Basis Risk Reserve Fund X-1 Subaccount and shall not be distributed to the Class X-1 Certificates and the related Interest Distributable Amount for the Class X-2A1B Certificates up to the X-2A1B Required Reserve Fund Deposit shall be deposited in the Basis Risk Reserve Fund X-2A1B Subaccount and shall not be distributed to the Class X-2A1B Certificates; and

(B)	an amount equal to the Senior Principal Distribution Amount for Loan Group 2 for that date, as follows:

first, to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, pro rata based on their respective Class Principal Balances, until the Class Principal Balances of such Classes are reduced to zero; and

second, to the Class PO-1 and Class PO-2A1B Certificates and PO-1A2 Component, pro rata based on their Class Principal Balance and Component Principal Balance, respectively, until the Class Principal Balance or Component Principal Balance, respectively, of such Class or Component is reduced to zero;

On any Distribution Date, if the aggregate amount distributed with respect to the Class X-1 Certificates from both Loan Groups in accordance with the provisions of Sections 5.01(a)(i)(A) or 5.01(a)(ii)(A) above is less than the Class X-1 Certificates’ Interest Distributable Amount, then Available Funds from both Loan Groups remaining after making the distributions in either Section 5.01(a)(i)(A) or 5.01(a)(ii)(A) above shall be distributed to the Class X-1 Certificates to cover that shortfall.

(iii) concurrently, from (a) the Basis Risk Reserve Fund X-1 Subaccount, to the Class 1-A1A, Class 1-A1B, Class 2-A1A and Class 2-A1C Certificates, pro rata, based on amounts due and (b) the Basis Risk Reserve Fund X-2A1B Subaccount, to the Class 2-A1B Certificates based on amounts due, any related Basis Risk Shortfall for each such Class and such Distribution Date remaining unpaid after giving effect to the distributions specified in subsections (i) and (ii) above in the order and priority set forth in Section 5.07 below;

(iv) the Available Funds for each Loan Group remaining after giving effect to the distributions specified in subsections (i), (ii) and (iii) above shall be distributed to the Certificate Insurer and the Certificateholders in the following order of priority:

(A)	to the Certificate Insurer, any Certificate Insurer Reimbursement Amounts due and unpaid;

(B)	to the Class B-1 Certificates, the related Interest Distributable Amount for that date;

(C)	to the Class B-1 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(D)	to the Class B-2 Certificates, the related Interest Distributable Amount for that date;

(E)	to the Class B-2 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(F)	to the Class B-3 Certificates, the related Interest Distributable Amount for that date;

(G)	to the Class B-3 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(H)	to the Class B-4 Certificates, the related Interest Distributable Amount for that date;

(I)	to the Class B-4 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(J)	to the Class B-5 Certificates, the related Interest Distributable Amount for that date;

(K)	to the Class B-5 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(L)	to the Class B-6 Certificates, the related Interest Distributable Amount for that date;

(M)	to the Class B-6 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(N)	to the Class B-7 Certificates, the related Interest Distributable Amount for that date; and

(O)	to the Class B-7 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero; and

(P)	to the Class B-8 Certificates, the related Interest Distributable Amount for that date; and

(Q)	to the Class B-8 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero; and

(R)	to the Class B-9 Certificates, the related Interest Distributable Amount for that date; and

(S)	to the Class B-9 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero; and

(T)	to the Class B-10 Certificates, the related Interest Distributable Amount for that date; and

(U)	to the Class B-10 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero; and

(V)	to the Class B-11 Certificates, the related Interest Distributable Amount for that date; and

(W)	to the Class B-11 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero; and

(X)	to the Class B-12 Certificates, the related Interest Distributable Amount for that date; and

(Y)	to the Class B-12 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero; and

(v) from the Basis Risk Reserve Fund X-1 Subaccount, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates, any related Basis Risk Shortfall for such Distribution Date in the order and priority set forth in Section 5.07 below; and

(vi) the Available Funds (other than amounts to which the Class A-R-II Certificate is entitled as a result of early termination of the Trust pursuant to Section 10.01(a)) for each Loan Group remaining after giving effect to the distributions specified in subsections (i), (ii), (iii), (iv) and (v) above will be distributed to the Certificateholders in the following order of priority:

(A)	to the Holder of the Class A-R Certificate, any Available Funds for Loan Group 1 and Loan Group 2, other than any portion thereof in respect of Premium Proceeds, then remaining; and

(B)	on the final Distribution Date, to the Holder of the Class A-R-II Certificate, the Premium Proceeds.

On the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer, Available Funds for Loan Group 1 and Loan Group 2 shall be applied in the amounts and in the order specified above, except that no amounts will be distributed pursuant to Sections 5.01(a)(iii) and (a)(iv) above and the portion of Available Funds remaining after the distribution pursuant to Sections 5.01(a)(i) and (a)(ii) will be applied in the order specified in Section 5.01(a)(iv).

With respect to any Distribution Date and any Insured Amount, the Trustee shall make distributions pursuant to Section 5.01(a)(i), with respect to the Class 1-A1B Certificates and Section 5.01(a)(ii), with respect to the Class 2-A1C Certificates, from the amount drawn under the Financial Guaranty Insurance Policy for such Distribution Date in respect of such Classes pursuant to Section 4.02 and 4.05(d). Funds received by the Trustee as a result of any claim under the Financial Guaranty Insurance Policy shall be applied solely to distributions to the Class 1-A1B and Class 2-A1C Certificateholders, as applicable, and may not be applied to satisfy any other Classes of Certificates or costs, expenses or liabilities of the Trustee, the Servicer or the Trust Fund.

(b) Amounts to be paid to the Holders of a Class of Certificates shall be payable with respect to all Certificates of that Class, pro rata, based on the Certificate Principal Balance or Certificate Notional Balance, as applicable, of each Certificate of that Class.

(c) On each Distribution Date, the Monthly Interest Distributable Amounts for the Classes of Senior Certificates (other than the Class PO Certificates) and Subordinate Certificates on such Distribution Date shall be reduced proportionately, based on (A) in the case of the Senior Certificates (other than the Class PO Certificates), the Monthly Interest Distributable Amount to which they would otherwise be entitled and (B) in the case of the Subordinate Certificates, interest accrued at the related Pass-Through Rate on the related Apportioned Principal Balance of each such Class, by Net Interest Shortfalls with respect to the related Loan Group.

(d) Notwithstanding the priority and allocation set forth in Section 5.01(a)(iv) above, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the “Restricted Classes”) and the amount of such Principal Prepayment otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the Class Principal Balances of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.01(a)(iv) above.

(e) On each Distribution Date, the Trustee shall distribute to the Holder of the Class X-1 Certificates, the Class X-1 Distributable Amount.

(f)   Notwithstanding the priority and allocation set forth in Section 5.01(a)(iv), with respect to any Loan Group, on each Distribution Date prior to the Senior Credit Support Depletion Date but after the date on which the aggregate Class Principal Balance of each Class of the Senior Certificates and PO Components related to a Loan Group have been reduced to zero, 100% of the Principal Prepayments on the Mortgage Loans (net of Deferred Interest) in that Loan Group otherwise distributable on each Class of Subordinate Certificates pursuant to Section 5.01(a)(iv), in reverse order of priority, shall be distributed as principal to the Senior Certificates (other than the Interest-Only Certificates) related to the other Loan Group remaining outstanding in the amounts provided in the next succeeding sentence, provided that on such Distribution Date either clause (i) or (ii) in the definition of the Two Times Test has not been met. Such amount shall be allocated among the other Loan Groups, pro rata based on aggregate Class Principal Balance of the related Senior Certificates, and paid to the Senior Certificates in such Group or Groups in the same priority as such Certificates would receive other distributions of principal pursuant to Section 5.01(a).

(ii) On any Distribution Date on which the Senior Certificates and Principal-Only Component related to a Loan Group constitute an Undercollateralized Group, all amounts otherwise distributable as Available Funds on the Subordinate Certificates, in reverse order of priority (or, following the Senior Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates and Principal-Only Component of such Undercollateralized Group pursuant to Section 5.01(a), first, up to the sum of the Accrued Interest Amount and the Principal Deficiency Amount for the related Undercollateralized Group (such distribution, an “Undercollateralization Distribution”) and second, to pay to the Subordinate Certificates and the Class A-R Certificate in the same order and priority as provided in Section 5.01(a)(iv). In the event that the Senior Certificates and Principal-Only Component related to a Loan Group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from any Available Funds for a Loan Group not related to an Undercollateralized Group remaining after all required amounts have been distributed to the related Class of Senior Certificates and Principal-Only Component. Undercollateralization Distributions will be applied first to pay accrued but unpaid interest, if any, and second to pay principal in the same priority and allocation provided in Section 5.01(a).

(g) Distributions on Physical Certificates. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 hereof respecting the final distribution), in the case of Certificateholders of the Physical Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of that Class held by such Certificateholders.

(h) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Seller shall have any responsibility therefor.

SECTION 5.02. Allocation of Net Deferred Interest.

For any Distribution Date, the Net Deferred Interest on the Mortgage Loans will be allocated among the Classes of Certificates (or, with respect to the Class X Certificates, the PO Components) in proportion to the excess, if any, for each such Class of (i) the Monthly Interest Distributable Amount accrued at the Pass-Through Rate for such Class, over (ii) the amount of the Monthly Interest Distributable Amount for such Class calculated at the applicable Adjusted Cap Rate for such Class.

On each Distribution Date, any amount of Net Deferred Interest allocable to a Class of Certificates (other than the Interest-Only Certificates) on such Distribution Date will be added as principal to the outstanding Class Principal Balance of such Class of Certificates. With respect to the Class X-1 Certificates and each Distribution Date, any amount of Net Deferred Interest added to the Principal Balances of the related Mortgage Loans that is allocated to the Class X-1 Certificates on such Distribution Date will be added as principal to the outstanding Component Principal Balances of the Class PO-1A1 and Class PO-1A2 Components, as applicable, based upon the amount of Deferred Interest attributable to the Mortgage Loans in the related Loan Group. With respect to the Class X-2A1B Certificates and each Distribution Date, any amount of Net Deferred Interest added to the Principal Balances of the related Mortgage Loans that is allocated to the Class X-2A1B Certificates on such Distribution Date will be added as principal to the outstanding Class Principal Balance of the Class PO-2A1B Certificates.

SECTION 5.03. Allocation of Realized Losses.

(a) On or prior to each Distribution Date, the Trustee shall aggregate the loan-level information provided by the Servicer with respect to the total amount of Realized Losses with respect to the Mortgage Loans in each Loan Group for the related Distribution Date and include such information in the Distribution Date Statement.

(b) On each Distribution Date, Realized Losses that occurred during the related prepayment period shall be allocated as follows:

first, to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Principal Balance of each such Class is reduced to zero; and

second,

(A)
with respect to such losses related to the Group 1 Mortgage Loans, to the Class 1-A1A, Class 1-A1B, Class PO-1 and Class A-R Certificates and the PO-1A1 Component, pro rata, until the Class Principal Balance or Component Principal Balance of each such Class or Component is reduced to zero; provided, however, the Class 1-A1B Certificates will bear the principal portion of all Realized Losses allocable to the Class 1-A1A Certificates for so long as the Class 1-A1B Certificates are outstanding; and

(B)
with respect such losses related to the Group 2 Mortgage Loans, to the Class 2-A1A, Class 2-A1B, Class 2-A1C and Class PO-2 Certificates and the PO-1A2 Component, pro rata, until the Class Principal Balance or Component Principal Balance of such Class or Component is reduced to zero; provided, however, the Class 2-A1C Certificates will bear the principal portion of all Realized Losses allocable to the Class 2-A1A and Class 2-A1B Certificates for so long as the Class 2-A1A and Class 2-A1B Certificates are outstanding; provided, further, the Class 2-A1B Certificates will bear the principal portion of all Realized Losses allocable to the Class 2-A1A Certificates for so long as the Class 2-A1A Certificates are outstanding; and

(c) The Class Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Mortgage Loans for the following Distribution Date.

(d) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to Section 5.03(b) or (c) shall be allocated among the Certificates of such Class, pro rata, in proportion to their respective Certificate Principal Balances.

(e) Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 5.03(b) or (c) shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance.”

SECTION 5.04. Statements.

(a) On each Distribution Date, the Trustee shall make available to each Certificateholder, the Certificate Insurer, the Seller, and each Rating Agency, a statement based, as applicable, on loan-level information obtained from and the Servicer (the “Distribution Date Statement”) as to the distributions to be made or made, as applicable, on such Distribution Date:

(i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal;

(ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

(iii) the Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage with respect to each Loan Group for the following Distribution Date;

(iv) the aggregate amount of servicing compensation received by the Servicer during the related Due Period, the Custodial Fee paid to the Custodian during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v) the aggregate amount of Advances for the related Due Period and the amount of unreimbursed Advances;

(vi) the Pool Collateral Balance and the Loan Group Collateral Balance for such Distribution Date;

(vii) the Loan Group Balance and related Net WAC and applicable Net WAC Cap for each Loan Group at the Close of Business at the end of the related Due Period;

(viii) for each Loan Group, the aggregate Principal Balance of the One-Month MTA Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(ix) [Reserved];

(x) [Reserved];

(xi) for each Loan Group, the number, weighted average remaining term to maturity and weighted average Loan Rate of the related Mortgage Loans as of the related Due Date;

(xii) the number and aggregate unpaid principal balance of Mortgage Loans, in the aggregate and for each Loan Group, (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the close of business on the last day of the preceding calendar month;

(xiii) the book value of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties in each Loan Group as of the Close of Business of the last day of the preceding Due Period;

(xiv) the aggregate amount of Principal Prepayments with respect to each Loan Group made during the related Prepayment Period;

(xv) the aggregate amount of Realized Losses incurred during the related Due Period for each Loan Group and the cumulative amount of Realized Losses and the amount of Realized Losses, if any, allocated to each Class of Certificates or Principal-Only Components;

(xvi) the Class Principal Balance or Class Notional Balance, as applicable, of each Class of Certificates and the Apportioned Principal Balances of the Subordinate Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xvii) the Monthly Interest Distributable Amount and the Interest Distributable Amount in respect of each Class of Certificates, for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xviii) the aggregate amount of any Net Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date;

(xix) the Available Funds with respect to each Loan Group;

(xx) the Pass-Through Rate and Adjusted Cap Rate for each Class of Certificates for such Distribution Date;

(xxi) the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Seller during the related Due Period, and indicating the relevant section of the Servicing Agreement, or the Section of this Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan;

(xxii) the amount of any Principal Deficiency Amounts or Accrued Interest Amounts paid to an Undercollateralized Group or amounts paid pursuant to Section 5.01(e)(i);

(xxiii) current Recoveries allocable to each Loan Group;

(xxiv) cumulative Recoveries allocable to each Loan Group;

(xxv) the amount of any Basis Risk Shortfall, if any, and the related accrued interest thereon;

(xxvi) for each Loan Group, the amount of Deferred Interest and Net Deferred Interest, if any, for such Loan Group;

(xxvii) the amount of Net Deferred Interest, if any, added to the Class Principal Balance of the related Certificates;

(xxviii) the amount of the Certificate Insurer Reimbursement Amount, if any;

(xxix) the Deficiency Amount, if any, to be paid by the Certificate Insurer;

(xxxi) the number of mortgage loans and the aggregate principal balance of the mortgage loans that have negatively amortized in each Loan Group;

(xxxii) the amount of any payment to the Class X-1 Certificate of any Class X-1 Amortization Shortfall after any such payment; and

(xxxiii) the amount of any Class X-1 Distributable Amount.

The Trustee shall make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to this Agreement via the Trustee’s Internet website. The Trustee’s Internet website shall initially be located at “https://trustinvestorreporting.usbank.com.” Assistance in using the website can be obtained by calling the Trustee customer service desk at (800) 934-6802. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Trustee shall provide timely and adequate notification to all parties regarding any such change.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

In addition to the information listed above, such Distribution Date Statement shall also include such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (Sec. 229.1121) of Regulation AB.

(b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to the Certificate Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c) On each Distribution Date, the Trustee shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

SECTION 5.05. Remittance Reports; Advances.

(a) No later than the 10th calendar day of each month, the Servicer shall deliver to the Trustee and the Certificate Insurer by telecopy or electronic mail (or by such other means as the Servicer and the Trustee may agree from time to time) the Remittance Report with respect to the Distribution Date. No later than the Close of Business New York time on the fifth Business Day prior to such Distribution Date, the Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01. The Trustee shall have no duty or obligation to calculate, recompute or verify any information in the Remittance Report or other loan level information that it receives from the Servicer.

(b) If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent, other than as a result of application of the Relief Act, and for which the Servicer was required to make an advance pursuant to the Servicing Agreement, exceeds the amount on deposit in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Servicer shall, on the Business Day preceding the Distribution Date, deposit in the Distribution Account an amount equal to such deficiency, net of the Servicing Fee, for such Mortgage Loan except to the extent the Servicer determines any such Advance to be Nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made. Subject to the foregoing, the Servicer shall continue to make such Advances through the date that the Servicer is required to do so under the Servicing Agreement. If the Servicer determines that an Advance is Nonrecoverable, it shall, on or prior to the related Distribution Date, present an Officer’s Certificate to the Trustee (i) stating that the Servicer elects not to make a Advance in a stated amount and (ii) detailing the reason it deems the advance to be Nonrecoverable.

SECTION 5.06. [Reserved]

SECTION 5.07. Basis Risk Reserve Fund.

(a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the MTA and LIBOR Certificates, a Basis Risk Reserve Fund, into which the Depositor shall deposit $554,517.71, which amount is intended to cover the amount of Basis Risk Shortfalls, if any, on the first, second and third Distribution Dates. On the third Distribution Date after the Closing Date, any interest accrued on such initial deposit and any amounts remaining from such initial deposit will be distributed to the Seller.

The Basis Risk Reserve Fund will be comprised of two subaccounts: the “Basis Risk Reserve Fund X-1 Subaccount” and the “Basis Risk Reserve Fund X-2A1B Subaccount” (each, a “Subaccount”). The Basis Risk Reserve Fund X-1 Subaccount will be held in trust by the Trustee on behalf of the holders of the Class 1-A1A, Class 1-A1B, Class 2-A1A and Class 2-A1C Certificates and the Subordinate Certificates. The Basis Risk Reserve Fund X-2A1B Subaccount will be held in trust by the Trustee on behalf of the holders of the Class X-2A1B Certificates. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. The Basis Risk Reserve Fund shall not be an asset of any REMIC established hereby.

(b) On each Distribution Date, (i) Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class X-1 Certificates shall instead be deposited in the Basis Risk Reserve Fund X-1 Subaccount to the extent of the X-1 Required Reserve Fund Deposit and (ii) Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class X-2A1B Certificates shall instead be deposited in the Basis Risk Reserve Fund X-2A1B Subaccount to the extent of the X-1 Required Reserve Fund Deposit.

(c) On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, the Trustee, shall withdraw from the related Subaccount of the Basis Risk Reserve Fund the amount of any remaining Basis Risk Shortfall for such Classes of Certificates, pursuant to Section 5.01(a)(iii). If on any Distribution Date the amount on deposit in the Basis Risk Reserve Fund is not sufficient to make a full distribution of the Basis Risk Shortfall, the Trustee shall withdraw the entire amount on deposit in the Basis Risk Reserve Fund and distribute such amount to such Classes of Certificates on a pro rata basis based on the amount of Basis Risk Shortfall due each such Class.

On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates, the Trustee, after making the distributions described in the immediately preceding paragraph to the Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, shall distribute the lesser of any amounts remaining on deposit in the Basis Risk Reserve Fund X-1 Subaccount and such Basis Risk Shortfall to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates, sequentially, in that order.

Funds remaining in the applicable Subaccount of the Basis Risk Reserve Fund on any Distribution Date after funding the payment of Basis Risk Shortfalls for such Distribution Date will be remitted to the Interest-Only Certificates, up to the amount of the X-1 Required Reserve Fund Deposit.

(d) Funds in the Basis Risk Reserve Fund shall be invested in Permitted Investments. Any earnings on amounts in the Basis Risk Reserve Fund shall be for the benefit of the Class X-1 and Class X-2A1B Certificateholders. The Interest-Only Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class X-1 and Class X-2A1B Certificateholder(s) shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class X-1 and Class X-2A1B Certificateholder(s) as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in money market funds as specified by the Depositor and as described in clause (vi) of the definition of Permitted Investments in Article I. For all federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class X-1 and Class X-2A1B Certificateholders.

(e) Except as expressly provided hereunder, the Trustee shall have no obligation to invest cash held in the Basis Risk Reserve Fund in the absence of timely and specific written investment direction from the Depositor. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Depositor to provide timely written investment direction.

(f) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self interest for (i) serving as investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. The Trustee does not guarantee the performance of any Permitted Investment.

(g) Upon termination of the Trust Fund any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class X-1 Certificateholders.

SECTION 5.08. Recoveries.

(a) With respect to any Class of Certificates or Principal-Only Component to which a Realized Loss has been allocated (including any such Class or Principal-Only Component for which the related Class Principal Balance or Component Principal Balance has been reduced to zero), the Class Principal Balance or Component Principal Balance of such Class or Component, as applicable, will be increased, up to the amount of related Recoveries for such Distribution Date as follows:

(i) first, the Class Principal Balance of each Class of Senior Certificates or Component Principal Balance of the Principal-Only Component related to the Loan Group from which the Recovery was collected, will be increased pro rata, based on Realized Losses borne by such Class or Component up to the lesser of (i) (x) the excess amount by which Net Realized Losses previously borne by such Class or Component over (y) the amount of payments received under the Financial Guaranty Insurance Policy (that remain unreimbursed) with respect to such Realized Losses and (ii) Recoveries for such Distribution Date, and

(ii) second, the Class Principal Balance of each Class of Subordinate Certificates will be increased in order of seniority, up to the amount by which Net Realized Losses previously allocated to each such Class exceeds the amount of Recoveries for such Distribution Date previously distributed to such Class.

(b) Any increase to the Class Principal Balance of a Class of Certificates or Component Principal Balance of a Principal-Only Component shall increase the Certificate Principal Balance of each Certificate of the related Class or the Component Principal Balance of each PO Component pro rata in accordance with each Percentage Interest.

To the extent that the Certificate Insurer has made a payment in respect of Realized Losses and such amount has not previously been reimbursed pursuant to Section 5.01(a)(iv), the Certificate Insurer will be subrogated to the rights of the Holders of the Insured Certificates and will be entitled to the amount of any such Realized Losses paid by it to the Insured Certificates that remains unreimbursed prior to any Recoveries being allocated to the Holders of the Insured Certificates.

SECTION 5.09. [Reserved]

ARTICLE VI

THE CERTIFICATES

SECTION 6.01. The Certificates.

The Certificates shall be substantially in the form annexed hereto as Exhibit A-1 through E. Each of the Certificates shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Regular Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class X-1 and Class X-2A1B Certificates, a minimum notional amount of $100,000 and integral dollar multiples of $1 in excess thereof, and in the case of the Class PO-1 and Class PO-2A1B Certificates, which will be issued in minimum percentage interests of 0.01%, provided, that, such certificates must be purchased in minimum total investments of at least $100,000. The Class A-R and Class A-R-II Certificates will each be issued as a single certificate in physical form.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. Each Certificate shall, on original issue, be authenticated by the Certificate Registrar upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Certificate Registrar for authentication and the Certificate Registrar shall authenticate and deliver such Certificates as provided in this Agreement and not otherwise. Subject to Section 6.02(c), the Senior Certificates (other than the Residual Certificates) and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates shall be Book-Entry Certificates. The Residual Certificates shall be Physical Certificates.

The Private Certificates shall be offered and sold in reliance either on (i) the exemption from registration under Rule 144A of the Securities Act and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form with the applicable legends set forth in Exhibit C (each, a “Restricted Global Security”) or (ii) Regulation S and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit C hereto (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed by the Trustee and authenticated by the Certificate Registrar as hereinafter provided. The aggregate principal amounts of the Restricted Global Securities or Regulation S Global Securities, as applicable, may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar and DTC or its nominee, as the case may be, as hereinafter provided.

SECTION 6.02. Registration of Transfer and Exchange of Certificates.

(a) The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby appointed, and the Trustee hereby accepts its appointment as, initial Certificate Registrar, for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b) Except as provided in paragraph (c) or (d) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Certificate Registrar and the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute one or more Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c) If (x) the Depository or the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Certificate Registrar or the Depositor is unable to locate a qualified successor, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall at the Seller’s expense execute on behalf of the Trust and authenticate definitive, fully registered certificates (the “Definitive Certificates”). Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d) No transfer, sale, pledge or other disposition of any Private Certificate, other than a Private Certificate sold in an offshore transaction in reliance on Regulation S, shall be made unless such disposition is exempt from the registration requirements of the Securities Act, and any applicable state securities laws or is made in accordance with the Securities Act and laws. Any Private Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued only in the form of one or more Definitive Certificates and the records of the Certificate Registrar and DTC or its nominee shall be adjusted to reflect the transfer of such Definitive Certificates. In the event of any transfer of any Private Certificate in the form of a Definitive Certificate, (i) the transferee shall certify (A) such transfer is made to a Qualified Institutional Buyer in reliance upon Rule 144A (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the Securities Act, or (B) such transfer is made to an “accredited investor” under Rule 501(c)(1), (2), (3) or (7) under the Securities Act (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-1, and, if so required by the Certificate Registrar and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, delivered to the Certificate Registrar and the Depositor stating that such transfer may be made pursuant to an exemption, including a description of the applicable exemption and the basis therefor, from the Securities Act or is being made pursuant to the Securities Act, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Certificate Registrar or the Depositor) or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Trust, the Trustee, the Certificate Registrar or the Depositor. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Seller and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In the case of a Private Certificate that is a Book-Entry Certificate, for purposes of the preceding paragraph, the representations set forth in the investment letter in clause (i) shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such Private Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

If any Certificate Owner that is required under this Section 6.02(d) to transfer its Class B-10, Class B-11 or Class B-12 Certificates that are Book-Entry Certificates in the form of Definitive Certificates, (i) notifies the Trustee of such transfer or exchange and (ii) transfers such Book-Entry Certificates to the Trustee, in its capacity as such, through the book-entry facilities of the Depository, then the Trustee, on behalf of the Trust, shall decrease the balance of such Book-Entry Certificates, or the Trustee shall use reasonable efforts to cause the surrender to the Certificate Registrar of such Book-Entry Certificates by the Depository, and thereupon, the Trustee shall execute, authenticate and deliver to such Certificate Owner or its designee one or more Definitive Certificates in authorized denominations and with a like aggregate Certificate Principal Balance.

Subject to the provisions of this Section 6.02(d) governing registration of transfer and exchange Class B-10, Class B-11 or Class B-12 Certificates (i) held as Definitive Certificates may be transferred in the form of Book-Entry Certificates in reliance on Rule 144A (to one or more Qualified Institutional Buyers) or Regulation S under the Securities Act that are acquiring such Definitive Certificates, their own accounts for or for the accounts of other Qualified Institutional Buyers and (ii) held as Definitive Certificates by a Qualified Institutional Buyer or an investor under Regulation S for its own account or for the account of another Qualified Institutional Buyer or Regulation S investor may be exchanged for Book-Entry Certificates, in each case upon surrender of such Certificates for registration of transfer or exchange at the offices of the Trustee maintained for such purpose. Whenever any such Certificates are so surrendered for transfer or exchange, either the Trustee shall increase the balance of the related Book-Entry Certificates or the Trustee shall execute, authenticate and deliver the Book-Entry Certificates for which such Certificates were transferred or exchanged, as necessary and appropriate. No Holder of any such Definitive Certificates other than a Qualified Institutional Buyer or a Regulation S investor holding such Certificates for its own account or for the account of another Qualified Institutional Buyer or Regulation S investor may exchange such Certificates for Book-Entry Certificates. Further, any Certificate Owner of such Book-Entry Certificates other than any such Qualified Institutional Buyers or Regulation S investors shall notify the Trustee of its status as such and shall transfer such Book-Entry Certificate to the Trustee, through the book-entry facilities of the Depository, whereupon, and also upon surrender to the Trustee of such Book-Entry Certificates by the Depository, (which surrender the Trustee shall use reasonable efforts to cause to occur), the Trustee shall execute, authenticate and deliver to such Certificate Owner or such Certificate Owner’s nominee one or more Definitive Certificates in authorized denominations and with a like aggregate Certificate Principal Balance.

None of the Depositor, the Seller, the Certificate Registrar or the Trustee is obligated to register or qualify the Private Certificates under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of a Private Certificate shall, and does hereby agree to, indemnify the Trustee, the Seller, the Depositor and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or I-2, as applicable, hereto), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if such Certificate has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Servicer, the Depositor or the Trust, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer, or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate to an employee benefit plan subject to ERISA or Section 4975 of the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

In the case of an ERISA-Restricted Certificate that is a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

To the extent permitted under applicable law (including, but not limited to, ERISA), none of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(d) so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. In addition, none of the Trustee, the Certificate Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and none of the Trustee, the Certificate Registrar or the Depositor shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement and this Agreement.

(e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee who acquires such Ownership Interest in a Residual Certificate for its own account and not in the capacity as trustee, nominee or agent for another Person and shall promptly notify the Certificate Registrar and the Trustee of any change or impending change in its status as such a Permitted Transferee.

(ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter be transferred, and the Certificate Registrar shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (d) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (“Transfer Affidavit”) of the initial owner of such Residual Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit L.

(iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee and the Certificate Registrar shall as a condition to registration of the transfer, require delivery to them of a Transferor Certificate in the form of Exhibit K hereto from the proposed transferor to the effect that the transferor (a) has no knowledge the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Residual Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) has not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

(iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section so long as the Trustee and the Certificate Registrar received the documents specified in clause (iii). The Certificate Registrar shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Certificate Registrar shall be distributed and delivered by the Certificate Registrar to the last Holder of such Residual Certificate that is a Permitted Transferee.

(v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Certificate Registrar to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Registrar determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Certificate Registrar may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and the Certificate Registrar and they shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

(vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar and the Servicer, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its ratings of the Certificates (determined in the case of the Insured Certificates, without giving effect to the Financial Guaranty Insurance Policy) and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC created hereunder to fail to qualify as a REMIC.

(f) Notwithstanding any provision to the contrary herein, so long as a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates remains outstanding and is held by or on behalf of the Depository, transfers of a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates, in whole or in part, shall only be made in accordance with Section 6.01 and this Section 6.02(f).

(i) Subject to clauses (ii) and (iii) of this Section 6.02(f), transfers of a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates shall be limited to transfers of such a Restricted Global Security or Regulation S Global Security, as applicable, in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii) Restricted Global Security to Regulation S Global Security. If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of the Depository wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. Person, may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Trustee, as Certificate Registrar, of (A) instructions from the Depository directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholders’ held through a Regulation S Global Security, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit N-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. Person and pursuant to and in accordance with Regulation S, the Trustee, as Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(iii) Regulation S Global Security to Restricted Global Security. If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of the Depository wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security. Upon receipt by the Trustee, as Certificate Registrar, of (A) instructions from the Depository directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (B) a certificate in the form of Exhibit N-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a qualified institutional buyer within the meaning of Rule 144A, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Trustee, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Trustee, as Certificate Registrar, shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(iv) Other Exchanges. In the event that a Restricted Global Security or Regulation S Global Security, as applicable, is exchanged for Certificates in definitive registered form without interest coupons, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A or are to non-U.S. Persons, or otherwise comply with Regulation S under the Securities Act, as the case may be, and as may be from time to time adopted by the Depositor and the Trustee.

(v) Restrictions on U.S. Transfers. Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 6.02(f)(iii).

(g) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Depositor (and with respect to the Insured Certificates, the Certificate Insurer) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Depositor or the Certificate Registrar (and, with respect to the Insured Certificates, the Certificate Insurer) that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04. Persons Deemed Owners.

The Depositor, the Trustee, the Certificate Registrar, the Certificate Insurer (with respect to the Insured Certificates) and any agent of the Depositor, the Trustee, Certificate Registrar or Certificate Insurer may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 hereof and for all other purposes whatsoever, and none of the Trust, the Depositor, the Trustee, the Certificate Registrar, the Certificate Insurer or any agent of any of them shall be affected by notice to the contrary.

ARTICLE VII

DEFAULT

SECTION 7.01. Events of Default.

If an Event of Default described in a Servicing Agreement shall occur and be continuing, then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Trustee may, and at the written direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51%, shall, by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to the Rating Agencies, the Depositor, the Certificate Insurer and the Seller. The Trustee, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the Servicer of the Event of Default on any Servicer Remittance Date on which the Servicer fails to make any deposit or payment required pursuant to the Servicing Agreement (including but not limited to Advances to the extent required pursuant to the Servicing Agreement). Pursuant to the Servicing Agreement, on or after the receipt by the Servicer (and by the Trustee if such notice is given by the Certificate Insurer or the Holders) of such written notice, all authority and power of the Servicer under the Servicing Agreement, with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise.

SECTION 7.02. Trustee to Act.

(a) From and after the date the Servicer (and the Trustee, if notice is sent by the Certificate Insurer or the Holders) receives a notice of termination pursuant to Section 7.01, the Trustee immediately shall be the successor in all respects to the Servicer in its capacity as servicer under the Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession, including the immediate obligation to make Advances. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to under the Servicing Agreement if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Servicer under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under the Servicing Agreement; provided, that the appointment of any such successor Servicer shall not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by each Rating Agency as evidenced by a letter to such effect from such Rating Agency. Pending appointment of a successor to the Servicer under the Servicing Agreement, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received hereunder. Except with respect to the making of Advances the defaulting Servicer was required to make but did not make, the successor Servicer, including the Trustee in such capacity, shall not be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties made by it in the Servicing Agreement or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b) Any successor, including the Trustee, to the Servicer under the Servicing Agreement shall during the term of its service as Servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders pursuant to the terms and conditions of the Servicing Agreement, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer under the Servicing Agreement.

(c) Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

(d) The Trustee shall be entitled to be reimbursed by the Trust Fund (pursuant to Section 4.03(a)(xii)), in the event that the Servicer does not reimburse the Trustee under the Servicing Agreement, for all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans property and effectively.

SECTION 7.03. Waiver of Event of Default.

The Majority Certificateholders may, on behalf of all Certificateholders, by notice in writing to the Trustee, direct the Trustee to waive any events permitting removal of the Servicer under this Agreement, provided, however, that the Majority Certificateholders may not waive an event that results in a failure to make any required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of an Event of Default, such event shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies and the Certificate Insurer.

SECTION 7.04. Notification to Certificateholders.

(a) Upon any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give prompt written notice thereof to the Certificate Insurer, the Certificateholders and each Rating Agency.

(b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an Event of Default of which a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the Certificate Insurer and all Certificateholders notice of such occurrence unless such Event of Default shall have been waived or cured.

ARTICLE VIII

THE TRUSTEE

SECTION 8.01. Duties of the Trustee

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.

On each Distribution Date, the Trustee, shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.01 and 10.01 herein.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement;

(iv) the Trustee shall not be responsible for any act or omission of the Servicer (except in its capacity as successor servicer to the extent provided in Section 7.02(a)), the Depositor, the Seller or the Custodian, or any successor Custodian; and

(v) the Trustee shall not be charged with knowledge of any Event of Default unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice at the Corporate Trust Office of such Event of Default.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of the Servicing Agreement.

(b) On or prior to the Closing Date, the Trustee shall deliver to the Sponsor and the Depositor a certification in the form of Exhibit R attached hereto specifying the items it will address in its assessment of compliance with the servicing criteria under this Section 8.01. On or before March 1 of each calendar year, beginning with March 1, 2007 (but in no event later than March 15th) unless and until a Form 15 Suspension Notice has been filed by the Trustee, the Trustee shall deliver to the Sponsor and the Depositor a report regarding its assessment of compliance with the servicing criteria that it has identified in its certification in the form of Exhibit R, as of and for the period ending the end of the fiscal year ending no later than December 31 of the year prior to the year of delivery of the report, with respect to asset-backed security transactions taken as a whole in which the Trustee is performing any activities that address any of the servicing criteria identified by it in such certification and that are backed by the same asset type backing such asset-backed securities. Each such report shall include (a) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB (Sec. 229.1122(d)) to assess compliance with the applicable servicing criteria, (c) disclosure of any material instance of noncompliance identified by such party and (d) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the applicable servicing criteria, which report shall be delivered by the Trustee as provided in section 8.01(c).

(c) On or before March 1st of each calendar year, beginning with March 1, 2007 (but in no event later than March 15th) unless and until a Form 15 Suspension Notice has been filed by the Trustee, the Trustee shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Trustee), which is a member of the American Institute of Certified Public Accountants, to furnish to the Sponsor and the Depositor a report to the effect that such firm that attests to, and reports on, the assessment made by such asserting party pursuant to Section 8.01(b) above, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board. Notwithstanding the foregoing, the Trustee may provide a copy of the above to the Depositor.

(d) The Trustee shall not appoint any Subcontractor without receiving the prior written consent of the Sponsor and the Depositor to appoint any Subcontractor, which consent shall not be unreasonably withheld. If the Trustee appoints a Subcontractor without receiving such prior written consent, the Trustee shall be deemed to be in breach of this Agreement and may be removed by the Depositor.

(e) The Trustee shall notify the Depositor and the Sponsor within five (5) days of knowledge thereof (i) of any legal proceedings pending against the Trustee of the type described in Item 1117 (Sec. 229.1117) of Regulation AB, (ii) of any merger, consolidation or sale of substantially all of the assets of the Trustee and (iii) if the Trustee shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the parties listed on Exhibit S. On or before March 1 of each year, the Depositor shall distribute the information on Exhibit S to the Trustee.

(f) Each of the parties hereto acknowledges and agrees that the purpose of this Section 8.01(b)-(e) is to facilitate compliance by the Seller and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply, to the extent practicable from a timing and information systems perspective, with requests made by the Seller or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

(g) The Trustee’s obligation to provide assessments of compliance and attestations under this Section 8.01 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund. Notwithstanding the foregoing, after the occurrence of such event, and provided the Depositor is not otherwise provided with such reports or copies of such reports, the Trustee shall be obligated to provide a copy of such reports, by March 15 of each year, to the Depositor.

SECTION 8.02. Certain Matters Affecting the Trustee

Except as otherwise provided in Section 8.01 hereof:

(i) the Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii) the Trustee may consult with counsel and any advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding;

(vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as the Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Trustee as a successor Servicer;

(vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any willful misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee in good faith; and

(viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation or warranty as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Financial Guaranty Insurance Policy, any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or the ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof); the compliance by the Depositor or the Seller with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; the acts or omissions of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof, and then only for the acts or omissions of the Trustee as the successor Servicer), any Mortgagor; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof, and then only for the actions of the Trustee as the successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files, if so required pursuant to Section 2.01 of this Agreement.

SECTION 8.04. Trustee and Custodian May Own Certificates.

The Trustee, and the Custodian in their respective individual capacities, or in any capacity other than as Trustee, or Custodian, hereunder, may become the owner or pledgee of any Certificates with the same rights as they would have if they were not Trustee or Custodian, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.05. Trustee’s Fees and Expenses.

The Trustee shall be compensated by the Trustee Fee as compensation for its services hereunder. In addition, the Trustee will be entitled to recover from the Distribution Account pursuant to Section 4.03(a) all reasonable out-of-pocket expenses, disbursements and advances, including without limitation, in connection with any filing that the Trustee is required to make under Section 3.06 hereof, any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the performance of its duties or the administration of the trusts hereunder (including, but not limited to, the performance of its duties under Section 2.03 hereof) or under the Financial Guaranty Insurance Policy (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is specifically designated herein as the responsibility of the Depositor, the Seller, or the Certificateholders hereunder. If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

SECTION 8.06. Eligibility Requirements for Trustee

The Trustee hereunder shall each at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by each Rating Agency, a minimum short-term debt rating in the second highest rating category by each Rating Agency, and shall each be subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07. Resignation or Removal of Trustee

The Trustee (including the Trustee as Certificate Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Trustee, the Depositor, the Seller, the Certificate Insurer and the Rating Agencies. Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 8.06 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee (a) shall cease to be eligible in accordance with the provisions of Section 8.06 hereof, (b) shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or (c) shall fail to deliver to the Depositor and the Sponsor the information, attestations or reports required pursuant to Section 8.01(b) through (d) hereto, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee that meets the requirements of Section 8.06, by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed, and one copy to the successor Trustee and one copy to the Certificate Insurer.

The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Depositor and the Trustee; the Depositor or the Trustee shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08 hereof. As long as the Financial Guaranty Insurance Policy is in effect, the Trustee will send a written notice to the Certificate Insurer of any such resignation, removal or appointment.

SECTION 8.08. Successor Trustee

Any successor Trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and the Seller and to its predecessor Trustee (i) an instrument accepting such appointment hereunder and (ii) the certification required pursuant to the first sentence of Section 8.02(b) hereof, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Seller, and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee, as applicable, all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee shall not result in a downgrading of the Senior Certificates by each Rating Agency, as evidenced by a letter from such Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to the Certificate Insurer and to each Rating Agency.

SECTION 8.09. Merger or Consolidation of Trustee

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the business of the Trustee shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power, and the Trustee shall, and shall instruct the Depositor to, at the expense of the Trust Fund, execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Certificate Insurer, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08 hereof.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Depositor and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11. Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

SECTION 8.12. Trustee May Enforce Claims Without Possession of Certificates.

(a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

(b) The Trustee shall afford the Seller, the Depositor, the Certificate Insurer and each Certificateholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Trustee, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Certificate Insurer and any requesting Certificateholder with its most recent audited financial statements. The Trustee shall cooperate fully with the Seller, the Depositor, the Certificate Insurer and such Certificateholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Seller, the Depositor, the Certificate Insurer and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder. The Seller, the Depositor, the Certificate Insurer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

SECTION 8.13. Suits for Enforcement.

In case an Event of Default or a default by the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement, as the case may be, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Certificate Insurer and the Certificateholders.

SECTION 8.14. Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15. Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16. Appointment of Custodians.

The Trustee may, and at the direction of the Depositor shall, appoint one or more custodians to hold all or a portion of the related Mortgage Files as agent for the Trustee, by entering into a custodial agreement. The custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee. Subject to this Article VIII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the custodian for the benefit of the Certificateholders and the Certificate Insurer having an interest in any Mortgage File held by such custodian. Each custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. The initial custodian of the Mortgage Loans shall be The Bank of New York. The Bank of New York shall be compensated by the Trust Fund for its services as custodian.

SECTION 8.17. Indemnification

The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund incurred hereunder or under or with respect to any Certificate, the Custodial Agreement, the Servicing Agreement or under or pursuant to the Mortgage Loan Purchase Agreement, without negligence or willful misconduct on the Trustee’s part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of the Trustee’s duties hereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof; and

(ii) notwithstanding anything to the contrary in this Section 8.17, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The provisions of this Section 8.17 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01. REMIC Administration.

(a) As set forth in the Preliminary Statement to this Agreement, the Trustee shall elect to treat each REMIC created hereby as a REMIC for federal tax purposes. The Trustee shall sign and file such elections on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests in each REMIC created hereunder and the related residual interest shall be as designated in the Preliminary Statement. Following the Closing Date, the Trustee shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c) Except as provided in subsection (d) of this Section 9.01, the Seller shall pay any and all tax related expenses (not including taxes) of each REMIC created hereunder, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its respective duties hereunder (including the Trustee’s duties as tax return preparer).

(d) The Trustee shall prepare and file, and the Trustee shall sign all of the federal and state tax and information returns of each REMIC created hereunder (collectively, the “Tax Returns”) as the direct representative. The expenses of preparing and filing such Tax Returns shall be borne by the Trustee. Notwithstanding the foregoing, the Trustee shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns. In the event that partnership tax information or returns are required by the Internal Revenue Service, the Seller, at its own cost and expense, will prepare and file all necessary returns.

(e) The Trustee shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions or other such guidance, the Trustee, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f) The Trustee (to the extent that the affairs of the REMICs are within such Person’s control and the scope of its specific responsibilities under the Agreement) and the Holders of Certificates shall take any action or cause any REMIC created hereunder to take any action necessary to create or maintain the status of any REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, or the Holder a Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any such REMIC to take any action which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and no such Person shall take any such action or cause any REMIC created hereunder to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on any REMIC created hereunder in which it owns the residual interest by federal or state governmental authorities. To the extent that such Trust taxes are not paid by such Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to such Holder or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j) The Trustee, shall not enter into any arrangement by which REMIC created hereunder will receive a fee or other compensation for services.

(k) The Trustee shall treat the Basis Risk Reserve Fund as outside reserve funds within the meaning of Treasury Regulation Section 1.860G-2(h). The Basis Risk Reserve Fund X-1 Subaccount and the Basis Risk Reserve Fund X-2A1B Subaccount shall be treated as being beneficially owned by the holders of the Class X-1 Certificates and the Class X-2A1B Certificates, respectively. The Trustee shall treat the rights of the Holders of the MTA and LIBOR Certificates to receive distributions from the related Subaccount of the Basis Risk Reserve Fund to cover Basis Risk Shortfalls as payments under a cap contract written by the Holders of the Class X-1 Certificates, in the case of the Class 1-A1A, Class 1-A1B, Class 2-A1A and Class 2-A1C Certificates and the Subordinate Certificates, and the Class X-2A1B Certificates, in the case of the Class 2-A1B Certificates. Amounts deposited into the Basis Risk Reserve Fund X-1 Subaccount shall be treated for federal income tax purposes as amounts distributed on the Class X-1 Certificates, respectively. Thus, the Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B, Class 2-A1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract. For purposes of determining the issue prices of the Certificates, the interest rate cap contracts shall be assumed to have a zero value unless and until required otherwise by an applicable taxing authority.

(l) For federal income tax purposes, and with respect to any of the first three Distribution Dates, amounts distributed with respect to the MT-1-X Interest shall be deemed to have been distributed in respect of the Class X-1 Certificates and then deposited in the Basis Risk Reserve Fund X-1 Subaccount. The amount so deposited shall be deemed to have then been distributed in the following order of priority: (i) first, to the Class 1-A1A, Class 1-A1B, Class 2-A1A and Class 2-A1C Certificates, an amount equal to the excess, if any, of the interest accrued thereon at the stated Pass-Through Rates over the interest that would have accrued thereon had the Pass-Through Rate on each such Class equaled the interest rate on the MT-1A1A Interest for such Distribution Date; (ii) second, to the Class X-1 Certificate, in an amount equal to the excess, if any, of the interest accrued thereon at the stated Pass-Through Rate over the amount of interest that would have accrued thereon if the reference to “Group 1 Net WAC Cap” in the definition of “Pass-Through Rate” were replaced with a reference to the interest rate on the MT-1A1A Interest for such Distribution Date; and (iii) finally, (A) first to the Class X-1 Certificate, in an amount equal to the excess, if any, of the interest accrued thereon at the stated Pass-Through Rate over the amount of interest that would have accrued thereon if the reference to “Subordinate Net WAC” in the definition of “Pass-Through Rate” were replaced with a reference to the interest rate on the MT-B1 Interest for such Distribution date, and then (B) to each Class of Subordinate Certificates, in order of their seniority, an amount equal to the excess, if any, of the interest accrued thereon at the stated Pass-Through Rate over the interest that would have accrued thereon had the Pass-Through Rate on each such Class equaled the interest rate for the MT-B1 Interest for such Distribution Date.

(m) For federal income tax purposes, and with respect to any of the first three Distribution Dates, amounts distributed with respect to the MT-1-X Interest shall be deemed to have been distributed in respect of the Class X-2A1B Certificates and then deposited in the Basis Risk Reserve Fund X-2A1B Subaccount. The amount so deposited shall be deemed to have then been distributed in the following order of priority: (i) first, to the Class 2-A1B Certificates, an amount equal to the excess, if any, of the interest accrued thereon at the stated Pass-Through Rates over the interest that would have accrued thereon had the Pass-Through Rate on each such Class equaled the interest rate on the MT-1A1A Interest for such Distribution Date and (ii) second, to the Class X-2A1B Certificate, in an amount equal to the excess, if any, of the interest accrued thereon at the stated Pass-Through Rate over the amount of interest that would have accrued thereon if the reference to “Group 2 Net WAC Cap” in the definition of “Pass-Through Rate” were replaced with a reference to the interest rate on the MT-1A1A Interest for such Distribution Date.

SECTION 9.02. Prohibited Transactions and Activities.

None of the Depositor, the Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMICs created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II hereof or (v) a repurchase of Mortgage Loans as contemplated hereunder, nor acquire any assets for any REMIC created hereunder, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than a Residual Certificate as the “residual interest” therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

ARTICLE X

TERMINATION

SECTION 10.01. Termination.

(a) The respective obligations and responsibilities of the Seller, the Depositor, and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the earliest of (i) the Distribution Date on which the Class Principal Balance of each Class of Certificates has been reduced to zero and no Certificate Insurer Reimbursement Amounts are owed to the Certificate Insurer, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase of the Mortgage Loans as described in the following paragraph and (iv) the Latest Possible Maturity Date. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Following the date on which the aggregate of the Stated Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the Cut-off Date Collateral Balance (the “Call Option Date”), the Servicer may, at its option, terminate this Agreement with regard to such Mortgage Loans by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and related REO Properties at a price equal to (A) the greater of (i) the aggregate Stated Principal Balance of the Mortgage Loans, as applicable, (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties (as determined and as agreed upon by (x) the Servicer and (y) the Holders of a majority in Percentage Interest of the Class A-R-II Certificates in their good faith business judgment as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the Certificateholders pursuant to Section 10.01(b)), plus, (B) in each case, accrued and unpaid interest thereon at the weighted average of the Mortgage Rates of the Mortgage Loans through the end of the Due Period preceding the final Distribution Date, plus any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and all amounts, if any, then due and owing to the Trustee and the Certificate Insurer under this Agreement (the “Termination Price”); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the Class Principal Balance of each Class of Certificates issued pursuant to this Agreement. The fair market value of the Mortgage Loans and REO Properties shall be required to be made and agreed upon by the Servicer and the Holders of a majority in Percentage Interest of the Class A-R-II Certificates as provided in (ii) above in their good faith business judgment, and such determination shall take into consideration an appraisal of the value of the Mortgage Loans and REO Properties conducted by an independent appraiser mutually agreed upon by the Servicer and the Holders of a majority in Percentage Interest of the Class A-R-II Certificates in their reasonable discretion, such appraisal to be obtained by the Holders of a majority in Percentage Interest of the Class A-R-II Certificates at their expense, and (A) such appraisal shall be obtained at no expense to the Trustee and (B) the Trustee may conclusively rely on, and shall be protected in relying on, such fair market value determination.

In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall remit to the Trustee for deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

No such purchase by the Servicer will be permitted without the consent of the Certificate Insurer if a draw on the Financial Guaranty Insurance Policy will be made or if any amounts due to the Certificate Insurer would remain unreimbursed on the final Distribution Date.

(b) Notice of any termination pursuant to the second paragraph of Section 10.01(a), specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Certificate Registrar for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Servicer by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 19th day of the month immediately preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Registrar therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Certificate Insurer and the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 5.01 hereof for such Distribution Date.

(d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Servicer for payment.

SECTION 10.02. Additional Termination Requirements.

(a) In the event the purchase option provided in Section 10.01 is exercised, the Trust shall be terminated in accordance with the following additional requirements:

(i) The Trustee shall sell any remaining assets of the Trust Fund for cash and, within 90 days of such sale, shall distribute to (or credit to the account of) the Certificateholders the proceeds of such sale together with any cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund and any REMIC created hereunder; and

(ii) The Trustee shall attach a statement to the final federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation Sec.1.860F-1, the first day of the 90-day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as evidenced by an Opinion of Counsel delivered to the Trustee and the Certificate Insurer obtained at the expense of the Seller.

(b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorneys in fact to undertake the foregoing steps.

ARTICLE XI

[RESERVED]

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01. Amendment.

This Agreement may be amended from time to time by the Seller, the Depositor, and the Trustee without the consent of the Certificateholders and, with respect to any amendment that adversely affects the interests of any of the Certificate Insurer or the Holders of the Insured Certificates, with the prior written consent of the Certificate Insurer, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to conform the terms hereof to the description thereof provided in the Prospectus; provided, however, that any such action listed in clause (i) through (iii) above shall not adversely affect in any material respect the interests of any Certificateholder; provided, further, that any such action listed in (i) through (ii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Seller, the Certificate Insurer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency (without regard to the Financial Guaranty Insurance Policy) or (ii) an Opinion of Counsel stating that such amendment shall not adversely affect in any material respect the interests of any Certificateholder (without taking into account the benefits under the Financial Guaranty Insurance Policy), is permitted by the Agreement and all the conditions precedent, if any have been complied with, delivered to the Trustee and the Certificate Insurer.

In addition, this Agreement may be amended from time to time by Seller, the Depositor, and the Trustee with the consent of the Majority Certificateholders and the Certificate Insurer (if the proposed amendment adversely affects in any respect the rights and interest of the Certificate Insurer) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; and subject, in the case of any amendment or modification to Section 5.01(a) hereof, to the consent of the Bank of New York, as Custodian; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates that are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66⅔% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to each Rating Agency.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to (1) this Agreement unless it shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Trustee, in which case the Trustee shall be entitled to be reimbursed for such expenses by the Trust pursuant to Section 8.05 hereof), to the effect that such amendment will not result in an Adverse REMIC Event and that the amendment is being made in accordance with the terms hereof, such amendment is permitted by this Agreement and all conditions precedent, if any, have been complied with and (2) the Reconstitution Agreement unless it shall first have received the consent of the Certificate Insurer.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer, the Certificate Insurer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 12.02. Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and the Certificate Insurer.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 12.03. Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder, and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

By accepting its Insured Certificate, each Holder of an Insured Certificate agrees that, unless a Certificate Insurer Default exists and is continuing, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Insured Certificates under this Agreement (other than the right to receive distributions on the Insured Certificates) without any further consent of the Holders of the Insured Certificates and the Holders of the Insured Certificates shall exercise any such rights only upon the written consent of the Certificate Insurer; provided, however, each Holder of an Insured Certificate and the Certificate Insurer will have the right to receive statements and reports hereunder. Notwithstanding the foregoing, the Certificate Insurer shall have no power without the consent of the Owner of each Insured Certificate affected thereby to: (i) reduce in any manner the amount of, or delay the timing of, distributions of principal or interest required to be made hereunder or reduce the Percentage Interest of the Holders of the Insured Certificates, the Certificate Interest Rate or the Termination Payment with respect to any of the Insured Certificates; (ii) reduce the percentage of Percentage Interests specified in Section 12.01 which are required to amend this Agreement; (iii) create or permit the creation of any lien against any part of the Trust Fund; (iv) modify any provision in any way which would permit an earlier retirement of the Insured Certificates; or (v) amend this sentence.

SECTION 12.04. Governing Law; Jurisdiction.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.05. Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller and the Sponsor, to Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: General Counsel (telecopy number (203) 618-2132), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by the Seller and the Sponsor, (b) in the case of the Trustee, to U.S. Bank National Association, One Federal Street, Boston Massachusetts, Attention: HarborView 2006-1 (telecopy number (617) 603-6637), with a copy to the Corporate Trust Office or such other address or telecopy number as may hereafter be furnished to the Depositor and the Seller in writing by the Trustee, (c) in the case of the Depositor, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal (telecopy number (203) 618-2132), or such other address or telecopy number as may be furnished to the Seller and the Trustee in writing by the Depositor and (d) in the case of the Certificate Insurer, to Financial Security Assurance Inc., 31 West 52nd Street, New York, New York 10019, Attention: Surveillance Department (telecopy number (212) 339-3518), or such other address or telecopy number as may be furnished to the Depositor, the Seller and the Trustee in writing by the Certificate Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Event of Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

SECTION 12.06. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07. Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.08. Notices to each Rating Agencies.

(a) The Trustee shall be obligated to use its best reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i) any material change or amendment to this Agreement;

(ii) the occurrence of any Event of Default that has not been cured or waived;

(iii) the resignation or termination of the Servicer or the Trustee;

(iv) the final payment to Holders of the Certificates of any Class;

(v) any change in the location of any Account; and

(vi) if the Trustee is acting as a successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b) The Trustee shall promptly furnish or make available to each Rating Agency copies of each Distribution Date Statement described in Section 5.04 hereof.

(c) All notices to the Rating Agencies provided for in this Agreement shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to S&P, to:

Standard & Poor’s Ratings Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Attention: Residential Mortgages

If to Moody’s, to:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: Residential Mortgages

SECTION 12.09. Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 12.10. Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

The Certificate Insurer is an intended third-party beneficiary of this Agreement. Any right conferred to the Certificate Insurer, other than the rights to receive notices or documentation, shall be suspended after the occurrence and during the continuation of a Certificate Insurer Default. During any period of suspension, the Certificate Insurer’s rights hereunder shall vest in the Holders of the Insured Certificates (to the extent such Holders otherwise has such rights hereunder). At such time as the Class Principal Balance of the Insured Certificates has been reduced to zero and the Certificate Insurer has been reimbursed for all amounts to which it is entitled hereunder, the Certificate Insurer’s rights hereunder shall terminate.

SECTION 12.11. Acts of Certificateholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 12.11.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 12.12. Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 12.13. Provision of Information.

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Depositor agrees to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

The Trustee shall provide to any person to whom a Prospectus was delivered by Greenwich Capital Markets, Inc. (as identified by Greenwich Capital Markets, Inc.), upon the request of such person specifying the document or documents requested (and certifying that it is a Person entitled hereunder), (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 3.05 and (ii) a copy of any other document incorporated by reference in the Prospectus (to the extent in the Trustee’s possession). Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Seller and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor

By:	/s/ Shakti Radhakishun
Name: Shakti Radhakishun
Title: Senior Vice President

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Seller

By:	/s/ Shakti Radhakishun
Name: Shakti Radhakishun
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ James H. Byrnes
Name: James H. Byrnes
Title: Vice President

STATE OF CONNECTICUT	)
) ss.:
COUNTY OF FAIRFIELD	)

On the 1st day of February 2006, before me, a notary public in and for said State, personally appeared Shakti Radhakishun known to me to be a SVP of Greenwich Capital Acceptance, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Kimberly J. Donnelly
Notary Public

My Commission Expires on 6/30/09

STATE OF CONNECTICUT	)
) ss.:
COUNTY OF FAIRFIELD	)

On the 1st day of February 2006, before me, a notary public in and for said State, personally appeared Kimberly J. Donnelly known to me to be a SVP of Greenwich Capital Financial Products, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Kimberly J. Donnelly
Notary Public

My Commission Expires on 6/30/09

STATE OF MASSACHUSETTS	)
) ss.:
COUNTY OF SUFFOLK	)

On the 1st day of February 2006, before me, a notary public in and for said State, personally appeared James H. Byrnes known to me to be an V.P. of U.S. Bank National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

EXHIBIT A-1

FORM OF CLASS A CERTIFICATE

CLASS [__]-A-[__] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF THE RATING OF THIS CERTIFICATE IS BELOW “AA-” OR ITS EQUIVALENT WHEN IT IS ACQUIRED, THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN TO EFFECT THE TRANSFER OR (B) IF THIS CERTIFICATE HAS BEEN THE OBJECT OF AN ERISA-QUALIFYING UNDERWRITING, THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.:                 [     ]

Cut-Off Date:                                                    January 1, 2006

First Distribution Date:                                   February 20, 2006

Initial Certificate Principal

Balance of this Certificate

A-1-1

(“Denomination”):             $[     ]

Original Class Certificate
Principal Balance of this
Class:                 $[     ]

Percentage Interest:           [     ]%

Pass-Through Rate:	Variable

CUSIP:                  [___________]

Class:                    [___]-A-[____]

Assumed Final Distribution Date:     March 19, 2036

A-1-2

HarborView Mortgage Loan Trust 2006-1,
Mortgage Loan Pass-Through Certificates, Series 2006-1
Class [__]-A-[____]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the Agreement. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust Fund consisting primarily of (a) the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”) and (b) amounts on deposit in the Prefunding Account. The Trust Fund was created pursuant to a Pooling Agreement dated as of January 1, 2006 (the “Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as seller (the “Seller”) and U.S. Bank National Association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

A-1-3

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Date:  January ___, 2006

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By ________________________________________
Authorized Signatory of
U.S. Bank National Association,
as Certificate Registrar

A-1-4

EXHIBIT A-2

FORM OF CLASS X CERTIFICATE

CLASS X-[____] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF THE RATING OF THIS CERTIFICATE IS BELOW “AA-” OR ITS EQUIVALENT WHEN IT IS ACQUIRED, THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN TO EFFECT THE TRANSFER OR (B) IF THIS CERTIFICATE HAS BEEN THE OBJECT OF AN ERISA-QUALIFYING UNDERWRITING, THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60.

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON A NOTIONAL AMOUNT DETERMINED AS DESCRIBED IN THE POOLING AGREEMENT. THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE AS SET FORTH HEREON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

A-2-1

Certificate No.:              [     ]

Cut-off Date:	January 1, 2006

First Distribution Date:         February 20, 2006

Initial Certificate Notional
Amount of this Certificate
(“Denomination”):            $[     ]

Original Class Certificate
Notional Amount of this
Class:                  $[      ]

Percentage Interest:          [     ]%

Pass-Through Rate:	Variable

CUSIP:                  [___________]

Class:                X-[___]

Assumed Final Distribution Date:    March 19, 2036

A-2-2

HarborView Mortgage Loan Trust 2006-1,
Mortgage Loan Pass-Through Certificates, Series 2006-1
Class X-[____]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust Fund consisting primarily of (a) the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”) and (b) amounts on deposit in the Prefunding Account. The Trust Fund was created pursuant to a Pooling Agreement dated as of January 1, 2006 (the “Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as seller (the “Seller”) and U.S. Bank National Association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

A-2-3

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Date: January ___, 2006

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By ________________________________________
Authorized Signatory of
U.S. Bank National Association,
as Certificate Registrar

A-2-4

EXHIBIT A-3

FORM OF CLASS PO CERTIFICATE

CLASS PO-[____] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN TO EFFECT THE TRANSFER OR (B) IF THIS CERTIFICATE HAS BEEN THE OBJECT OF AN ERISA-QUALIFYING UNDERWRITING, THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.:                                         [     ]

Cut-Off Date:	January 1, 2006

First Distribution Date:           December 19, 2006

A-3-1

Initial Certificate Principal
Balance of this Certificate
(“Denomination”):            $[    ]

Original Class Certificate
Principal Balance of this
Class:                   $[    ]

Percentage Interest:            [    ]%

Pass-Through Rate:	0.000%

CUSIP:                   [___________]

Class:                     PO-[___]

Assumed Final Distribution Date:    March 19, 2036

A-3-2

HarborView Mortgage Loan Trust 2006-1,
Mortgage Loan Pass-Through Certificates, Series 2006-1
Class PO-[___]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the Agreement. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust Fund consisting primarily of (a) the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”) and (b) amounts on deposit in the Prefunding Account. The Trust Fund was created pursuant to a Pooling Agreement dated as of January 1, 2006 (the “Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as seller (the “Seller”) and U.S. Bank National Association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

A-3-3

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Date: January ___, 2006

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By ________________________________________
Authorized Signatory of
U.S. Bank National Association,
as Certificate Registrar

A-3-4

EXHIBIT B

FORM OF RESIDUAL CERTIFICATE

CLASS [A-R] [A-R-II] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

[For Class A-R-II Only:] THIS CERTIFICATE IS NOT ENTITLED TO DISTRIBUTIONS OF PRINCIPAL AND WILL NOT ACCRUE INTEREST. THE HOLDER OF THIS CERTIFICATE WILL BE ENTITLED TO CERTAIN DISTRIBUTIONS AS PROVIDED IN THE AGREEMENT.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN TO EFFECT THE TRANSFER, OR (B) A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”) AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE-95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                   1

Cut-Off Date:                     January 1, 2006

First Distribution Date:                                            December 19, 2006

Initial Certificate Principal
Balance of this Certificate:             $100 [N/A for A-R-II]

Original Class Certificate
Principal Balance of this
Class:                        $100 [N/A for A-R-II]

Percentage Interest:                100% [N/A for A-R-II]

Pass-Through Rate:                Net WAC [N/A for A-R-II]

CUSIP:                       [________________]

Class:                         [A-R] [A-R-II]

Assumed Final Distribution Date:        March 19, 2036

HarborView Mortgage Loan Trust 2006-1
Mortgage Loan Pass-Through Certificates, Series 2006-1
Class [A-R] [A-R-II]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that GREENWICH CAPITAL MARKETS, INC. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust Fund consisting primarily of (a) the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”) and (b) amounts on deposit in the Prefunding Account. The Trust Fund was created pursuant to a Pooling Agreement dated as of January 1, 2006 (the “Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as seller (the “Seller”) and U.S. Bank National Association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office of the Certificate Registrar or the office or agency maintained by the Certificate Registrar.

No transfer of this Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), nor a person acting on behalf or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Certificate Registrar or the Trustee, or (ii) a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel in accordance with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee and the Certificate Registrar of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee and the Certificate Registrar as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest in this Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Date: January ___, 2006

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By ________________________________________
Authorized Signatory of
U.S. Bank National Association,
as Certificate Registrar

EXHIBIT C

FORM OF SUBORDINATE CERTIFICATE

CLASS B-[ ] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN TO EFFECT THE TRANSFER OR (B) IF THIS CERTIFICATE HAS BEEN THE OBJECT OF AN ERISA-QUALIFYING UNDERWRITING, THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT AND PAYMENT AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:                 [    ]

Cut-Off Date:	January 1, 2006

First Distribution Date:           December 19, 2006

Initial Certificate Principal
Balance of this Certificate
(“Denomination”):              $[    ]

Original Class Certificate
Principal Balance of this
Class:                                                                 $[   ]

Percentage Interest:             [    ]%

Pass-Through Rate:	Variable

CUSIP:                                                               [______________]

Class:	B-[ ]

Assumed Final Distribution Date:        March 19, 2036

HarborView Mortgage Loan Trust 2006-1,
Mortgage Loan Pass-Through Certificates, Series 2006-1
Class B-[ ]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the Agreement. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust Fund consisting primarily of (a) the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”) and (b) amounts on deposit in the Prefunding Account. The Trust Fund was created pursuant to a Pooling Agreement dated as of January 1, 2006 (the “Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as seller (the “Seller”) and U.S. Bank National Association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Date: January ___, 2006

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By ________________________________________
Authorized Signatory of
U.S. Bank National Association,
as Certificate Registrar

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

FORM OF REVERSE OF THE CERTIFICATES

HARBORVIEW MORTGAGE LOAN TRUST 2006-1
Mortgage Loan Pass-Through Certificates, Series 2006-1
Reverse Certificate

This Certificate is one of a duly authorized issue of Certificates designated as HarborView Mortgage Loan Trust 2006-1, Mortgage Loan Pass-Through Certificates, Series 2006-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, distributions will be made on the 19th day of each month, or if the 19th day is not a Business Day, then on the next succeeding Business Day (the “Distribution Date”), commencing on the Distribution Date in February 2006, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made, (i) in the case of a Physical Certificate, by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder, by wire transfer as set forth in the Agreement and (ii) in the case of a Book-Entry Certificate, to the Depository, which shall credit the amounts of such distributions to the accounts of its Depository Participants in accordance with its normal procedures. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Certificate Registrar specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time, by the Depositor, the Seller, the Trustee and Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

[Each of the Class A-R and Class A-R-II Certificates is issuable as a single certificate in physical form only in a Percentage Interest of 100%.] [Applicable to Class A-R and Class A-R-II Certificates only.]

[The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.] [Applicable to Class A-R and Class A-R-II Certificates only.]

[Subject to the terms of the Agreement, each Class of Book-Entry Certificates will be registered as being held by the Depository or its nominee and beneficial interests will be held by Certificate Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $25,000 and integral dollar multiples of $1 in excess thereof, provided, that, such certificates must be purchased in minimum total investments of at least $100,000, in the case of the Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B, Class 2-A1C, Class X-1, Class X-2A1B, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates; 0.01% minimum percentage interests in the case of the Class PO-1 and Class PO-2A1B Certificates, provided, that, such certificates must be purchased in minimum total investments of at least $100,000; and $100,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class B-10, Class B-11, and Class B-12 Certificates, except that one Certificate of each such Class of Certificates may be in a different denomination.] [Not applicable to Class A-R and Class A-R-II Certificates.]

No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Seller, the Trustee, the Certificate Registrar and any agent of the Depositor, the Seller, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Seller, the Trustee and the Certificate Registrar or any agent of any of them shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate of the Stated Principal Balances of the Mortgage Loans immediately after such date is equal to or less than 10% of the Cut-Off Date Aggregate Principal Balance, the Call Option Holder may, at its option, terminate the Agreement by purchasing, on such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at the Termination Price as provided in the Pooling Agreement. In the event that the Call Option Holder does not exercise its right of optional termination, the obligations and responsibilities created by the Agreement will terminate upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan and (iii) the Latest Possible Maturity Date.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________________________________________________________.

Dated: _____________

                                       ____________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_________________________________________ for the account of___________________________________________, account number ________________________, or, if mailed by check, to _____________________________________________ Applicable statements should be mailed to ______________________________________.

This information is provided by _____________________________________________, the assignee named above, or _____________________________________________________, as its agent.

EXHIBIT F

REQUEST FOR RELEASE

Date

[Addressed to Trustee
or, if applicable, custodian]

In connection with the administration of the mortgages held by you as [Trustee] [Custodian, on behalf of the Trustee] under a certain Pooling Agreement dated as of January 1, 2006 among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, U.S. Bank National Association, as Trustee (the “Pooling Agreement”), the undersigned [Servicer] hereby requests a release of the Mortgage File held by you as [Trustee] [Custodian, on behalf of the Trustee] with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1.  Mortgage Loan paid in full. (The [Servicer] hereby certifies that all amounts received in connection with the loan have been or will be credited to the Distribution Account pursuant to the Pooling Agreement.)

2.  The Mortgage Loan is being foreclosed.

3.  Mortgage Loan substituted. (The [Servicer] hereby certifies that a Qualified Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Pooling Agreement.)

4.  Mortgage Loan repurchased. (The [Servicer] hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling Agreement.)

5.  Other. (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualified Substitute Mortgage Loan (in which case the Mortgage File will be retained by us without obligation to return to you).

F-1

Capitalized terms used herein shall have the meanings ascribed to them in the Pooling Agreement.

_____________________________________
[Name of Servicer]

By:__________________________________
Name:
Title: Servicing Officer

F-2

EXHIBIT G-1

FORM OF RECEIPT OF MORTGAGE NOTE

RECEIPT OF MORTGAGE NOTE

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Re:  HarborView Mortgage Loan Trust 2006-1
Mortgage Loan Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

Pursuant to Section 2.01 of the Pooling Agreement, dated as of January 1, 2006, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and U.S. Bank National Association, as Trustee, we hereby acknowledge receipt of an original Mortgage Note with respect to each Mortgage Loan listed on Exhibit 1, with any exceptions thereto listed on Exhibit 2.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Date:	By:
Name:
Title

G-1-1

EXHIBIT 1

MORTGAGE LOAN SCHEDULE

G-1-2

EXHIBIT 2

EXCEPTIONS REPORT

G-1-3

EXHIBIT G-2

FORM OF INTERIM CERTIFICATION OF TRUSTEE

INTERIM CERTIFICATION OF TRUSTEE

[Date]

Greenwich Capital Acceptance, Inc. 600 Steamboat Road Greenwich, Connecticut 06830
Greenwich Capital Financial Products, Inc. 600 Steamboat Road Greenwich, Connecticut 06830

Re:	HarborView Mortgage Loan Trust 2006-1 Mortgage Loan Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling Agreement dated as of January 1, 2006 (the “Pooling Agreement”), among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and U.S. Bank National Association, as Trustee, the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached schedule):

(i)	all documents required to be delivered to the Trustee (or to the Custodian, on behalf of the Trustee) pursuant to Section 2.01 of the Pooling Agreement are in its possession;

(ii)	such documents have been reviewed by the Trustee and have not been mutilated, damaged or torn and relate to such Mortgage Loan; and

(iii)
based on the Trustee’s examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii) and (iii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

G-2-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling Agreement.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title

G-2-2

EXHIBIT G-3

FORM OF FINAL CERTIFICATION OF TRUSTEE

FINAL CERTIFICATION OF TRUSTEE

[Date]

Greenwich Capital Acceptance, Inc. 600 Steamboat Road Greenwich, Connecticut 06830
Greenwich Capital Financial Products, Inc. 600 Steamboat Road Greenwich, Connecticut 06830

Re:	HarborView Mortgage Loan Trust 2006-1 Mortgage Loan Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling Agreement dated as of January 1, 2006 (the “Pooling Agreement”), among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and U.S. Bank National Association, as Trustee, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed in the attached schedule) it has received all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling Agreement.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii) and (iii) of the definition of “Mortgage Loan Schedule” in the Pooling Agreement accurately reflects the information set forth in each Mortgage File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling Agreement.

G-3-1

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title

G-3-2

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says: Deponent is ______________________ of Greenwich Capital Financial Products, Inc. (the “Seller”) and who has personal knowledge of the facts set out in this affidavit.

On _______________, 200__, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

That said note has been misplaced or lost through causes unknown and is currently lost and unavailable after diligent search has been made. The Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and such Seller is still owner and holder in due course of said lost note.

The Seller executes this Affidavit for the purpose of inducing U.S. Bank National Association, as trustee on behalf of HarborView Mortgage Loan Trust 2006-1, Mortgage Loan Pass-Through Certificates, Series 2006-1, to accept the transfer of the above-described mortgage loan from the Seller.

The Seller agrees to indemnify U.S. Bank National Association and Greenwich Capital Acceptance, Inc. and hold each of them harmless for any losses incurred by such parties resulting from the fact that the above described Note has been lost or misplaced.

By: __________________________________
__________________________________

STATE OF	)
	)	ss:
COUNTY OF	)

On this ____ day of ___________ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this ____ day of _______ 20__.

_______________________________
_______________________________

My commission expires _______________.

H-1

EXHIBIT I-1

FORM OF ERISA REPRESENTATION FOR RESIDUAL CERTIFICATES

[Date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

U.S. Bank National Association
One Federal Street
Boston, MA 02110

Re:  HarborView Mortgage Loan Trust 2006-1
Mortgage Loan Pass-Through Certificates, Series
2006-1, Class [A-R], [A-R-II]

Ladies and Gentlemen:

1. The undersigned is the ______________________ of _________________ (the “Transferee”), a [corporation duly organized] and existing under the laws of __________, on behalf of which she makes this affidavit.

2.  The Transferee either (x) is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (y) if the Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2002-41, and is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (z) shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling Agreement, which opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar the Depositor or the Trust.

I-1-1

3. The Transferee hereby acknowledges that under the terms of the Pooling Agreement dated as of January 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and U.S. Bank National Association, as Trustee, no transfer of any ERISA-Restricted Certificate in the form of a Definitive Certificate shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

_________________________________
[Transferee]

By:______________________________
Name:
Title:

I-1-2

EXHIBIT I-2

FORM OF ERISA REPRESENTATION
FOR ERISA-RESTRICTED CERTIFICATES

[Date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

U.S. Bank National Association
One Federal Street
Boston, MA 02110

Re:  HarborView Mortgage Loan Trust 2006-1
Mortgage Loan Pass-Through Certificates,
Series 2006-1, ERISA-Restricted Certificates

Ladies and Gentlemen:

1. The undersigned is the ______________________ of _________________ (the “Transferee”), a [corporation duly organized] and existing under the laws of __________, on behalf of which s/he makes this affidavit.

2. The Transferee either (x) is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (y) if a Certificate, other than the Class Y Certificate, has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2002-41, is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (z) in the case of a Certificate, other than the Class Y Certificate, shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling Agreement, which opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar the Depositor or the Trust.

I-2-1

3. The Transferee hereby acknowledges that under the terms of the Pooling Agreement dated as of January 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and U.S. Bank National Association, as Trustee, no transfer of any ERISA-Restricted Certificate in the form of a Definitive Certificate shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

_________________________________
[Transferee]

By:______________________________
Name:
Title:

I-2-2

EXHIBIT J-1

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[Date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

U.S. Bank National Association
One Federal Street
Boston, MA 02110

Re:	HarborView Mortgage Loan Trust 2006-1
Mortgage Loan Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (f) below), (e) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (f) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling Agreement.

J-1-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Authorized Officer

J-1-2

EXHIBIT J-2

FORM OF RULE 144A INVESTMENT LETTER

[Date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

U.S. Bank National Association
One Federal Street
Boston, MA 02110

Re:	HarborView Mortgage Loan Trust 2006-1
Mortgage Loan Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (d) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

J-2-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Authorized Officer

J-2-2

ANNEX 1 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

ii. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $            1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

(1)
Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

J-2-3

___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

iii. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

J-2-4

v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:
Name:
Title:

Date:

J-2-5

ANNEX 2 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___ The Buyer owned $             in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $         in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

J-2-6

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

J-2-7

EXHIBIT K

FORM OF TRANSFEROR CERTIFICATE

[Date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06380
Attention: Corporate Trust, HarborView Mortgage Loan Trust 2006-1

U.S. Bank National Association
One Federal Street
Boston, MA 02110

Re:	HarborView Mortgage Loan Trust 2006-1 Mortgage Loan
Pass-Through Certificates, Series 2006-1, Class [A-R], [A-R-II]

Ladies and Gentlemen:

In connection with our proposed transfer of an Ownership Interest in the Class [A-R], [A-R-II] Certificate, we hereby certify that (a) we have no knowledge that the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Class [A-R], [A-R-II] Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) we have not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

Very truly yours,

[_____________________]

By: ______________________________

K-1

EXHIBIT L

TRANSFER AFFIDAVIT FOR RESIDUAL CERTIFICATE
PURSUANT TO SECTION 6.02(e)

HARBORVIEW MORTGAGE LOAN TRUST 2006-1
MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2006-1, CLASS [A-R], [A-R-II]

STATE OF	)
	)	ss:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1.
The undersigned is an officer of ______________________, the proposed Transferee of a 100% Ownership Interest in the Class [A-R], [A-R-II] Certificate (the “Certificate”) issued pursuant to the Pooling Agreement, (the “Agreement”) dated as of January 1, 2006, relating to the above-referenced Certificates, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, and U.S. Bank National Association, as Trustee. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.
The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest for its own account and not in a capacity as trustee, nominee or agent for another party.

3.
The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false. The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Certificate to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

4.
The Transferee has been advised of, and understands that a tax may be imposed on a “pass-through entity” holding the Certificate if, at any time during the taxable year of the pass-through entity, a Disqualified Organization is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.
The Transferee has reviewed the provisions of Section 6.02(e) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02(e) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.
The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit K to the Agreement (a “Transferor Certificate”).

7.	The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.	The Transferee’s taxpayer identification number is .

9.
The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of the REMIC provisions and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this      day of                   , 20  .

[NAME OF TRANSFEREE]

By:
Name:
Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named               , known or proved to me to be the same person who executed the foregoing instrument and to be the                      of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this      day of          , 20  .

NOTARY PUBLIC

My Commission expires the day of , 20 .

EXHIBIT M

LIST OF SERVICING AGREEMENTS

1.
Reconstituted Servicing Agreement dated as of January 1, 2006, by and among Greenwich Capital Financial Products, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, as servicer and acknowledged by U.S. Bank National Association, as trustee.

M-1

EXHIBIT N-1

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM RESTRICTED GLOBAL SECURITY
TO REGULATION S GLOBAL SECURITY
(Transfers pursuant to §§ 6.02 (f) (ii)
                       of the Pooling Agreement)

U.S. Bank National Association
One Federal Street
Boston, MA 02110

Re:	HarborView Mortgage Loan Trust 2006-1
Mortgage Loan Pass-Through Certificates, Series 2006-1

Reference is hereby made to the Pooling Agreement dated as of January 1, 2006 (the “Pooling Agreement”) relating to the above referenced certificates, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Pooling Agreement.

This letter relates to U.S. $____________________________ aggregate principal amount of Securities which are held in the form of a Restricted Global Security with the Depository in the name of [name of transferor] ___________________________________ (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Regulation S Global Security.

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling Agreement and the private placement memorandum dated January 25, 2006, relating to the Securities and in accordance with Rule 904 of Regulation S, and that:

a. the offer of the Securities was not made to a person in the United States;

b. at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”); and

N-1-1

e.	the transferee is not a U.S. Person.

You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:
Name:
Title:

Date:                ,

N-1-2

EXHIBIT N-2
FORM OF TRANSFER CERTIFICATE FOR TRANSFER
FROM REGULATION S GLOBAL SECURITY
TO RESTRICTED GLOBAL SECURITY
(Transfers pursuant to §§ 6.02 (f) (iii)
                          of the Pooling Agreement)

U.S. Bank National Association
One Federal Street
Boston, MA 02110

Re:	HarborView Mortgage Loan Trust 2006-1
Mortgage Loan Pass-Through Certificates, Series 2006-1

Reference is hereby made to the Pooling Agreement dated as of January 1, 2006 (the “Pooling Agreement”) relating to the above referenced certificates, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Pooling Agreement.

This letter relates to U.S. $____________________________ aggregate principal amount of Securities which are held in the form of a Regulations S Global Security in the name of [name of transferor] ___________________________________ (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Restricted Global Security.

In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling Agreement and the private placement memorandum dated January 25, 2006, relating to the Securities and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee or any such account is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

[Name of Transferor]

By:
Name:
Title:

Date:        ,

N-2-1

EXHIBIT O

CERTIFICATE INSURANCE POLICY

O-1

EXHIBIT P

FORM OF TRUSTEE CERTIFICATION

Re:	HarborView Mortgage Loan Trust 2006-1,
Mortgage Loan Pass-Through Certificates, Series 2006-1

U.S. Bank National Association (the “Trustee”) hereby certifies to Greenwich Capital Acceptance, Inc. (the “Depositor”), each of its officers, directors, agents and employees, and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act of 1933, as amended, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. The Trustee has reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

2. Based on the Trustee’s knowledge, and assuming the accuracy and completeness of the information supplied to the Trustee by the Servicer, the distribution information in the distribution reports contained in all reports on Form 8-K included in the year covered by the annual report on Form 10-K referred to in clause (1) above, prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3. Based on the Trustee’s knowledge, the distribution information required to be provided by the Trustee under the Pooling Agreement is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling Agreement, dated January 1, 2006 (the “Pooling Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as the seller (the “Seller”) and the Trustee, as trustee.

U.S. Bank National Association,
as Trustee

By:___________________________
[Name]
[Title]
[Date]

P-1

EXHIBIT Q

FORM OF SUBSEQUENT TRANSFER AGREEMENT

THIS SUBSEQUENT TRANSFER AGREEMENT, dated as of [ ], [ ] (this “Subsequent Transfer Agreement”), among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, as seller (the “Seller”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”);

WHEREAS, the parties hereto are also among the parties to the Pooling Agreement, dated as of January 1, 2006, among the Depositor, the Seller and the Trustee (the “Pooling Agreement”), in relation to the HarborView Mortgage Loan Trust 2006-1, Mortgage Loan Pass-Through Certificates, Series 2006-1;

WHEREAS, the Seller desires to sell the Subsequent Mortgage Loans, including the related Mortgages, to the Depositor and the Depositor desires to purchase such Subsequent Mortgage Loans;

WHEREAS, the Depositor desires to convey such Subsequent Mortgage Loans to the Trustee, for the benefit of the Certificateholders, and the Trustee desires to accept such conveyance;

WHEREAS, Sections 2.01(b) of the Pooling Agreement provides for the parties hereto to enter into this Subsequent Transfer Agreement in accordance with the terms and conditions of the Pooling Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged:

1. The parties hereto agree as follows:

(i)	The “Subsequent Transfer Date” and “Subsequent Cut-off Date” with respect to this Subsequent Transfer Agreement shall be [ ], [ ].

(ii)
The “Aggregate Subsequent Purchase Amount” with respect to this Subsequent Transfer Agreement shall be $[ ], provided, however, that such amount shall not exceed the amount on deposit in the Prefunding Account. From the Aggregate Subsequent Purchase Amount, $[ ] shall be used to purchase Subsequent Mortgage Loans for Loan Group 1, $[ ] shall be used to purchase Subsequent Mortgage Loans for Loan Group 2, $[ ] shall be used to purchase Subsequent Mortgage Loans for Loan Group 3 and $[ ] shall be used to purchase Subsequent Mortgage Loans for Loan Group 4.

(iii)
In case any provision of this Subsequent Transfer Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

(iv)
In the event of any conflict between the provisions of this Subsequent Transfer Agreement and the Pooling Agreement, the provisions of the Pooling Agreement shall prevail. Capitalized terms used herein and not otherwise defined have the meanings in the Pooling Agreement.

2. The Seller hereby agrees to the following:

(i)	The Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date satisfy the pool characteristics for the Trust Fund identified in Section 2.01(b) of the Pooling Agreement.

(ii)
The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all right title and interest in the Subsequent Mortgage Loans identified in Schedule A, including all interest and principal due on or with respect to such Subsequent Mortgage Loans after the Subsequent Cut-off Date and all interest and principal payments on such Subsequent Mortgage Loans received prior to the Subsequent Cut-off Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Mortgage Loans prior to the Subsequent Cut-off Date, any insurance policies in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing.

(iii)
The Seller hereby makes the representations and warranties as set forth in Section 2.04 of the Pooling Agreement to the Trustee on behalf of the Certificateholders and the Certificate Insurer as of the Subsequent Transfer Date with respect to the Subsequent Mortgage Loans.

(iv)
The Seller hereby makes the representations and warranties as set forth in Section 2.08 of the Pooling Agreement to the Trustee on behalf of the Certificateholders and the Certificate Insurer as of the Subsequent Transfer Date.

3. The Depositor hereby agrees to the following:

(i)
The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to each Subsequent Mortgage Loan included on the Mortgage Loan Schedule, including the related Cut-Off Date Principal Balance, all interest due thereon after the Subsequent Cut-Off Date, all collections in respect of interest and principal due after the Subsequent Cut-Off Date, any insurance proceeds in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing;

(ii)
The Depositor hereby makes the representations and warranties as set forth in Section 2.06 of the Pooling Agreement to the Trustee on behalf of the Certificateholders and the Certificate Insurer as of the Subsequent Transfer Date.

4.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

5.
The Subsequent Transfer Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties to this Subsequent Transfer Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor

By:
Name:
Title:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Seller

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

EXHIBIT R

FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

To:

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Reference is made to that certain Pooling Agreement, dated as of January 1, 2006 (the “Agreement”), among Greenwich Capital Acceptance, Inc., Greenwich Capital Financial Products, Inc. and U.S. Bank National Association, as Trustee, relating to the issuance of the HarborView Mortgage Loan Trust 2006-1 Mortgage Loan Pass-Through Certificates, Series 2006-1. This certification is delivered pursuant to Section 8.01(b) of the Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

_________________________, the undersigned, a duly authorized _______________ of the [[Trustee]], does hereby certify that the assessment of compliance to be delivered by the [[Trustee]] shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” as identified by a mark in the column titled “Applicable Servicing Criteria.”

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[Signature Page Follows]

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor

By:
Name:
Title:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Seller

By:
Name:
Title:

EXHIBIT S

TRANSACTION PARTIES

Sponsor and Seller: Greenwich Capital Financial Products, Inc.

Depositor: Greenwich Capital Acceptance, Inc.

Trustee: U.S. Bank National Association

Servicer(s): Countrywide Home Loans Servicing LP

Originator(s): Countrywide Home Loans, Inc.

Custodian(s): The Bank of New York

Certificate Insurer: Financial Security Assurance Inc.

S-1

SCHEDULE I
MORTGAGE LOAN SCHEDULE

[To be retained in a Separate Closing Binder entitled “HarborView 2006-1 Mortgage Loan Schedule” at the Washington DC Offices of McKee Nelson LLP]

SCHEDULE II

[Reserved]

SCHEDULE III

YIELD MAINTENANCE PAYMENTS

[Reserved]